UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Alexandria Real Estate Equities, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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ALEXANDRIA REAL ESTATE EQUITIES, INC.

ALEXANDRIA®
Building the Future of Life-Changing Innovation™

NOTICE OF 2021 ANNUAL MEETING OF THE STOCKHOLDERS AND PROXY STATEMENT

INSIDE:
Building Diversity Across the REIT Industry PAGE 13
REIT Executives Talk Tech PAGE 24
Taking Stock of ESG PAGE 30
reit
REAL ESTATE INVESTMENT TODAY
JANUARY/FEBRUARY 2021
CONTINUUM OF CARE
Alexandria Real Estate Equities, Inc. brings a new model of opioid addiction treatment to the hardest hit city in the country.
Nareit
Real estate working for you

ALEXANDRIA®
Building the Future of Life-Changing Innovation™

OUR MISSION

OUR DNA

Each and every member of the Alexandria family is united in our efforts to fulfill our mission. We **ARE**...

Passionate
A deep-rooted passion for what we do

Pioneering
A pioneering spirit to continually innovate

Disciplined
A disciplined approach that delivers financial consistency and stability

THAT'S WHAT'S IN
OUR DNA®

SPOTLIGHT ON ONEFIFTEEN

OVERCOMING the Opioid Epidemic

Alexandria Has Pioneered a Groundbreaking, Data-Driven Recovery Ecosystem to Revolutionize the Way Addiction Is Treated

reit
CONTINUUM OF CARE
Alexandria Real Estate Equities, Inc. brings a new model of opioid addiction treatment to the country's hardest hit city.
Continuum of Care

ON THE COVER

"Continuum of Care: Alexandria Real Estate Equities, Inc. brings a new model of opioid addiction treatment to the country's hardest hit city," was featured as the cover story in the January/February 2021 issue of *REIT Magazine*.

2021 Proxy Statement	i

April 16, 2021

Dear Stockholder:

You are cordially invited to attend the 2021 Annual Meeting of Stockholders of Alexandria Real Estate Equities, Inc., a Maryland corporation (the “Company”), to be held on Tuesday, May 18, 2021, at 26 North Euclid Avenue, Pasadena, CA 91101, at 11:00 a.m. Pacific Time (the “2021 Annual Meeting”).

At the 2021 Annual Meeting, you will be asked to elect seven directors; vote upon, on a non-binding, advisory basis, the compensation of the Company’s named executive officers; and vote upon the ratification of the appointment by the Audit Committee of the Board of Directors of the Company (the “Board of Directors”) of Ernst & Young LLP as our independent registered public accountants for our fiscal year ending December 31, 2021. The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement (the “Proxy Statement”) describe these matters. We urge you to read this information carefully.

Your Board of Directors unanimously believes that the election of its nominees as directors; approval, on a non-binding, advisory basis, of the compensation of the Company’s named executive officers; and ratification of the appointment of our independent registered public accountants are in the best interests of the Company and, accordingly, recommends a vote FOR the election of all the nominees as directors; FOR the approval, on a non-binding, advisory basis, of the compensation of the Company’s named executive officers; and FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accountants.

In addition to the formal business to be transacted at the meeting, management will report on the progress of our business and respond to comments and questions of general interest to stockholders. You will find a summary of some of the key performance indicators and more detailed information in the Proxy Statement.

We sincerely hope that you will be able to attend and participate in the meeting. Whether or not you plan to attend the meeting, it is important that your shares be represented and voted. You may authorize a proxy to vote your shares by completing the accompanying proxy card or voting instruction form or by giving your proxy authorization via telephone or the Internet in accordance with the instructions on the accompanying proxy card or voting instruction form.

BY COMPLETING AND RETURNING THE ACCOMPANYING PROXY CARD OR VOTING INSTRUCTION FORM OR BY AUTHORIZING A PROXY VIA TELEPHONE OR THE INTERNET, YOU AUTHORIZE THE PROXY HOLDERS TO REPRESENT YOU AND VOTE YOUR SHARES ACCORDING TO YOUR INSTRUCTIONS. SUBMITTING YOUR PROXY NOW WILL NOT PREVENT YOU FROM VOTING IN PERSON AT THE 2021 ANNUAL MEETING, BUT WILL ENSURE THAT YOUR VOTE IS COUNTED IF YOUR PLANS CHANGE AND YOU ARE UNABLE TO ATTEND.

Sincerely,

Joel S. Marcus
Executive Chairman and Founder

2021 Proxy Statement	ii

Total Stockholder Return(1) Alexandria’s IPO to December 31, 2020(2) 1,955%	Total Stockholder Return(1) Five Years Ended December 31, 2020

128.0%
103.0%
86.4%
13.3%
9.2%
(4.3)%
SNL US REIT Office Index
FTSE Nareit Equity Office Index
Proxy Peers
Russell 2000 Index
S&P 500 Index
Alexandria

Funds From Operations Per Share(3)	Net Asset Value Per Share(4)	Common Stock Dividends Per Share

$2.61
$2.88
$3.05
$3.23
$3.45
$3.73
$4.00
$4.24
62% Growth
2013
2014
2015
2016
2017
2018
2019
2020

(1)	Assumes reinvestment of dividends.
(2)
Total stockholder return from Alexandria Real Estate Equities, Inc.’s initial public offering, or IPO, priced on May 27, 1997, to December 31, 2020. Source: Bloomberg and S&P Global Market Intelligence.

(3)
Represents funds from operations per share – diluted, as adjusted. For information on the Company’s funds from operations, including definitions and a reconciliation from the most directly comparable GAAP measure, see “Non-GAAP Measures and Definitions” under Item 7 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

(4)	Based on average net asset value estimates at the end of each year provided by Bank of America Merrill Lynch, Citigroup Global Markets Inc., Evercore ISI, Green Street, and J.P. Morgan Securities LLC.

2021 Proxy Statement	iii

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS OF ALEXANDRIA REAL ESTATE EQUITIES, INC.

Date and Time:	Tuesday, May 18, 2021, at 11:00 a.m. Pacific Time

Place:	26 North Euclid Avenue, Pasadena, CA 91101

Items of Business:
1.To consider and vote upon the election of seven directors from the following seven nominees to serve until the next annual meeting of stockholders of Alexandria Real Estate Equities, Inc., a Maryland corporation (the “Company”), and until their successors are duly elected and qualify: Joel S. Marcus, Steven R. Hash, Ambassador James P. Cain, Maria C. Freire, Ph.D., Jennifer Friel Goldstein, Richard H. Klein, and Michael A. Woronoff.

2.To consider and vote upon, on a non-binding, advisory basis, a resolution to approve the compensation of the Company’s named executive officers, as described in the Proxy Statement for the 2021 Annual Meeting of Stockholders of the Company (the “2021 Annual Meeting”).

3.To consider and vote upon the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2021.

4.To transact such other business as may properly come before the 2021 Annual Meeting or any postponement or adjournment thereof.

Record Date:
The Board of Directors of the Company (the ‘‘Board of Directors’’) has set the close of business on March 31, 2021, as the record date for the determination of stockholders entitled to notice of and to vote at the 2021 Annual Meeting and any postponement or adjournment thereof.

Important Notice Regarding COVID-19:
Due to the potential impact of the coronavirus (COVID-19) pandemic on the ability to hold in-person meetings, we are planning for the possibility that the 2021 Annual Meeting may be held solely by means of remote communication. If we take this step, we will announce the decision to do so in advance, and details on how to participate will be set forth in a subsequent announcement by the Company and available at https:/investor.are.com/financial-information.

By Order of the Board of Directors

Jackie B. Clem General Counsel and Secretary
Pasadena, California
April 16, 2021

2021 Proxy Statement	iv

2021 Proxy Statement	v

TABLE OF CONTENTS (continued)

2021 Proxy Statement	vi

DNA
invitrogen
KIMTECH
INTEGRA
bluebirdbio
RAM-500025
37.0
Isotemp

188 East Blaine Street, Lake Union, Seattle

2021 Proxy Statement	vii

ALEXANDRIA REAL ESTATE EQUITIES, INC. 26 North Euclid Avenue Pasadena, California 91101
PROXY STATEMENT for ANNUAL MEETING OF STOCKHOLDERS to be held on
Tuesday, May 18, 2021

GENERAL INFORMATION

This Proxy Statement is provided to our stockholders to solicit proxies, on the form of Proxy enclosed, for exercise at the 2021 Annual Meeting of Stockholders of Alexandria Real Estate Equities, Inc., a Maryland corporation (the “Company”), to be held on Tuesday, May 18, 2021, at 26 North Euclid Avenue, Pasadena, CA 91101, at 11:00 a.m. Pacific Time, and at any postponement or adjournment thereof (the “2021 Annual Meeting”). The Board of Directors of the Company (the “Board of Directors”) knows of no matters to come before the annual meeting other than those described in this Proxy Statement. This Proxy Statement and the enclosed proxy are first being mailed to stockholders on or about April 16, 2021.

At the 2021 Annual Meeting, stockholders will be asked:
1.To consider and vote upon the election of seven directors from the following seven nominees to serve until the Company’s next annual meeting of stockholders and until their successors are duly elected and qualify: Joel S. Marcus, Steven R. Hash, Ambassador James P. Cain, Maria C. Freire, Ph.D., Jennifer Friel Goldstein, Richard H. Klein, and Michael A. Woronoff.
2.To consider and vote upon, on a non-binding, advisory basis, a resolution to approve the compensation of the Company’s named executive officers (our “NEOs”), as described in this Proxy Statement.
3.To consider and vote upon the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2021.
4.To transact such other business as may properly come before the 2021 Annual Meeting, or any postponement or adjournment thereof.

Solicitation

This solicitation is made by mail by the Board of Directors. The Company will pay for the costs of the solicitation. Further solicitation of proxies may be made, including by mail, by telephone, by fax, in person, or by other means, by the directors, officers, or employees of the Company or its affiliates, none of whom will receive additional compensation for such solicitation. In addition, the Company has engaged Alliance Advisors, LLC, a firm specializing in proxy solicitation, to solicit proxies, and to assist in the distribution and collection of proxy materials, for an estimated fee of approximately $37,500. The Company will reimburse banks, brokerage firms, and other custodians, nominees, and fiduciaries for reasonable expenses incurred by them in sending proxy materials to their customers or principals that are beneficial owners of shares of the Company’s common stock, $0.01 par value per share (“Common Stock”).

Voting Procedures

Only holders of record of Common Stock as of the close of business on March 31, 2021, the record date, will be entitled to notice of and to vote at the 2021 Annual Meeting. A total of 147,503,608 shares of Common Stock were outstanding as of the record date. Each share of Common Stock entitles its holder to one vote. Cumulative voting of shares of Common Stock is not permitted.

The presence, in person or by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast at the 2021 Annual Meeting will be necessary to constitute a quorum to transact business at the meeting. Stockholders that instruct their proxy to “abstain” on a matter will be treated as present for purposes of determining the existence of a quorum. At the 2021 Annual Meeting, a nominee will be elected as a director only if such nominee receives the affirmative vote of a majority of the total votes with respect to his or her election (that is, the number of votes cast “for” the nominee must exceed the number of votes cast “against,” or withheld as to, the nominee). The affirmative vote of a majority of the votes cast will be required to (i) adopt, on a non-binding, advisory basis, a resolution to approve the compensation of our NEOs and (ii) ratify the

2021 Proxy Statement	1

GENERAL INFORMATION (continued)
appointment of Ernst & Young LLP as the Company’s independent registered public accountants. Abstentions do not count as votes cast on the election of directors, the adoption of the non-binding, advisory stockholder vote on the compensation of our NEOs, or the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accountants, and will have no effect on the outcome of those proposals. Broker non-votes (proxies that are uninstructed on one or more proposals and are submitted by banks, brokers, or other nominees that lack discretionary authority to vote on a proposal, under applicable securities exchange rules, absent instructions from the beneficial owner of the shares of stock) will have no effect on the election of directors, the adoption of the non-binding, advisory stockholder vote on the compensation of our NEOs, or the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accountants.

If you hold your shares of Common Stock of record in your own name as registered on our stock transfer books, shares of Common Stock represented by a properly executed proxy on the form enclosed, or authorized via telephone or the Internet in accordance with instructions on such form, that are timely received by the Secretary of the Company and not revoked will be voted as instructed on the proxy. If no instruction is made on a properly authorized and returned proxy, the shares represented thereby will be voted FOR the election of each of the seven nominees for director named in this Proxy Statement; FOR the approval, on a non-binding, advisory basis, of the compensation of the Company’s NEOs; and FOR the ratification of the appointment of Ernst & Young LLP as the independent registered public accountants of the Company. If any other matters properly come before the 2021 Annual Meeting, the enclosed proxy confers discretionary authority on the persons named as proxies to vote the shares represented by the proxy in their discretion.

If you hold your shares of Common Stock in “street name” (that is, through a broker or other nominee), your broker or nominee will not vote your share unless you provide instructions to your broker or nominee on how to vote your shares. You should instruct your broker or nominee how to vote your shares by following the directions provided by your broker or nominee on its voting instruction form that you should have received with these materials.

Revocability of Proxies

Stockholders may revoke a proxy at any time before the proxy is exercised. Stockholders of record may revoke a proxy by filing a notice of revocation of the proxy with the Secretary of the Company, by filing a later-dated proxy with the Secretary of the Company, by authorizing a later proxy via telephone or the Internet in accordance with the instructions on the enclosed form, or by voting in person at the 2021 Annual Meeting. Stockholders that own shares of Common Stock beneficially (in street name) through a bank, broker, or other nominee should follow the voting instruction form provided by their bank, broker, or other nominee to change their voting instructions.

Forward-Looking Statements

Certain information and statements included in this Proxy Statement, including, without limitation, statements containing the words “forecast,” “guidance,” “goals,” “projects,” “estimates,” “anticipates,” “believes,” “expects,” “intends,” “may,” “plans,” “seeks,” “should,” “potential,” or “will,” or the negative of these words or similar words, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements in this Proxy Statement include, without limitation, statements regarding our five-year strategic growth framework; our future growth and capital plans; our environmental, social, and governance initiatives, policies, practices, and performance; our sustainability goals; and performance goals of our NEOs to the extent such goals are premised on future performance or events. Forward-looking statements involve inherent risks and uncertainties regarding events, conditions, and financial trends that may affect our future plans of operations, business strategy, sustainability goals, results of operations, and financial position. A number of important factors could cause actual results to differ materially from those included within or contemplated by the forward-looking statements herein, including, without limitation, the risks and uncertainties described under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020. For additional discussion of the risks and other potential impacts posed by the outbreak of the COVID-19 pandemic and uncertainties we, our tenants, and the global and national economies face as a result, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020. We do not undertake any responsibility to update any of these factors or to announce publicly any revisions to forward-looking statements, whether as a result of new information, future events, or otherwise.

2021 Proxy Statement	2

ALEXANDRIA REAL ESTATE EQUITIES, INC.
26 North Euclid Avenue
Pasadena, California 91101

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. As this is only a summary, please read the entire Proxy Statement carefully before voting or authorizing your proxy to vote for you. This Proxy Statement and the enclosed form of proxy are first being mailed to stockholders of Alexandria Real Estate Equities, Inc., a Maryland corporation (the “Company,” “we,” “our,” “us,” or “Alexandria”), on or about April 16, 2021.

2021 Annual Meeting of Stockholders

Date and Time:    Tuesday, May 18, 2021, at 11:00 a.m. Pacific Time

Place:    26 North Euclid Avenue, Pasadena, CA 91101

Voting:    Only holders of record of the Company’s common stock, $0.01 par value per share (“Common Stock”), as of the close of business on March 31, 2021, the record date, are entitled to notice of and to vote at the 2021 Annual Meeting of Stockholders (the “2021 Annual Meeting”). Each share of Common Stock entitles its holder to one vote.

Proposals and Board Recommendations

Proposal	Board Recommendation	For More Information
1.Election of directors	“FOR” all nominees	Page 34
2.Approval, on a non-binding, advisory basis, of the compensation of the Company’s named executive officers	“FOR”	Page 48
3.Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2021	“FOR”	Page 111

How to Cast Your Vote

You may vote by any of the following methods:

Internet	Mail
until 11:59 p.m. Eastern Time on May 17, 2021	Sign, date, and mail your proxy card or voting instruction form in the envelope provided as soon as possible.
Beneficial Owners www.proxyvote.com
Registered Stockholders www.voteproxy.com

Phone	In Person
until 11:59 p.m. Eastern Time on May 17, 2021
Beneficial Owners
Admission is based on proof of ownership, such as a recent brokerage statement; voting in person requires a valid “legal proxy” signed by the holder of record.

Registered Stockholders
Attend and vote your shares in person.

Beneficial Owners 800-454-8683
Registered Stockholders 800-776-9437

2021 Proxy Statement	3

PROXY STATEMENT SUMMARY (continued)
Business Overview

Over 27 years ago, Alexandria’s Executive Chairman and Founder, Joel S. Marcus, led the formation, financing, development, personnel recruitment, and operations of this highly sophisticated, mission-driven real estate company. Alexandria, an urban office real estate investment trust (“REIT”), invented and pioneered the life science real estate niche and today is the premier and longest-tenured owner, operator, and developer uniquely focused on collaborative life science, agricultural technology (“agtech”), and technology campuses in AAA innovation cluster locations. As of December 31, 2020, Alexandria had an asset base in North America of 49.7 million square feet (“SF”), which includes 31.9 million rentable square feet (“RSF”) of operating properties and 3.3 million RSF of Class A properties undergoing construction, 7.1 million RSF of near-term and intermediate-term development and redevelopment projects, and 7.4 million SF of future development projects. Since the Company’s inception, Alexandria’s strategy has focused on developing and implementing our unique and successful business model and has generated long-term value and growth in net asset value, as well as strong long-term results, while also making a positive impact on society. Founded in 1994 as a garage startup with a business plan and $19 million in Series A capital, Alexandria has since grown into an S&P 500® company with a corporate credit rating of Baa1/Stable by Moody’s Investors Service and BBB+/Stable by S&P Global Ratings, ranking in the top 10% among all publicly traded REITs. Alexandria is also in the top 10 among all equity REITs by total enterprise value and has a total market capitalization of approximately $31.9 billion as of December 31, 2020.

Alexandria’s extraordinary growth was accelerated through the tremendous execution of our visionary cluster campus strategy as informed by Harvard Business Professor Michael Porter’s cluster theory. Utilizing this theory as the basis for our proven cluster model for which we identified and brought together four critical components necessary for life science companies to thrive — location, innovation, talent, and capital — Alexandria successfully shifted from our original single assets to amenitized cluster campuses, which have grown into today’s mega campuses, each consisting of more than 1 million RSF in urban and suburban locations.

Our strategy for producing long-term, sustainable stockholder value has been developed over the years by management in collaboration with our Board of Directors. Management and our Board of Directors work together to develop, implement, monitor, and, as necessary, adjust our strategy and measure our progress in executing and achieving it.

Fully Integrated Team Driving Value Through Our Differentiated and Mission-Driven Business Model

Our people are Alexandria’s most important asset, and we are deeply thankful for their passion, dedication, and exceptional operational excellence, which have contributed directly to Alexandria’s strong and sustained performance. Alexandria’s highly experienced and fully integrated team has expertise in real estate, leasing and asset management, construction and development, design, laboratory operations, accounting and finance, venture investing, strategic programming, sustainability, and philanthropy.

As a mission-driven company at the vanguard and heart of the life science, agtech, and technology ecosystems, we are deeply committed to building the future of life-changing innovation and leading the way for positive change to benefit human health, our local communities, and our society. We differentiate ourselves with a deep-rooted passion for all that we do, a pioneering spirit to innovate continually, and a high degree of discipline that provides us with financial consistency and stability and enables us to adapt to market conditions. We believe that accomplishing meaningful endeavors drives extraordinary growth, and we remain highly focused on fulfilling our important mission and executing our multifaceted business model, both of which continue to set us apart from other REITs and give us confidence for the future.

Alexandria’s business has long been about more than real estate. Our mission — to create and grow clusters that ignite and accelerate the world’s leading innovators in their noble pursuit to advance human health by curing disease and improving nutrition — motivates us each and every day. It has shaped our differentiated business model, and it is the unifying basis on which we have built our four strategic verticals: real estate, corporate responsibility, thought leadership, and venture investments. Bringing together our pioneering and integrated vertical platforms, Alexandria catalyzes the vibrant life science, agtech, and technology ecosystems we have created and cultivated in key locations to accelerate the translation of scientific discoveries into new treatments and cures that will improve and save people’s lives.

2021 Proxy Statement	4

PROXY STATEMENT SUMMARY (continued)

OUR VERTICALS

ALEXANDRIA SUMMIT

ESSENTIAL LABSPACE® REAL ESTATE

With our core focus on real estate, we have a proven track record of owning, operating, and developing collaborative life science, technology, and agtech campuses in AAA innovation cluster locations, including Greater Boston, San Francisco, New York City, San Diego, Seattle, Maryland, and Research Triangle. By maintaining continuous operations across our campuses and facilities since the start of the COVID-19 pandemic, Alexandria has enabled our tenants to continue to pursue their essential, mission-critical research, development, manufacturing, and commercialization efforts to solve the most pressing current and future healthcare challenges. Our creation of these vibrant campuses, which we locate in the top innovation clusters in the country, provide our innovative tenants with highly dynamic and vibrant environments that enhance their ability to successfully recruit and retain world-class talent and that inspire productivity, efficiency, creativity, and success. We believe these advantages result in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value.

PURPOSEFUL CORPORATE RESPONSIBILITY

As a mission-driven company dedicated to making a positive and lasting impact on the world, our corporate responsibility vertical reinforces our longstanding environmental, social, and governance ("ESG"). Our ESG efforts are centered around developing and operating efficient and healthy buildings, reducing carbon emissions, and managing climate risk; advancing human health and well-being; driving highly impactful solutions to society's most pressing challenges, including the COVID-19 pandemic, opioid epidemic, homelessness crisis, educational disparities, hunger and food insecurity, military health and welfare, and climate change; and abiding by sound corporate governance principles. For more information, refer to the next section in this Proxy statement.

IMPACTFUL THOUGHT LEADERSHIP

Alexandria coalesces our world-class global life science and healthcare network for unique programming that will shape the future of human health. The Alexandria Summit®, founded in 2011 as a highly collaborative, neutral platform to convene a diverse group of visionary stakeholders around the most important topics in healthcare, has catalyzed transformative discussions and collaborations that help drive the discovery and development of novel, cost-effective therapies; impact policy to advance innovation that saves lives and manages and cures disease; and address the urgent need to transform our healthcare system.

STRATEGIC VENTURE INVESTMENTS

Established in 1996, Alexandria Venture Investments, our strategic venture capital platform, invests in many of the most transformative seed-, early-, and growth-stage companies advancing innovative platforms to improve human health. Our venture activity provides mission-critical data and knowledge on innovations and trends, strengthens our relationships across the life science industry, and enables us to recruit and retain the highest-quality tenant base. As a testament to the significant role we play in the life science ecosystem, Alexandria Venture Investments has been recognized by Silicon Valley Bank as the most active corporate biopharma investor by new deal volume since 2017.

2021 Proxy Statement	5

PROXY STATEMENT SUMMARY (continued)

onefifteen

Overcoming the Opioid Epidemic & Revolutionizing Addiction Treatment

Empowering Low-Income Students to Achieve Long-Term Success

Accelerating Groundbreaking Medical Research to Advance Lifesaving Treatments & Cures

Combating Hunger & Food Insecurity

THE HONOR FOUNDATION

Supporting the Resilience of Our Military, Our Veterans & Their Families

Building a Comprehensive, Sustainable Solution to Homelessness

2021 Proxy Statement	6

PROXY STATEMENT SUMMARY (continued)
Overview of Environmental, Social, and Governance Leadership
As a mission-driven company dedicated to making a positive and lasting impact on the world, our environmental, social, and governance (“ESG”) efforts are at the core of what we do. For us, ESG is about much more than meeting target metrics — it is critical to fulfilling our mission to advance human health. It remains our goal to develop and implement impactful solutions to society’s most pressing challenges; improve the health and vitality of the communities where we live and work; and contribute to a healthier, more sustainable, and more productive society. Our longstanding efforts have benefited our tenants, employees, and communities, as well as preserved and enhanced value for our stockholders over the long term.

Our deep commitment to corporate responsibility continues to earn us broad external recognition. See page 10 for a selection of the awards and recognition Alexandria has received over the past year. Among our ESG highlights, we are particularly proud of our leadership in pioneering OneFifteen, a novel data-driven comprehensive model providing a full continuum of care to help overcome the opioid epidemic; our progress toward achieving Zero Energy Certification at a cutting-edge, high-performance amenities building in our South San Francisco submarket of the San Francisco Bay Area; and our immediate and comprehensive efforts to support communities affected by the COVID-19 pandemic.

During 2020, we were recognized as the #1 real estate company in the world in the Global Real Estate Sustainability Benchmark (“GRESB”) Science & Technology sector for our leadership in championing sustainability initiatives that promote the health and well-being of our tenants and employees and enhance local communities. We also earned the #1 global ranking and a 5 Star Rating — the highest rating within the benchmark — in the Diversified Listed Peer Group for our highly sustainable development work and green building initiatives, as well as maintained our “A” disclosure score for the third consecutive year. GRESB, one of the leading global ESG benchmarks for real estate and infrastructure investments across the globe, has recognized the Company’s strong ESG policies, practices, and performance. In addition, Alexandria was ranked #3 in Barron’s publication of the “Top 10 Most Sustainable REITs, According to Calvert" on February 19, 2021.

As a testament to our robust and industry-leading COVID-19 prevention guidelines and practices, Alexandria became the first-ever company to achieve a Fitwel Viral Response Certification with Distinction, the highest designation within the new Viral Response Module developed by Fitwel, the world’s leading certification system committed to healthier buildings and workplace environments. Alexandria continues to pursue Fitwel and WELL healthy building certifications, which recognize industry-leading approaches to the health, wellness, and productivity of the Company’s employees and tenants in the workplace. Alexandria has also strategically partnered with Fitwel to create a unique certification for Alexandria laboratory buildings and spaces. The tailored Fitwel laboratory certification will leverage Alexandria’s unsurpassed expertise in laboratory space and Fitwel’s research-based certification frameworks to keep our sophisticated laboratory infrastructure at the leading edge of healthy building strategies.

Additionally, in 2020, we achieved the world’s first WELL Health-Safety Rating for Laboratory Space at Alexandria LaunchLabs® – New York City, which previously had been recognized as the world’s first laboratory space to receive a WELL Certification for excellence in improving human health and well-being through building design. This latest evidence-based third-party-verified rating for the flagship location of Alexandria LaunchLabs further affirms our longstanding initiatives to help ensure the health and safety of our tenants, employees, visitors, service providers, and key industry stakeholders.

2021 Proxy Statement	7

PROXY STATEMENT SUMMARY (continued)
In the following sections, we provide some additional background on our ESG efforts. For more information, please see our annual Corporate Responsibility Report, which is available at www.are.com/corporate-responsibility.html and is prepared in accordance with the Core option of the Global Reporting Initiative (GRI) standards. We continue to evaluate the use of the standards developed by the Sustainability Accounting Standards Board (SASB) as a non-financial reporting framework to supplement or complement our current reporting.

While we are proud of our achievements and actions to date, we aim to continue raising the bar, particularly in the areas of climate change and diversity and inclusion. We recognize that the private sector can play a key role in leading and convening stakeholders toward positive economic, environmental, and social outcomes, and we expect to continue to engage our tenants, stockholders, employees, and communities to create shared successes that benefit society and the world at large. Guided by our culture of idea meritocracy, mutual respect, diversity, humility, transparency, and teamwork, we take great pride in the fact that the mission-critical work of our team and the industries we serve are part of the solution to the world’s major healthcare challenges. We will continue to strive to create sustainable, collaborative life science, agtech, and technology campuses that enable the translation of scientific discoveries into new treatments and cures for patients; invest in promising companies that are pursuing the development of novel therapies and technologies that will meaningfully improve human health; and support and revitalize the communities in which we build and operate. In so doing, we believe we can enable life-changing innovation.

Environmental Sustainability

We are committed to high and improving levels of sustainability. We put this commitment into action by creating environmentally responsible, highly dynamic, and collaborative urban campuses for our innovative life science, agtech, and technology tenants. We minimize our environmental impact by targeting LEED® Gold or Platinum certification for our new developments and by working to reduce energy consumption, carbon emissions, waste, and potable water consumption from our buildings in operation.

A Leader in Green Development

We continue to deepen our commitment to building sustainable environments. Since delivering one of the world’s first office/laboratory projects to be certified in the U.S. Green Building Council’s (USGBC) LEED pilot program for Core & Shell in 2007, Alexandria has pursued and promoted green building practices and has targeted high levels of green building certification, including in the following ways (as of December 31, 2020):
•Aggregate $1.0 billion in green bonds outstanding with funds allocated to projects that have achieved or are targeting LEED Gold or Platinum certification
•New ground-up development projects that target LEED Gold or Platinum certification
•Approximately 48% of total annual rental revenue generated from 78 LEED projects (upon completion of 23 projects with 3.5 million RSF in process targeting LEED certification)
•Design, construction, and operation of a cutting-edge, high-performance amenities building at 685 Gateway Boulevard in our South San Francisco submarket of the San Francisco Bay Area on pace to achieve Zero Energy Certification from the International Living Future Institute and that, upon certification, will be one of approximately 70 Zero Energy certified projects in the world
•First REIT to use the Carbon Leadership Forum’s Embodied Carbon in Construction Calculator (EC3) tool to measure and reduce embodied carbon emissions in development and redevelopment projects
•Pioneering the future of building technologies through dynamic-glass installations, on- and off-site solar energy, battery storage, and construction with low-carbon materials such as cross-laminated timber

685 Gateway Boulevard, South San Francisco, San Francisco Bay Area

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PROXY STATEMENT SUMMARY (continued)
Proactively Managing and Mitigating Climate Risk Using Industry-Leading Guidelines

Alexandria aligns our climate change management efforts with the guidelines issued by the Task Force on Climate-related Financial Disclosures (“TCFD”). The goal of our proactive approach is to identify and manage evolving physical conditions and transition issues. Alexandria began disclosing elements of our approach to TCFD in our 2019 Corporate Responsibility Report. Disclosure in this area will evolve over time as we continue to address multiple facets of TCFD.

To ascertain transitional risks, we monitor state and local government carbon reduction mandates and market conditions. When it comes to physical risks, we consider climate change and extreme weather conditions in the acquisition, design, development, and operation of our buildings and campuses. With guidance from members of our executive team, we continue to evaluate our U.S. real estate portfolio for potential exposure to the following weather-related perils: sea level rise, increases in heavy rain, drought, extreme heat, and wildfire. We also continue to evaluate our U.S. portfolio for potential risks based on an assessment of present climate data, past weather damages, and updated flood maps, as well as multiple scenarios for 2030 and 2050 as determined by widely accepted scientific analysis. Two greenhouse gas (“GHG”) scenarios were considered for this analysis: a Business-as-Usual scenario in which GHG emissions continue to increase with time, and a Mitigation scenario in which GHG emissions level off by mid-century and decline thereafter. These evaluations will enable us to consider the potential impacts of climate change in design decisions, construction projects, and building operations in order to enhance how we manage and reduce potential climate-related impacts on our business and tenants.

Commitment to Reducing Our Environmental Impact

We continue to commit to improving our best-in-class operational efficiency, reducing carbon emissions, energy and water use, and waste; implementing safe and healthy recycling practices; providing transportation options to reduce traffic; and obtaining green building certifications. In partnership with the communities where Alexandria owns, operates, and develops properties, these programs help us drive the long-term success of our business. We continue to evaluate our role in the zero-carbon transition by considering setting science-based emissions reduction targets.

(1)Relative to a 2015 baseline for buildings in operation that Alexandria directly manages.
(2)Relative to a 2015 baseline for buildings in operation that Alexandria directly and indirectly manages.
(3)Reflects sum of annual like-for-like progress from 2015 through 2020.
(4)Reflects progress for all buildings in operation during 2020 that Alexandria indirectly and directly manages.

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PROXY STATEMENT SUMMARY (continued)

ALEXANDRIA'S CORPORATE RESPONSIBILITY LEADERSHIP AWARDS AND RECOGNITION

BARRON'S

#3

MOST SUSTAINABLE REIT
ACCORDING TO CALVERT

GRESB®
REAL ESTATE
Sector Leader 2020

#1 **IN OUR PEER GROUPS**
BUILDINGS IN OPERATION AND DEVELOPMENT

A **GRESB DISCLOSURE SCORE**
2020 | 2019 | 2018

INTERNATIONAL WELL BUILDING INSTITUTE
WELL HEALTH-SAFETY RATED 2020

fitwel Viral Response 2020

fitwel®

BACK-TO-BACK FITWEL IMPACT AWARDS
Highest-Scoring Project of All Time

2015 | 2016 | 2020 | 2018 | 2019
Nareit GOLD AWARD
LARGE CAP EQUITY REIT

THIRD-CONSECUTIVE AND FIFTH OVERALL GOLD AWARD

COMMUNICATIONS AND REPORTING EXCELLENCE
Best-in-Class Transparency, Quality, and Efficiency of Disclosures and Reporting

LEADERSHIP IN ENERGY & ENVIRONMENTAL DESIGN
LEED® PLATINUM
2020

NAVY SEAL FOUNDATION 2020 PATRIOT AWARD

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PROXY STATEMENT SUMMARY (continued)
Social Responsibility

In 2020, a year like no other in modern history, Alexandria remained deeply rooted in our mission and to the critical role we play in the communities in which we work and live. The COVID-19 pandemic has cost hundreds of thousands of American lives, devastated our economy, and rapidly plunged us into a deep recession, and upended every aspect of our daily lives. Against this uncertain and tumultuous backdrop, the significance of Alexandria’s mission to advance human health and well-being has never been greater and our profound commitment to developing and implementing disruptive solutions to society’s most urgent challenges has never been stronger.

We are proud to be widely recognized for our industry leadership and longstanding focus on innovative approaches to developing sustainable and collaborative campus environments and healthy workplaces that enhance the ability of our tenants to recruit and retain world-class talent; promote health and well-being; and inspire productivity, efficiency, creativity, and success. In 2020, these efforts included adapting our campus environments to advance solutions for public health in light of COVID-19, as highlighted below in the discussion of our ARESAFETM strategic initiative.

Our commitment to the success and growth of our tenants is well established in the life science and agtech industries, as well as in the real estate industry. Our focus in owning, operating, and developing vibrant urban campuses catalyze high-quality job creation, economic activity, and sustainable urban infill development in the innovative and dynamic cities and states in which we operate. Furthermore, our role at the vanguard and heart of the life science and agtech ecosystems has a distinctive and lasting impact on the growth, stability, and diversity of the life science and agtech industries and on the economies and communities of the regions in which we operate. We also regularly convene, participate in, and provide resources to groups that help to catalyze and grow the life science, agtech, and technology industries. We carry out this important aspect of our Company’s mission through our pioneering social responsibility initiatives, philanthropy, volunteerism, and thought leadership programming and by partnering with regional and national non-profits, life science and agtech companies and industry groups, local community planning and real estate groups, and organizations that help to advance sustainable building and investment.

Additionally, our commitment to our people has always been our primary focus, and we continue to devote extraordinary efforts to hire, develop, and retain a diverse workforce. We also strive to provide an environment for our workforce that will positively impact their overall health and well-being. At the onset of the COVID-19 pandemic, we moved swiftly to support our employees’ medical, mental, emotional, physical, and financial health, as described in more detail below.

Answering an Urgent Call to Action: Our Immediate and Multifaceted Response to the Devastating Impact of the COVID-19 Pandemic

When COVID-19 began its assault on the United States in early March 2020, the Alexandria team mounted an urgent, multifaceted response to the COVID-19 pandemic by maintaining 24/7 essential Labspace® operations across our mission-critical real estate portfolio to enable the lifesaving work of our tenants, whose industry promised the singular solution the pandemic; sourcing and donating over 54,000 pieces of vital personal protective equipment to healthcare workers on the front lines in cities hardest hit by the initial wave of the pandemic; leveraging our thought leadership platform to convene key stakeholders around critical issues and challenges faced during the pandemic to explore urgent solutions and form impactful collaborations in the fight against COVID-19; creating COVID-19 testing sites to support screening efforts in cities ravaged by the pandemic; and donating over $1 million to national and regional non-profit organizations supporting communities severely affected by the pandemic.

Our efforts to support our employees’ medical, mental, emotional, physical, and financial health in the midst of the COVID-19 pandemic are described in more detail below.

Leveraging Alexandria’s Leadership, Knowledge, Expertise, and Resources to Develop and Implement Disruptive Solutions to Society’s Most Urgent Challenges

The COVID-19 pandemic has also laid bare immense social need across our nation and in our communities, exacerbating already devastating societal challenges that further threaten human health and well-being, including a 29% increase in opioid overdoses; a projected increase of the existing educational achievement gap by 15%–20% due to school closures and barriers to remote learning for our most underserved youth; a 50% increase in hungry Americans; and a 40%–45% increase in homelessness.

By uniting the passion and commitment of our team and our community partners and bringing to bear our unique leadership, knowledge, expertise, and resources, we worked with steadfast persistence to not only combat the COVID-19 pandemic but also to create and implement scalable long-term solutions to growing social ills that will continue to positively impact lives for years to come. They include national and regional efforts in the following areas, as further described below:
•Overcoming the opioid epidemic and revolutionizing addiction treatment
•Empowering low-income students to achieve long-term success

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PROXY STATEMENT SUMMARY (continued)
•Accelerating groundbreaking medical research to advance lifesaving treatments and cures
•Combating hunger and food insecurity
•Supporting the resilience of our military, veterans, and their families
•Building a comprehensive, sustainable solution to homelessness

Overcoming the Opioid Epidemic and Revolutionizing Addiction Treatment: Pioneering a Groundbreaking Evidence-Based Care Model to Serve as a Blueprint for the Nation

Central to our mission, we are committed to partnering on endeavors that aim to better manage and cure disease, as well as reduce the economic burden of disease on society, including addressing one of the most pervasive public health issues in our nation’s history — the opioid epidemic.

We partnered with Verily Life Sciences, LLC, an Alphabet company (“Verily”), to create OneFifteen, an innovative non-profit data-driven healthcare system dedicated to the full and sustained recovery of people living with opioid addiction. Together with Verily, we pioneered a fully integrated campus in Dayton, Ohio, to house a comprehensive evidence-based model encompassing a full continuum of care with dedicated facilities and services for crisis stabilization, medication-assisted treatment, residential housing, peer support, family reunification, workforce development, job placement, and community transition. As the strategic real estate partner in this mission-critical initiative, Alexandria catalyzed the vision for and led the design and development of the 4.3-acre, 59,000 RSF OneFifteen campus, completing construction of the Outpatient Clinic; the Crisis Stabilization Unit; and OneFifteen Living, the residential housing component, over the last year.

Since opening to patients in the fall of 2019, OneFifteen has made a positive impact on the local community and the way addiction is treated, seeing approximately 2,200 patients in 2020, including over 1,150 people during the three months ended December 31, 2020. It is our hope that OneFifteen’s unique approach to treatment will serve as a blueprint for the rest of the country to replicate.

OneFifteen Living, residential housing component of fully integrated campus in Dayton, Ohio

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PROXY STATEMENT SUMMARY (continued)
Empowering Low-Income Students to Achieve Long-Term Success and Reach Their Potential as Leaders in Their Communities

Understanding that education is one of the most fundamental foundations for a safe, healthy, and good life, Alexandria is deeply committed to driving educational opportunities and providing the support and resources needed to prepare students in underserved communities for academic success, the 21st century job market, and a productive, rewarding life. A few highlights from our deep commitment to driving educational opportunities and providing the support needed to enable students to succeed and become engaged, leading members of society include the following:

•Through our Alexandria Scholars program, in 2019 and 2020, we granted 14 high-achieving public school students in the San Francisco Bay Area and Maryland $5,000 annual scholarships to attend a two- or four-year program at a college or university of their choice to study one of the STEM (science, technology, engineering, and mathematics) fields.
•In February 2021, Alexandria made a $2 million community benefit gift to support the development of a long-planned new science-focused school in the San Francisco Bay Area’s Mission Bay neighborhood. In addition, we will provide our laboratory design, construction, and development expertise to the project, participate in shaping the academic program, and facilitate connections with the local life science community to enhance the school’s STEM education opportunities. The Mission Bay school will be a multi-use campus with a PreK-5 elementary school for 500 students, a Linked Learning Hub where high school students coming from other schools in the San Francisco Unified School District participate in job training, internships, business partnerships, and a professional learning facility.
•In Durham, North Carolina, we work closely with the Emily Krzyzewski Center, a non-profit organization that prepares academically focused, low-income K–12 students for success in higher education. In December 2020, Alexandria celebrated the culmination of the Emily Krzyzewski Center’s $15 million Game Changer Campaign, in which we played a critical leadership role. The campaign funds will support ongoing programs to prepare students for life-changing college access while bolstering their achievement and developing their character and leadership; an endowment to ensure support for students in years to come; and a new 7,500 square foot facility designed for the specific needs of college-access programs to provide much-needed classroom space as well as rooms for quiet study and one-on-one advising and financial aid discussions.

Accelerating Groundbreaking Medical Research to Advance Lifesaving Treatments and Cures

Alexandria is an indispensable driver of medical progress and provides transformative strategic funding to speed the most promising breakthrough biomedical discoveries from labs to patients in need.

•As a sustaining supporter of The Parker Institute for Cancer Immunotherapy (“PICI”), Alexandria is supporting mission-critical work to develop breakthrough immunotherapies that could turn all cancers into curable diseases faster. As a member of PICI’s Board of Directors, our Executive Chairman and Founder, Joel S. Marcus, with his visionary leadership, helped guide PICI toward many amazing accomplishments in 2020, including the development of a first-of-its-kind data analysis engine for scientific discovery.
•As a supporter of The Michael J. Fox Foundation for Parkinson’s Research (“MJFF”) for nearly a decade, Alexandria has helped fundamentally alter the trajectory of progress toward a cure. In 2020, three new treatments (including one directly funded by MJFF in its early stages) joined a growing list of therapeutics to treat symptoms of Parkinson’s. To date, there are a total of 39 treatments available to patients.

Combating Hunger and Food Insecurity
In 2020, nearly 23% of U.S. households experienced hunger, and 30% of U.S. households with children experienced food insecurity. Due to the effects of the COVID-19 pandemic, it is estimated that more than 50 million people in the U.S. may experience food insecurity, including potentially 17 million children. Driven by the understanding that food is a fundamental building block of human health and well-being, we are dedicated to helping Americans access the nutritious, healthy food they need to thrive. Through our support for organizations like Project Angel Food, Nourish Now, Los Angeles Regional Food Bank, and Feeding America, we have helped provide over 5 billion meals to hungry Americans.
In Cambridge, we are long-term supporters of Food For Free, a non-profit organization dedicated to providing the Greater Boston community with reliable access to fresh and nutritious food. Alexandria committed $20,000 to Food For Free’s new Just Eats Grocery Box program in February 2021. The Just Eats program, which aims to distribute 3,000 boxes of food per week through food pantries, Cambridge Housing Authority sites, other low-income housing sites, and schools, fills a critical gap for food-insecure families in Greater Boston.

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PROXY STATEMENT SUMMARY (continued)
Supporting the Resilience of Our Military, Our Veterans, and Their Families

With profound appreciation for the immense sacrifices of our nation’s heroes, Alexandria is committed to providing the resources needed for our military, our veterans, and their families to live healthy, successful, and rewarding lives. We are deeply humbled and honored to pay tribute and lend assistance to the brave men and women of our elite forces in recognition of the courage, dedication, and sacrifice they demonstrate in defense of our country. We have actively supported the Navy SEAL Foundation since 2010, including through our record-breaking fundraising efforts as Chair of its New York City Benefit in 2017.

Motivated to continue to enhance our critical support of the U.S. military, in 2017, Alexandria, the Navy SEAL Foundation, and The Honor Foundation embarked on a truly impactful partnership to create a mission-critical headquarters in San Diego for The Honor Foundation, a unique career transition program for the Special Operations Forces community that effectively translates elite military experience to the private sector and helps facilitate the next generation of corporate and community leaders. Alexandria conceived of, designed, fully built out, and donated the use of an 8,000 square foot state-of-the-art facility where our nation’s most elite service members can participate in a tuition-free, three-month executive education program that provides tools and experiences to help them transition from the Special Operations Forces to the private-sector workforce.

In 2020, The Honor Foundation served over 1,350 service members at its world-class headquarters, up from 802 in 2019, and graduated 296 of our nation’s heroes from the program, up from 178 in 2019. Program participants received executive education and coaching, industry mentorship, and job placement assistance with The Honor Foundation’s more than 400 employer partners.

Additionally, as a testament to Alexandria’s extraordinary contributions and longstanding support for the Naval Special Warfare community, in March 2020, we, together with our Executive Chairman and Founder, Joel S. Marcus, we were honored to receive the 2020 Navy SEAL Foundation Patriot Award for embodying the values that epitomize the SEAL community. With immense gratitude for the incredible honor, the Alexandria team raised over $6 million to support the Navy SEAL Foundation at its 2020 NYC Benefit.

The Honor Foundation Headquarters, 11055 Roselle Street, Sorrento Mesa, San Diego

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PROXY STATEMENT SUMMARY (continued)
Building a Comprehensive, Sustainable Solution to Homelessness

Nearly half a million people in the United States are experiencing homelessness, according to the U.S. Department of Housing and Urban Development, and a large percentage of the homeless population is living with mental illness and dependence on alcohol or other chemical substances. Across our regions, Alexandria supports several highly impactful non-profit organizations working tirelessly to fight homelessness, including Heading Home (Boston), Mercy Housing (Seattle), Robin Hood (NYC), and the Coalition for the Homeless (NYC).

In 2019, we were selected by the City of Seattle to develop an approximately 800,000 RSF amenity-rich, mixed-use innovation campus. The future development project will be built on the last large, undeveloped site in our Lake Union submarket of Seattle. Our development plan for the Mercer Mega Block entails a premier campus that will serve as the center of gravity for Seattle’s life science ecosystem while critically addressing some of the most pressing challenges the City faces. Reflecting the Alexandria’s holistic approach to making a meaningful and lasting impact on the communities in which we develop and operate, our community-centric vision prioritizes sustainable building practices and contributes substantial philanthropic support, including $5 million toward initiatives to address Seattle’s homelessness crisis.

Additionally, Alexandria is presently incubating an innovative and data-driven OneFifteen-like model for homelessness in Seattle to provide a complete continuum of services in a safe living environment that includes treatment for addiction and mental health issues and job training and placement.

Driving Innovation to Advance Human Health Through Impactful Thought Leadership

Alexandria’s thought leadership vertical, another core component we apply toward fulfilling the Company’s mission, coalesces our world-class global life science and healthcare networks for unique programming to create opportunities that will shape the future of human health. The Alexandria Summit® was founded in 2011 with the goal of building a highly collaborative, neutral platform that would convene our preeminent network of visionary stakeholders to catalyze transformative discussions and stimulate new approaches to address the most important issues facing human health. We believe that the collaborations and policy work that have been cultivated by this platform over the last 10 years have had a profound influence on the fields of oncology, neuroscience, infectious diseases, healthcare economics, agricultural innovation, medical research philanthropy, and digital health. Leveraging the Alexandria Summit’s powerful collective voice, we aim to catalyze tangible healthcare solutions that will help improve patient outcomes; drive the discovery and development of novel, cost-effective therapies; impact policy to advance innovation that saves lives and manages and cures disease; and address the urgent need to transform our healthcare system. The advances that have been cultivated by this platform over the last 10 years have had a profound influence on the fields of oncology, neuroscience, infectious diseases, healthcare economics, agricultural and nutritional innovation, medical research philanthropy, and digital health.

As COVID-19 began sweeping across the United States and shutting down cities in March 2020, Alexandria immediately began convening the Alexandria Summit community to explore critical issues, strategies, and policies to help support the life science ecosystem’s unprecedented response, in terms of scale, speed, and industry-wide collaboration, to the devastating global pandemic. The Alexandria Summit has organized and participated in highly curated virtual Policy Forum webinars around topics related to achieving widespread availability of rapid, improved screening and diagnostic testing; developing COVID-19 therapies and efficiently delivering them to the healthcare system; developing and scaling safe and effective COVID-19 vaccines; and safely reopening the economy.

In July 2020, with the COVID-19 pandemic shining a light on the critical role our immune system plays in human health, we convened the Alexandria Summit – Immunology 2020, where we explored immunology’s emerging role at the intersection of a rapidly growing list of indications and disease areas and the countless untapped opportunities for translating scientific advancement in the field into real solutions for patients suffering from some of the most devastating immune-mediated diseases. Amidst the devastation of the COVID-19 pandemic, the mission-critical role the life science ecosystem plays in society has never been more clear and the transformative power of collaboration to improve human health has never been more evident.

The ongoing COVID-19 pandemic has left no aspect of life or industry untouched, and its associated economic impacts have broad implications for our planet’s food supply and long-term food security. The agricultural sector represents a critical, untapped source of opportunity for improving nutrition, ending global hunger, combating climate change, and advancing human health at its most fundamental level. In January 2021, we convened the Alexandria Summit – Innovate Ag Policy Forum 2021 to explore opportunities for accelerating technological innovation and broader transformations in the food and agricultural sectors. By convening leaders representing a breadth of key stakeholders — farmers, entrepreneurs, agribusiness, government, capital markets, and consumers — to the Alexandria Summit’s unique, interactive platform, we aim to drive innovation that will shape a food and agricultural system that is more sustainable and resilient, and more resistant to similar crises in the future and to ensure an accessible, healthy, and sustainable global food supply.

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PROXY STATEMENT SUMMARY (continued)
A Leader in Workplace Health, Wellness, and Safety

We are an industry pioneer in promoting the health, wellness, safety, and productivity of our tenants and employees through our real estate assets and internal operations. As the leading owner, operator, and developer of collaborative campuses for the life science, agtech, and technology industries, we understand the caliber of talent our tenants seek to recruit and retain. We thoughtfully curate unique, high-quality amenities for our campuses with the tenants’ talent pool in mind and optimize them to help strengthen our tenants’ sense of community, maximize convenience, encourage the health and well-being of our tenants and members of the local community, and inspire employee productivity, efficiency, creativity, and success. Some highlights from these efforts include:

•Earned the world’s first WELL certification in 2017 for a newly constructed laboratory space at Alexandria LaunchLabs in New York City
•47 Fitwel projects (upon completion of 35 projects in process targeting Fitwel certification)
•4 WELL projects (upon completion of 3 projects in process targeting WELL certification)
•Founding member of the Fitwel Leadership Advisory Board
•Recognized as the Industry Leading Company in Fitwel’s inaugural Best in Building Health awards
•Alexandria LaunchLabs – Cambridge earned back-to-back Fitwel Impact Awards for highest certification score of all time in 2020 and 2021
•Inclusion of wellness features into the design, construction, and operations of our campuses, such as on-site organic gardens, fitness centers, outdoor space, ample natural light, bike storage, mother’s rooms, and healthy food options

Amid the COVID-19 pandemic, we have taken extraordinary measures to enhance our best-in-class operational practices to enable our tenants to continue their important work on diagnostics, testing, therapeutics, and vaccine programs related to COVID-19, as well as other diseases and disorders. As a testament to our comprehensive response to COVID‑19, which expands upon our existing rigorous health and safety standards, we achieved the following recognitions:

•Became the first-ever company to achieve a Fitwel Viral Response Certification with Distinction, the highest designation within the new Viral Response Module developed by Fitwel, the world’s leading healthy building certification system.
•Earned the world’s first WELL Health-Safety Rating for Laboratory Space at Alexandria LaunchLabs in New York City; this evidence-based third-party certification affirms Alexandria’s adherence to science-backed practices to continue to improve employee safety, productivity, and wellness.

Catalyzed by COVID-19, and to further differentiate Alexandria’s world-class lab buildings and continue to stay on the leading edge of health and safety measures, we launched our ARESAFE strategic initiative. As part of this ongoing effort, which builds on our longstanding prioritization and implementation of industry-leading operational practices, we are combining state-of-the-art smart building technology, improved systems, and our signature operational excellence to provide even healthier, safer, more sustainable environments for our tenants during the COVID-19 pandemic and beyond. Some of the key features include enhanced HVAC air changes in filtration and access to substantial outdoor spaces.

Our People: Dedication to Our Best-in-Class Team

As of December 31, 2020, Alexandria has 470 employees. We have adopted a Business Integrity Policy that applies to all of our employees, and its receipt and review by each employee is documented and verified annually. In order to promote an exceptional corporate culture, Alexandria continuously monitors employee satisfaction, seeks employee feedback, and seeks opportunities to enhance our offerings. We participate in annual performance reviews with our employees and conduct formal employee surveys, and our talent management team holds annual meetings with employees. The positive employee experience is evidenced by our low voluntary and total turnover rates (averaging 4.1% and 8.1%, respectively, over the last five years, from 2016 to 2020), which are well below the reported median voluntary and total turnover rates of 10% and 18%, respectively, in the Nareit 2020 Compensation & Benefits Survey (data for 2019).

At Alexandria, people come first. Our commitment to our people has always been our primary focus, and we continue to devote extraordinary efforts to hire, develop, and retain a diverse workforce. We recognize that the fundamental strength of Alexandria results from the contributions of each and every team member within the organization and that our future growth is dependent upon the same. Alexandria devotes extraordinary efforts to hiring, developing, and retaining our talented employees, and we understand firsthand that the health, happiness, and well-being of our best-in-class team are key factors to the success of our employees and to the Company.

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PROXY STATEMENT SUMMARY (continued)
Supporting Our Employees Through COVID-19 and Beyond

At the onset of the COVID-19 pandemic, we moved swiftly to support our employees’ medical, mental, emotional, physical, and financial health. In response to COVID-19-related state and local government orders to stay at home, Alexandria issued a $1,000 emergency bonus to each of our non-officer employees, connected employees to LiveHealth Online support, and shared comprehensive resources and tools to help our team members cope with stress, anxiety, isolation, and loss and also balance work and child care obligations. To further support our employees in prioritizing their health and well-being, we enhanced our existing wellness benefits. This enrichment included reimbursement of fitness and mindfulness applications, online classes, and exercise equipment to help our employees reach their individual wellness goals and stay physically and mentally strong. Additionally, Alexandria has been able to leverage our world-class network to curate a series of internal webinars featuring leading experts on COVID-19 to keep our employees informed and address their questions and pressing concerns.

Providing Exceptional Benefits to Support Our Employees’ Well-Being, Including Their Medical and Financial Health

We provide a comprehensive benefits package intended to meet and exceed the needs of our employees and their families. Our highly competitive offering helps our employees stay healthy, balance their work and personal lives, and meet their financial and retirement goals. We pay 100% of the health insurance premiums for our employees and their families and provide an employee assistance program to help them address a wide range of issues. In addition, Alexandria’s Operation CARE program provides the following services to our employees:

•Alexandria Access. Alexandria’s unparalleled network in the life science community affords us access to deep medical expertise. Alexandria Access makes this expertise available to our employees and their immediate family members who are experiencing an illness or injury and would benefit from specialized expertise.

•Matching Gifts. Alexandria matches each employee’s financial contributions to, or funds raised for, eligible nonprofit organizations on a dollar-for-dollar basis, up to $2,500 per person each calendar year, to double the impact of their charitable gifts.

•Volunteer Time Off. Each Alexandria employee receives 16 hours (two days) per calendar year of paid volunteer time off to use at the eligible non-profit(s) of their choice.

•Volunteer Rewards. When an Alexandria employee volunteers more than 25 hours in any one quarter at an eligible nonprofit(s), Alexandria donates a total of $2,500 to the eligible non-profit(s) of their choice.

Investing in Professional Development and Training

We understand that to attract and retain the best talent, we must provide opportunities for our people to grow and develop. Therefore, we invest in training and development programs to enhance our employees’ engagement, effectiveness, and well-being.

In-person and virtual training topics include project management, business writing, leadership, change management, interviewing, presentations, productivity, conversations crucial to business results, effective one-on-ones, goal setting, delegation, flexibility, self-direction, and feedback. Our annual mentoring program allows employees to partner with senior leaders throughout the organization and receive career guidance. To customize training and development, we conduct needs assessments and design training programs for specific functional teams as well as offer a highly customized coaching program for high-potential executives, leaders, and teams. We provide access to expert panels and cutting-edge information via webinars in order to share information and support our teams. We also provide on-demand learning resources, such as LinkedIn Learning, for employees to take classes that range from creating effective PowerPoint presentations to understanding how the brain reacts to stress.

To continuously monitor and improve employee performance and engagement, we issue satisfaction surveys and conduct annual performance reviews. Our talent management team additionally conducts formal surveys and holds regular feedback meetings with our employees.

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PROXY STATEMENT SUMMARY (continued)
Building a Diverse and Inclusive Workforce

We work every day to create an open and respectful environment where everyone can actively contribute, have equal access to opportunities and resources, be themselves, and realize their potential. Our Corporate Governance Guidelines highlight the Board of Directors’ focus on diversity at the Board of Directors level, which explicitly states the Board of Directors’ commitment to considering qualified women and minority director candidates, as well its policy of requesting an initial list of diverse candidates of any search firm it retains. As an Equal Opportunity Employer, we emphasize inclusion through hiring and compensation practices and aim to consider a pool of diverse candidates for open positions and internal advancement opportunities. To address issues related to pay discrimination, we do not ask potential candidates about their current or previous compensation during the hiring process, and we incorporate equal and fair pay reviews into every employment compensation decision. To reinforce our corporate culture of respect, diversity, and inclusion, each of our employees completes anti-harassment training annually.

TOTAL WORKFORCE(1)

Female 53%
Male 47%

Minorities (2) 49%
White 51%

<30 years of age 15%
30-40 years of age 41%
41-50 years of age 28%
>50 years of age 16%

MANAGER ROLE & ABOVE[3]

Female 49%
Male 51%

PROMOTIONS[4]

Female 61%
Male 39%

(1)As of December 31, 2020.
(2)Minorities are defined to include individuals of Asian, Black/African American, Hispanic/Latino, Native American or Pacific Islander, or multiracial background. We determine race and gender based on our employees' self-identification or other information compiled to meet requirements of the U.S. government.
(3)Managers and above include individuals who lead others and/or oversee projects.
(4)Represents a five-year average from 2016 to 2020.

2021 Proxy Statement	18

PROXY STATEMENT SUMMARY (continued)
Corporate Governance Highlights

Our Company is built upon a foundation of sound governance practices, which include being governed by an independent and objective board of directors; conducting business according to the highest moral and ethical standards; delivering transparent, high-quality, and efficient disclosures; engaging regularly with our stockholders; and promoting the best interests of our Company. We exhibit the highest levels of transparency, integrity, and accountability in the real estate industry, as is evidenced by our five-time recognition from Nareit with the Investor Communications and Reporting Excellence (CARE) Gold Award, including our latest recognition in 2020.

Many of our corporate governance practices are a result of valuable feedback from and collaboration with our stockholders and other stakeholders that have provided important external viewpoints that inform our decisions and our strategy.

Stockholder Rights and Accountability		Board Refreshment
●	Annual election of all directors	●	Comprehensive, ongoing board succession planning process
●	Majority voting in uncontested elections of directors	●	Commitment to considering qualified women and racially and ethnically diverse minority director candidates, and a policy of requesting an initial list of diverse candidates from any director search firm retained (Rooney Rule)
●	Proxy access right for stockholders (market standard 3% ownership threshold, held continuously for 3 years; aggregation of up to 20 stockholders permitted)
●	Robust stockholder engagement process	●	Regular board refreshment with two of the five newest board members enhancing demographic diversity
●	No stockholder rights plan	●	Annual board and committee self-evaluations
●	One class of common shares, with each share entitled to one vote since the inception of our Company	●	New director orientation and continuing director education on key topics and issues

Independent Oversight		Policies and Practices
●	Six of our seven director nominees are independent	●	Hedging prohibited
●	Lead independent director has clearly delineated duties	●	Robust clawback policy
●	All Audit, Compensation, and Nominating & Governance Committee members are independent	●	99.3% average attendance of directors at board and committee meetings in 2020
●	Active Board oversight of corporate strategy and risk management	●	Business Integrity Policy applicable to directors and all employees with annual compliance certification
●	Robust stock ownership requirements and holding periods for directors and executive officers

2021 Proxy Statement	19

PROXY STATEMENT SUMMARY (continued)

Board Nominees

Our Board of Directors plays a key role in driving Alexandria’s sustained performance. Our first priority in the director nomination process is ensuring that the Board of Directors as a whole has expertise in areas aligned with our unique business activities, namely owning and operating essential real estate for the broad and diverse life science, agtech, and technology industries. We believe that each of our director nominees brings a focused set of skills in one or more areas aligned with our overall business strategy, resulting in a Board of Directors that, as a whole, is well-positioned to guide the Company toward future success. Ultimately, our Board’s combined expertise, together with their close work with management to craft and implement our corporate strategy, has driven Alexandria’s success.

John L. Atkins, III and James H. Richardson are not standing for reelection at the 2021 Annual Meeting. The Board of Directors thanks Messrs. Atkins and Richardson for their many years of valuable leadership and service to the Company.

The following tables and charts provide key information about our director nominees:

Name	Age	Director Since	Independence Status(1)	Occupation	Committee Memberships
					AC	CC	NG	ST
Joel S. Marcus	73	1994	No (Employed by the Company)	Executive Chairman and Founder of the Company	—	—	—	M
Steven R. Hash(2)	56	2013	Yes	Prior President, Chief Operating Officer, and Co-Founder of Renaissance Macro Research, LLC	M,F	C	—	—
James P. Cain	63	2015	Yes	Managing Partner of Cain Global Partners, LLC	—	‘(3)	M(3)	M
Maria C. Freire, Ph.D.	66	2012	Yes	President and Executive Director of Foundation for the National Institutes of Health	—	—	M	C
Jennifer Friel Goldstein	41	2020	Yes	Managing Partner of Silicon Valley Bank Capital	—	—	—	M
Richard H. Klein	65	2003	Yes	Chief Financial Officer of Industrial Realty Group, LLC	C,F	M	—	—
Michael A. Woronoff	60	2017	Yes	Partner of Kirkland & Ellis LLP	M,F	—	‘(4)	M
(1)Independence is determined by the Board of Directors in accordance with the applicable New York Stock Exchange listing standards.
(2)Lead Director of the Company.
(3)Following the 2021 Annual Meeting, we expect Director Cain will become a member of the Compensation Committee and will assume the role of Chair of the Nominating & Governance Committee, which is currently held by Director Atkins.
(4)Following the 2021 Annual Meeting, we expect Director Woronoff will become a member of the Nominating & Governance Committee.

AC	Audit Committee	C	Committee Chair
CC	Compensation Committee	M	Committee Member
NG	Nominating & Governance Committee	F	Audit Committee Financial Expert
ST	Science & Technology Committee

2021 Proxy Statement	20

PROXY STATEMENT SUMMARY (continued)

Board Composition	Director Nominees’ Skills and Experience
2 director nominees are women

Business Leadership
7
Corporate Governance
7
Strategic Planning
7
REIT/Real Estate
4
Life Science
3
Financial/Investment
6
Risk Oversight/Management
7

1 director nominee is ethnically diverse
Average tenure of director nominees is 7 years(1)
3 director nominees have served for 5 years or less
Average age of director nominees is 61 years
6 of 7 director nominees are independent

(1)Excludes Joel S. Marcus.

Experience/ Qualifications	Joel S. Marcus	Steven R. Hash	James P. Cain	Maria C. Freire	Jennifer Friel Goldstein	Richard H. Klein	Michael A. Woronoff
Business Leadership	✓	✓	✓	✓	✓	✓	✓
Corporate Governance	✓	✓	✓	✓	✓	✓	✓
Strategic Planning	✓	✓	✓	✓	✓	✓	✓
REIT/Real Estate	✓	✓				✓	✓
Life Science	✓			✓	✓
Financial/Investment	✓	✓	✓		✓	✓	✓
Risk Oversight/ Management	✓	✓	✓	✓	✓	✓	✓

2021 Proxy Statement	21

PROXY STATEMENT SUMMARY (continued)
2020 and Long-Term Performance Achievements

Total Stockholder Return(1) Alexandria’s IPO to December 31, 2020(2) 1,955%	Total Stockholder Return(1) Five Years Ended December 31, 2020

Funds From Operations Per Share(3)	Net Asset Value Per Share(4)	Common Stock Dividends Per Share

(1)	Assumes reinvestment of dividends.
(2)	Total stockholder return from Alexandria’s initial public offering, or IPO, priced on May 27, 1997, to December 31, 2020. Source: Bloomberg and S&P Global Market Intelligence.
(3)
Represents funds from operations per share – diluted, as adjusted. For information on the Company’s funds from operations, including definitions and a reconciliation from the most directly comparable GAAP measure, see “Non-GAAP Measures and Definitions” under Item 7 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

(4)	Based on average net asset value estimates at the end of each year provided by Bank of America Merrill Lynch, Citigroup Global Markets Inc., Evercore ISI, Green Street, and J.P. Morgan Securities LLC.

2021 Proxy Statement	22

PROXY STATEMENT SUMMARY (continued)
Say-on-Pay Advisory Vote

Our Board of Directors recommends that stockholders vote to approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers, or our NEOs, described in this Proxy Statement for the reasons explained on page 52. After receiving strong support — 95% of the votes cast — from our stockholders on our 2020 say-on-pay proposal with respect to our 2019 NEO compensation, we continued our outreach efforts and proactively reached out to, among other stockholders and stakeholders, every stockholder holding more than one million shares, or 1%, of our Common Stock outstanding as of December 31, 2020. Our Lead Director and Chair of our Compensation Committee led these meetings. Overall, we held nearly 180 meetings with investors and analysts in 2020, covering a variety of topics, including business trends and strategy, key drivers of growth, ESG, corporate governance matters, and our executive compensation programs.

Executive Compensation Highlights

☑	Stockholder-Friendly Practices We Follow	☒	Stockholder-Unfriendly Practices We Avoid
✓	Maintain a cap on both short-term and long-term incentive compensation payments	☒	Guaranteed bonuses
✓	Impose a one-year, post-vesting holding period on certain long-term incentive awards	☒	Excessive perquisites
✓	Include a “double-trigger” change-in-control provision in all equity awards granted to NEOs	☒	Excessive change-in-control or severance payments
✓	Maintain robust director and senior officer stock ownership guidelines	☒	Tax gross-up payments
✓	Maintain hedging and clawback policies	☒	Unrestricted pledging of the Company’s shares
✓	Conduct an annual say-on-pay vote	☒	Hedging or derivative transactions involving the Company’s shares
✓	Mitigate inappropriate risk-taking

2021 Proxy Statement	23

CORPORATE GOVERNANCE GUIDELINES AND CODE OF ETHICS

Corporate Governance

Corporate Governance Guidelines

Our Board has adopted Corporate Governance Guidelines, which provide the framework for the governance of our Company. Our Corporate Governance Guidelines include, among other topics, guidelines for determining director independence, director qualifications and board diversity, director responsibilities, the role of our Lead Director, director access to management and independent advisors, director and executive officer stock ownership guidelines and holding periods, executive management succession, and board self-evaluation. The Corporate Governance Guidelines are reviewed at least annually by the Nominating & Governance Committee and are updated periodically by the Board in response to changing regulatory requirements, evolving corporate governance practices, input from stockholders, and otherwise as circumstances warrant. Our Corporate Governance Guidelines are posted on our website at www.are.com.

Stock Ownership Guidelines

We believe that stock ownership by our directors and senior officers helps to align their interests with our Company’s best interests.

Within five years of becoming subject to our stock ownership guidelines, each senior officer is required to own shares of Common Stock with a value equal to the following multiple of his or her base salary, and each non-employee director is required to own shares of Common Stock with a value equal to the cash portion of his or her annual retainer:

Senior Officers and Non-Employee Directors	Multiple of Base Salary or Annual Director’s Retainer	Compliance?(1)
Co-Chief Executive Officers and Executive Chairman	6x	Yes
Other Executive Officers	3x	Yes
Senior Vice Presidents	1x	Yes
Non-Employee Directors(2)	3x	Yes

(1)All senior officers and directors are required to report their ownership status to the Chief Financial Officer on an annual basis. All senior officers are currently in compliance with their applicable requirements. All directors are also in compliance with these requirements, including Michael A. Woronoff and Jennifer Friel Goldstein, who became directors in 2017 and 2020, respectively, and therefore are still in the five-year phase-in period.
(2)Direct holdings and phantom stock units under the Company’s Deferred Compensation Plan for Directors (or any similar successor plan) count toward ownership value.

NEOs must hold 50% of net after-tax shares received until the above-listed ownership requirements are met. Under the guidelines, the Chief Financial Officer reviews each director’s and senior officer’s stock ownership levels annually.

Once an individual satisfies the policy, he or she is deemed to continue to satisfy the policy without regard to fluctuation in value of equity interests owned, provided that the individual’s holdings do not decline below the number of shares owned at the time the stock ownership requirements were met.

Anti-Hedging and Anti-Pledging Policies
The Company has an anti-hedging policy applicable to directors, officers, and employees. The policy prohibits directors, officers, and employees from engaging in, among other things, short sales, hedging or monetization transactions, such as forward sale contracts, equity swaps, collars, and transactions with exchange funds, or trading in puts, calls, or options, or other derivative securities with respect to the Company’s securities. With respect to short-term trading, the Company prohibits the sale of any Company securities purchased in the open market by directors, officers, and employees during the six months following such purchase. The Company believes that prohibiting these types of transactions will help ensure that the economic interests of all directors, officers, and employees will not differ from the economic interests of the Company’s stockholders. In addition, the Company has an anti-pledging policy that prohibits directors, officers, and employees from pledging the Company’s shares as collateral for a loan or holding Company shares in a margin account unless the individual has and maintains a sufficient amount of immediately available cash or securities at all times to prevent a sale of the Company’s shares during a time when such a sale would be prohibited by the Company’s insider trading policy.

2021 Proxy Statement	24

CORPORATE GOVERNANCE GUIDELINES AND CODE OF ETHICS (continued)
Policies and Procedures with Respect to Related-Person Transactions

The Board of Directors has adopted a written policy setting forth the procedures for the review and approval or ratification of transactions involving the Company and “related persons” within the meaning of the rules and regulations of the Securities and Exchange Commission (“SEC”).

Under this policy, the Nominating & Governance Committee is responsible for reviewing and approving or ratifying all related-person transactions that are required to be reported under the rules and regulations of the SEC. In the event that the Chief Financial Officer of the Company determines that it would be impracticable or undesirable to wait until the next meeting of the Nominating & Governance Committee to review a related-person transaction, the Chair of the Nominating & Governance Committee may act on behalf of the Nominating & Governance Committee to review and approve and/or disapprove the related-person transaction.

In general, related-person transactions are subject to preapproval. In the event that the Company becomes aware of a related-person transaction that was not approved in advance under this policy, the transaction must be reviewed in accordance with this policy as promptly as is reasonably practicable.

The policy provides that in making its determination whether to approve or ratify a related-person transaction, the Nominating & Governance Committee will consider all factors it deems relevant or appropriate, including:

•Whether the terms of the related-person transaction are fair to the Company and on terms no less favorable than terms generally available in transactions with non-affiliates under similar circumstances;
•Whether there are legitimate business reasons for the Company to enter into the related-person transaction;
•Whether the related-person transaction would impair the independence of an outside director;
•Whether the related-person transaction would present an improper conflict of interest for any director or executive officer, taking into account the size of the transaction, the overall financial position of the director or executive officer, the direct or indirect nature of the director’s or executive officer’s interest in the transaction, the ongoing nature of any proposed relationship, and any other factors deemed relevant; and
•Whether the related-person transaction is material, taking into account the importance of the interest to the related person, the relationship of the related person to the transaction, the relationship of related persons to each other, and the aggregate value of the transaction.

The policy also contains a list of certain categories of related-person transactions that are preapproved under the policy and therefore are not required to be reviewed or approved by the Nominating & Governance Committee.

Certain Relationships and Related Transactions

From the beginning of fiscal year 2020 to the date of this Proxy Statement, there were no relationships or transactions of a nature required to be disclosed under Item 404 of the SEC’s Regulation S-K.

2021 Proxy Statement	25

CORPORATE GOVERNANCE GUIDELINES AND CODE OF ETHICS (continued)
Stockholder Outreach and Engagement

Our Board of Directors and management team value the views of our stockholders, which is why we proactively engage with our stockholders throughout the year. In 2020, we held nearly 180 meetings with investors and analysts. Additionally, our Lead Director and members of our management team participate in stockholder engagements and keep the Nominating & Governance Committee and our full Board of Directors apprised of our stockholder engagement and feedback.

In our outreach following our 2020 annual meeting of stockholders, we solicited the views of our stockholders on a variety of matters, including whether stockholders should have the power to unilaterally amend our Bylaws, which we believe has negatively impacted the support received by our director nominees who are members of our Nominating & Governance Committee, although all of these votes have been well in excess of the majority necessary for reelection. This topic has attracted attention following the issuance by a proxy advisory firm of a new proxy voting policy, beginning with the 2017 proxy season, of recommending against the election of members of the nominating and governance committee of the board of a company that does not permit stockholders to unilaterally amend its bylaws, notwithstanding the economic or other performance of the company and its management.

Since our 2020 annual meeting of stockholders, we have contacted every stockholder holding more than one million shares, or 1%, of our Common Stock outstanding as of December 31, 2020, and received further feedback on stockholder power to amend our Bylaws. To date, most stockholders we have contacted have told us that they do not plan to vote against our director nominees.

After the Board of Directors’ regular review of the matter, the Board of Directors again concluded that it is not in the best interests of the Company at this time to permit stockholders to unilaterally amend our Bylaws without the approval or any other involvement of the Board of Directors. In reaching this conclusion, the Board of Directors considered the following:

•Our stockholders have a meaningful voice in our corporate governance practices. Our Board of Directors has an established track record of consistent engagement with stockholders on corporate governance matters and responsiveness to stockholders’ feedback, such as the Board of Directors’ recent decisions to amend our Bylaws to adopt proxy access and to amend our Corporate Governance Guidelines to underscore the Board of Directors’ focus on diversity.
•Our Board of Directors has played a key role in driving Alexandria’s exceptional financial and operating performance, and each of our director nominees deserves our stockholders’ votes. We believe that the demonstrable track record of our Board of Directors in successfully overseeing our excellent business performance, as illustrated in “2020 and Long-Term Performance Achievements” above, and in adopting and implementing corporate governance best practices, as described in “Corporate Governance Highlights” above, outweighs any disagreement with one longstanding Bylaws provision.
•Holders of a significant percentage of our shares have told us that the bylaws issue is not an important enough reason to vote against members of the Nominating & Governance Committee in light of Alexandria’s continued exceptional economic performance, especially following the challenges of the COVID-19 pandemic of 2020, and the Board of Directors’ demonstrated commitment to corporate governance best practices. We believe that Alexandria’s excellent economic performance, effective corporate governance best practices, and significant ESG initiatives outweigh any disagreement with a single governance provision that our Board continues to assess and with which holders of a large number of our shares have continued to tell us they agree. Even many of the stockholders that do not agree with our position have indicated to us that they do not believe that the issue is important enough for them to withhold their support for our director nominees.

Our Board of Directors takes our stockholders’ feedback very seriously and carefully considers it in the broader context of our business and corporate governance practices. Many of our corporate governance practices are a result of valuable feedback and collaboration with our stockholders and other stakeholders who have provided important external viewpoints, including the adoption of proxy access; non-renewal of our stockholder rights plan at its expiration; consideration of diverse candidates in director searches; adoption of majority voting for directors in uncontested elections, a compensation clawback policy, director and officer stock ownership and holding-period requirements, and anti-hedging and anti-pledging policies; and elimination of guaranteed bonuses, single-trigger severance provisions, and tax gross-up payments in executive employment agreements.

We proactively reached out to, among others,	We held nearly
100% of stockholders	180 meetings with investors and analysts

holding more than one million shares, or 1%, of our Common Stock outstanding as of December 31, 2020	covering a wide variety of topics, including business trends and strategy, key drivers of growth, ESG, corporate governance, and our executive compensation

2021 Proxy Statement	26

CORPORATE GOVERNANCE GUIDELINES AND CODE OF ETHICS (continued)
Business Integrity Policy

The Company has adopted a Business Integrity Policy and Procedures for Reporting Non-Compliance (“Business Integrity Policy”) that applies to all directors, officers, and employees and that is intended, among other things, to comply with Section 406 of the Sarbanes-Oxley Act of 2002 and related SEC rules and New York Stock Exchange (“NYSE”) listing standards requiring a code of ethics for a company’s directors, officers, and employees. A copy of the Company’s Business Integrity Policy is posted on the Company’s website at www.are.com. The Company intends to report any amendment to, or waiver from, the Business Integrity Policy, which applies to any director or executive officer, by posting such information on our corporate website in accordance with applicable rules of the SEC and listing standards of the NYSE.

Board Composition and Nomination Process

Board Composition, Refreshment, and Tenure

In keeping with a key objective of the Company, the Board of Directors strives to maintain an appropriate balance of tenure, expertise, diversity, perspectives, skills, qualifications, and experiences among its members in areas that are relevant to the Company’s business and the needs of the Board of Directors in carrying out its responsibilities. The Board understands the importance of new perspectives and ideas being brought to the Board. At the same time, the Board of Directors believes it is equally important to benefit from the valuable experience and continuity that longer-serving directors bring to the Board of Directors. Our regular board refreshment efforts have resulted in what we believe is an appropriate balance among our Board of Directors in terms of tenure, experience, institutional knowledge, and independence. Of our director nominees, 42% have served on the Board of Directors for five or fewer years, 29% have served between six and 10 years, and 29% have served for over 10 years. Each new director brings new perspectives and ideas to the Board of Directors.

As part of its commitment to maintaining a balanced composition, the Board of Directors conducts an annual formal self-evaluation (of itself and its committees) to assess its effectiveness, identify opportunities for improvement, and reaffirm practices that should be maintained. The results of these self-evaluations supplement continuing board practices, procedures, and feedback, including as to agenda development, time allocation, and other topics addressed in this Proxy Statement.

Director Qualifications

Consistent with the Board Candidate Guidelines established by our Board of Directors, the Nominating & Governance Committee of the Board of Directors seeks director nominees who will provide the Board of Directors with a broad diversity of perspectives, experience, expertise, professions, skills, geographic representation, demographics, and backgrounds. The Nominating & Governance Committee does not assign specific weights to particular criteria, and no particular criterion is necessarily applicable to all prospective nominees. Generally, however, the Nominating & Governance Committee considers, among other factors, a candidate’s experience and knowledge regarding a variety of aspects of the Company’s unique real estate for the life science industry. The Nominating & Governance Committee believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, expertise, knowledge, perspectives, and abilities that will allow the Board of Directors to fulfill its responsibilities. The Nominating & Governance Committee considers factors such as gender, race, and culture in its determinations, and nominees are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability, or any other basis proscribed by law. The Nominating & Governance Committee also considers such other factors as it deems appropriate, including the current composition of the Board of Directors, the balance of management and independent directors, the need for particular expertise (such as Audit Committee expertise), and the evaluations of other prospective nominees. With respect to the nomination of current directors for reelection, the individual’s contributions to the Board of Directors are also considered.

2021 Proxy Statement	27

CORPORATE GOVERNANCE GUIDELINES AND CODE OF ETHICS (continued)
Director Nominee Selection Process

As further described below, the Nominating & Governance Committee considers director candidates suggested by its members, other directors, management, and stockholders and may retain, from time to time, a third-party executive search firm to identify director candidates for consideration. Once the Nominating & Governance Committee has identified a prospective nominee who is not currently serving on the Board of Directors, it makes an initial determination as to whether to conduct a full evaluation of the candidate based on information provided to it with respect to the candidate, as well as its own knowledge of the candidate, which may be supplemented by inquiries to the person making the recommendation or others. An initial determination whether to formally nominate a director candidate is based primarily on the need for additional directors to fill vacancies or expand the size of the Board of Directors and the likelihood that the candidate can satisfy the evaluation factors described herein. If the Nominating & Governance Committee determines, in consultation with the Chairman of the Board of Directors and other directors, as appropriate, that additional consideration is warranted, it may request a third-party search firm to gather additional information about the candidate’s background and experience and to report its findings to the Nominating & Governance Committee. The Nominating & Governance Committee then evaluates the candidate against the standards and qualifications set out in the Board Candidate Guidelines, including the nominee’s management, leadership, and business experience; skills and diversity; financial literacy; knowledge of directorial duties; and integrity and professionalism.

After completing its evaluation, the Nominating & Governance Committee makes a recommendation to the full Board of Directors as to the persons who should be nominated by the Board of Directors, and the Board of Directors ultimately determines whether a prospective nominee will be nominated after considering the recommendation of the Nominating & Governance Committee.

Consideration of Board Diversity

The Board believes that diversity of perspectives among directors is a critical element in the composition of the Board and in enabling the Board to effectively carry out its oversight and decision-making responsibilities in the best interests of the Company. Accordingly, the Nominating & Governance Committee and the Board seek candidates for director with varying experiences, expertise, careers, skills, and geographic locations that are relevant and likely to contribute to the Board’s oversight and decision making in connection with the business and affairs of the Company.

The Nominating & Governance Committee and the Board specifically recognize that enhancing demographic diversity on the Board, in particular through the representation of women and minorities, can promote diversity of perspectives within the Board. As such, pursuant to the Company’s Corporate Governance Guidelines, when searching for director nominees, the Nominating & Governance Committee endeavors to consider highly qualified diverse candidates, including women and racially and ethnically diverse minorities, who meet the business and search criteria. The Company will also request from any search firm that it engages, and from which it requests a list of potential candidates, that the search firm include diverse candidates in its initial candidate list.

Stockholder-Recommended Director Candidates

The Nominating & Governance Committee considers candidates suggested by stockholders for nomination for election to be held at annual meetings of stockholders. Any stockholder that wishes to suggest a prospective candidate for the Board of Directors for consideration by the Nominating & Governance Committee must submit the same information and follow the same procedures regarding advance notice and other requirements of our Bylaws applicable to stockholder-nominated director candidates. Any properly submitted stockholder-suggested candidate and any accompanying materials will be forwarded to the Chair of the Nominating & Governance Committee for review and consideration. Individuals suggested by stockholders will be evaluated in the same manner, and will be subject to the same criteria, as other nominees considered by the Nominating & Governance Committee. The Nominating & Governance Committee also considers director candidates suggested by its members, other directors, and management and may retain, from time to time, a third-party executive search firm to identify director candidates for consideration by the Nominating & Governance Committee.

Stockholder-Nominated Director Candidates

Our Bylaws set forth the requirements for direct nomination by a stockholder of a person or persons for election to the Board of Directors. Among other requirements, stockholders must comply with the advance notice procedures set forth in our Bylaws, which, among other things, provide that, to be timely, a stockholder’s notice with respect to director nominations must be delivered to the Secretary of the Company at the Company’s principal executive office not earlier than the 150th day nor later than 5:00 p.m. Pacific Time on the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting.

Our Bylaws also permit qualifying stockholders, or a qualifying group of no more than 20 stockholders, that have continuously owned at least 3% of our outstanding shares of Common Stock for at least three years prior to the nomination and through the date of the annual meeting, to nominate and to require us to include in our proxy materials director nominees

2021 Proxy Statement	28

CORPORATE GOVERNANCE GUIDELINES AND CODE OF ETHICS (continued)
constituting up to the greater of two nominees or 25% of the number of directors up for election as of the last day on which a nomination may be timely delivered, provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in our Bylaws and subject to the other terms and conditions set forth in our Bylaws. For additional information, see the “Stockholder Proposals and Director Nominations for the Company’s 2022 Annual Meeting” section of this Proxy Statement.

Director Independence

The Board of Directors has affirmatively determined that each member of the Board of Directors standing for re-election other than Mr. Joel S. Marcus (Executive Chairman and Founder) is independent, in accordance with the applicable NYSE listing standards. The Board of Directors has also affirmatively determined that no material relationships exist between the Company and any of its independent directors. In making its independence determinations, the Board of Directors reviewed the relationships between the Company and each of the directors nominated for election at the 2021 Annual Meeting based on information provided by the directors, the standards for disqualification set forth in Section 303A.02(b) of the NYSE Listed Company Manual, and such other information as the Board of Directors considered relevant.

In making its independence determination with respect to Dr. Maria C. Freire, the Board of Directors considered that Dr. Freire is President and Executive Director of the Foundation for the National Institutes of Health (“FNIH”), and a member of the board of directors of the FNIH (the “FNIH Board”), and that Mr. Marcus currently serves as a member of the FNIH Board. The FNIH is a non-profit, charitable organization established by the U.S. Congress in 1990. The Board of Directors considered that Mr. Marcus has neither served on the compensation committee of the FNIH Board nor participated in setting Dr. Freire’s compensation from the FNIH and was not a member of the FNIH Board committee that recruited and recommended Dr. Freire to her executive position with the FNIH. Additionally, the Board of Directors considered that the FNIH Board currently has over 25 members and that Mr. Marcus’s service on the FNIH Board commenced prior to Dr. Freire’s becoming President and Executive Director in November 2012.

In making its independence determination with respect to Michael A. Woronoff, the Board of Directors considered Mr. Woronoff’s position as a partner of Kirkland & Ellis LLP (“K&E”), an international law firm reported to have over 2,500 lawyers, including about 450 equity partners. K&E leases office space from the Company for a local office in the San Francisco Bay Area region for an annual base rent of approximately $2.7 million. Neither Mr. Woronoff nor the Company was involved in the negotiation of the lease, which was entered into between K&E and the former owner of the building in which the leased space is located before Mr. Woronoff joined K&E and before the Company acquired the building. Mr. Woronoff is not a resident of the leased office, and his duties do not include lease negotiation or facilities management. The annual lease payments under this lease represent less than 0.1% of K&E’s reported annual revenues, and Mr. Woronoff’s individual share of any interest in the lease is further diluted by the fact that he is a single lawyer in this large law firm. For these reasons, the Board of Directors concluded that Mr. Woronoff’s interest in the lease is not a material relationship or interest that affects his independence as a director.

Annual Elections of Directors by Majority Vote

Directors are elected each year at the annual meeting of stockholders to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified. Our Bylaws provide that, except in a contested election (an election where there are more nominees for election than the number of directors to be elected), a nominee for director may be elected as a director only if he or she receives the affirmative vote of a majority of the total votes cast “for” or “against,” or withheld as to, the nominee. In a contested election, directors are elected by a plurality of the votes cast at a meeting of stockholders duly called and at which a quorum is present.

Under Maryland law, if an incumbent director is not reelected in an uncontested election at a meeting of stockholders at which he or she stands for reelection, then the incumbent director continues to serve as a holdover director until his or her successor is elected and qualifies or his or her earlier resignation or removal. Our Corporate Governance Guidelines provide that if an incumbent director is not reelected due to his or her failure to receive a majority of the votes cast in an uncontested election, the nominee shall promptly tender his or her offer to resign to the Board of Directors for its consideration. The Nominating & Governance Committee will consider the offer of resignation and will recommend to the Board whether to accept the offer to resign. The Board will decide whether to accept the offer to resign and will publicly disclose its decision.

2021 Proxy Statement	29

CORPORATE GOVERNANCE GUIDELINES AND CODE OF ETHICS (continued)
Information on the Board of Directors and Its Committees

Meetings and Attendance

The Board of Directors held nine meetings and took action on 13 other occasions by unanimous written consent during 2020. Each of our directors attended at least 75% of the aggregate number of meetings held by (i) the Board of Directors during such director’s term of service in 2020 and (ii) each committee during the period in 2020 for which such director served as a member. Mr. Marcus, as Executive Chairman, generally presides over all meetings of the Board of Directors. The Board of Directors has an Audit Committee, a Compensation Committee, a Nominating & Governance Committee, and a Science & Technology Committee, as well as a Pricing Committee to which the Board of Directors has delegated certain authority with respect to the issuance of securities under the Company’s shelf registration statement.

The Company encourages each member of the Board of Directors to attend each annual meeting of the Company’s stockholders. All of our directors attended the annual meeting of stockholders held on June 8, 2020, in person or by video conference.

Board Leadership Structure

In 2018, we separated the roles of Chairman and Chief Executive Officer when Mr. Marcus was elevated to the role of the Company’s full-time Executive Chairman. As full-time Executive Chairman, Mr. Marcus’s role includes, among other things: overall oversight of the Company’s executive management team, operational and risk management, financial and operating strategy, corporate brand, and mission; leadership development, talent management, and culture, with a particular emphasis on promoting diversity in leadership positions; the performance of the Company’s operational excellence initiatives; and responsibility for strategic corporate and regional growth, among others. Upon Mr. Marcus’s transition to Executive Chairman, Stephen A. Richardson and Peter M. Moglia became the Company’s Co-Chief Executive Officers. They report to Mr. Marcus and the Board of Directors.

The Board of Directors continues to believe that Mr. Marcus is currently the director best situated to lead the full Board in his role as Executive Chairman because he is the director most familiar with the Company’s business and industry, and the director most capable of effectively identifying strategic priorities and leading the development, evaluation, and execution of strategy. Mr. Marcus has served as director of the Company since its inception in 1994, was Vice Chairman of the Board of Directors from 1994 until his election as Chairman of the Board of Directors in 2007, and has been responsible for directing its operations and developing and executing its strategies as Chief Executive Officer from 1997 to 2018, a tenure that is longer and substantially more involved than that of any other individual currently serving as a director. The Board of Directors believes that Mr. Marcus’s leadership skills have been critical to the growth and success of the Company.

Lead Director and Presiding Director for Executive Sessions

Steven R. Hash, the Lead Director and an independent director, is the presiding director for all executive sessions of the independent directors. In the event that Mr. Hash is not available for any reason to preside over an executive session of the independent directors, the remaining independent directors will designate another independent director to preside over any executive session. As Lead Director, Mr. Hash’s duties, responsibilities, and authority include the following:

•Presiding at all meetings of the Board of Directors at which the Chairman of the Board of Directors is not present, including executive sessions of the non-management directors or the independent directors, as the case may be;
•Providing input regarding information sent to the Board of Directors and the agenda for Board of Directors’ meetings to ensure that there is sufficient time for discussion of all agenda items;
•Having the authority to call meetings of the independent directors;
•Making himself available for consultation and direct communication with the Company’s stockholders upon request; and
•Fulfilling such other duties and responsibilities as the Board of Directors may determine from time to time.

The Board’s Role in Corporate Strategy

The Board of Directors and its committees are actively involved in overseeing, reviewing, and guiding the Company’s corporate strategy. In addition to business performance, opportunities, and risks, the Board also discusses long-range strategic issues, including corporate and regional growth, multiyear plans, investments, and capital allocation as a matter of course throughout the year, including with management formally and informally, and during executive sessions of the Board of Directors as appropriate. The Board of Directors also seeks to ensure it has appropriate processes in place to enable directors to contribute effectively to discussions regarding corporate strategy and risk, including through robust director onboarding, orientation, continuing education, and industry and business environment updates.

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CORPORATE GOVERNANCE GUIDELINES AND CODE OF ETHICS (continued)
The Board’s Role in Risk Oversight

The Board of Directors has an active role in overseeing the management of the Company’s risks. The Board of Directors regularly reviews information regarding the Company’s credit, liquidity, and operations, including the risks associated with each, as well as various ESG risks. The Audit Committee oversees the management of financial and other systemic risks, including cybersecurity and climate-related risks. The Nominating & Governance Committee oversees risks associated with the structure and composition of the Board of Directors, potential conflicts of interest, and the Company’s overall corporate governance structures and procedures. The Compensation Committee oversees the management of risks relating to the Company’s personnel, including executive compensation plans and arrangements, as well as matters related to talent management. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed about such risks.

Audit Committee

The Audit Committee consisted of Directors Klein (Chair), Hash, and Woronoff and held nine meetings during 2020. Each member has been determined by the Board of Directors to be an independent director in accordance with the applicable NYSE listing standards. The Audit Committee is directly responsible for the appointment, compensation, and oversight of the work of the independent registered public accountants that audit the Company’s financial statements, and of the Company’s internal audit function. In addition, the Audit Committee discusses the scope and results of the audit with the independent registered public accountants, reviews the Company’s interim and year-end operating results with management and the independent registered public accountants, considers the adequacy of the Company’s internal accounting controls and audit procedures, and preapproves all engagements with the Company’s independent registered public accountants, including both audit and non-audit services. The limitations inherent in the oversight role of a committee of the Board of Directors, however, do not provide the Audit Committee with a basis independent of management and the Company’s independent registered public accountants to determine that accounting and financial reporting principles and policies have been appropriately applied by management or that the Company’s internal control procedures designed to ensure compliance with accounting standards and applicable laws and regulations have been appropriately implemented. The Audit Committee also reviews and recommends to the Board of Directors any changes that may be required to the Company’s Business Integrity Policy (described further under “Business Integrity Policy” on page 27). The charter of the Audit Committee is published on the Company’s website at www.are.com.

Nominating & Governance Committee

The Nominating & Governance Committee consists of Directors Atkins (Chair), Cain, and Freire, each of whom has been determined by the Board of Directors to be an independent director in accordance with the applicable NYSE listing standards. Following the 2021 Annual Meeting, at which Director Atkins is not standing for reelection, we expect Director Cain will assume the role of Chair of the Nominating & Governance Committee, and we expect Director Woronoff will join the Nominating & Governance Committee. The Nominating & Governance Committee held five meetings during 2020. The Nominating & Governance Committee is responsible for, among other things, making recommendations to the Board of Directors with respect to corporate governance policies, reviewing and recommending changes to our Corporate Governance Guidelines, and deciding whether to approve or ratify all related-person transactions. As we describe in more detail under “Board Composition and Nomination Process” above, the Nominating & Governance Committee recommends to the Board of Directors candidates for nomination for election as directors of the Company. The Nominating & Governance Committee also recommends candidates for appointment as members of the committees of the Board of Directors. The charter of the Nominating & Governance Committee is published on the Company’s website at www.are.com.

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CORPORATE GOVERNANCE GUIDELINES AND CODE OF ETHICS (continued)
Compensation Committee

The Compensation Committee consists of Directors Hash (Chair), Atkins, and Klein, each of whom has been determined by the Board of Directors to be an independent director in accordance with the applicable NYSE listing standards. Following the 2021 Annual Meeting, at which Director Atkins is not standing for reelection, we expect Director Cain will join the Compensation Committee. In 2020, the Compensation Committee held five meetings and took action on 22 occasions by unanimous written consent. The Compensation Committee has the authority to review and approve compensation arrangements, grant annual incentive awards for executive officers and other employees of the Company, adopt and amend employment agreements for executive officers and other employees of the Company, and administer the Company’s equity and other incentive plans. The charter of the Compensation Committee is published on the Company’s website at www.are.com.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee in 2020 had any relationship or transaction required to be disclosed pursuant to Item 407(e)(4) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

Science & Technology Committee

The Science & Technology Committee (the “S&T Committee”) consists of Directors Freire (Chair), Marcus, Cain, Goldstein, J. Richardson, and Woronoff. Directors Freire, Cain, Goldstein, and Woronoff have been determined by the Board of Directors to be independent directors in accordance with the applicable NYSE listing standards. Following the 2021 Annual Meeting, at which Director J. Richardson is not standing for reelection, we expect the S&T Committee will consist of the remaining five Directors currently serving on the S&T Committee. Messrs. Marcus and J. Richardson are not considered independent directors under the applicable NYSE listing standards. The S&T Committee is not mandated by the applicable NYSE listing standards and is thus not required to consist entirely or primarily of independent directors. The Board determined to include Messrs. Marcus and J. Richardson due to their long, close, and real-time experience and familiarity with industry developments and ability to liaise with the Company’s in-house science and technology team on a regular basis. The S&T Committee held two meetings in 2020.

The primary purpose of the S&T Committee is to inform and advise the Board of Directors on current trends in the life science, agtech, and technology industries, including key policy changes, capital markets, regional cluster updates, and other strategic initiatives that impact the Company’s real estate business. With rapidly developing scientific and technological breakthroughs on the one hand, and with increasing scrutiny from the capital markets, private investors, policymakers, and other stakeholders on the other, it is critical that the Board of Directors be kept well informed on external factors that could impact the Company’s world-class business platform. The Board of Directors also recognizes that companies in the Company’s key urban markets have specialized needs that extend beyond traditional office and laboratory space, as the Company creates and grows clusters that ignite and accelerate the world’s leading innovators in their noble pursuit to advance human health by curing disease and improving nutrition. As the life science and technology industries continue to converge, it will also be a key role of the S&T Committee to help guide the Board of Directors on new ways to capitalize on the intersection of these sectors in order to continue to capture the highest-quality tenant base and deliver mission-critical spaces for these companies to succeed. The S&T Committee works closely with the Company’s internal science and technology professionals to accumulate the market knowledge and technical intelligence necessary to advise the Board of Directors and guide the Company’s strategy in this area.

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Alexandria Center® at Kendall Square – Cambridge/Inner Suburbs, Greater Boston

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PROPOSAL 1 — ELECTION OF DIRECTORS

Stockholders will be asked at the 2021 Annual Meeting to elect seven directors who will constitute the full Board of Directors. Each elected director will hold office until the next annual meeting of stockholders and until each director’s successor is duly elected and qualifies or until his or her earlier resignation or removal. If, for any reason, any nominee becomes unavailable to serve — an event the Board of Directors does not anticipate — proxies will be voted for the election of the person, if any, designated by the Board of Directors to replace the unavailable nominee.

The following seven persons have been nominated by the Board of Directors for election to the Board of Directors: Joel S. Marcus, Steven R. Hash, Ambassador James P. Cain, Maria C. Freire, Ph.D., Jennifer Friel Goldstein, Richard H. Klein, and Michael A. Woronoff. All the nominees are incumbent directors. Additional information about these nominees is provided in the table and biographical information that follow.

Required Vote and Board of Directors’ Recommendation

Under our Bylaws, other than with respect to a contested election, each director nominee will be elected at the annual meeting if he or she receives a majority of the votes cast with respect to his or her election (that is, the number of votes cast “for” the nominee must exceed the number of votes cast “against,” or withheld as to, the nominee). The election of directors at the 2021 Annual Meeting is not contested.

Under Maryland law, if an incumbent director is not reelected in an uncontested election at a meeting of stockholders at which he or she stands for reelection, then the incumbent director continues to serve as a holdover director until his or her successor is elected and qualifies or his or her earlier resignation or removal. Our Corporate Governance Guidelines provide that if an incumbent director is not reelected due to his or her failure to receive a majority of the votes cast in an uncontested election, the nominee must promptly tender his or her offer to resign to the Board of Directors for its consideration. The Nominating & Governance Committee will consider the offer of resignation and will recommend to the Board of Directors whether to accept the offer to resign. The Board of Directors will decide whether to accept the offer to resign and will publicly disclose its decision.

The Board of Directors unanimously recommends a vote FOR each of the named nominees.

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BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

Background of Directors

The following sets forth certain information concerning the nominees to the Board of Directors, all of whom are incumbent directors of the Company. The information presented below regarding each nominee’s specific experience, expertise, qualifications, attributes, and skills led the Board of Directors to the conclusion that he or she should serve as a director; additionally, the Board of Directors believes that all of its director nominees have reputations for integrity, honesty, and adherence to high ethical standards and that each has demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to the Company and the Board of Directors.

Name	Age	Position
Joel S. Marcus	73	Executive Chairman and Founder of the Company (27 years with the Company)
Steven R. Hash	56	Lead Director
James P. Cain	63	Director
Maria C. Freire, Ph.D.	66	Director
Jennifer Friel Goldstein	41	Director
Richard H. Klein	65	Director
Michael A. Woronoff	60	Director

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BOARD OF DIRECTORS AND EXECUTIVE OFFICERS (continued)

Joel S. Marcus, J.D., CPA, is the full-time Executive Chairman and Founder of Alexandria, a REIT that pioneered life science real estate from a specialty niche to a core asset class and today is the preeminent and longest-tenured owner, operator, and developer uniquely focused on collaborative life science, agtech, and technology campuses in AAA innovation cluster locations. Prior to April 2018, Mr. Marcus served as the Company’s Chairman, Chief Executive Officer, and President. Since co-founding the Company in 1994 as a garage startup with $19 million in Series A capital, he led Alexandria to its inclusion as an S&P 500® company, which has a total enterprise value of $33 billion, ranking it among the top 10 of all equity REITs by enterprise value, as well as a total equity capitalization of $24.4 billion and a total shareholder return exceeding 1,900% as of December 31, 2020. During Mr. Marcus’s 27 years leading Alexandria, he has built a best-in-class company with a unique mission and multifaceted business model that continue to distinguish Alexandria from all other REITs and positions it at the vanguard and heart of the life science and agtech ecosystems. Alexandria’s mission is to create and grow clusters that ignite and accelerate the world’s leading innovators in their noble pursuit to advance human health by curing disease and improving nutrition. Guided by this important mission, Mr. Marcus established four strategic verticals encompassing real estate, venture investments, thought leadership, and corporate responsibility that together catalyze life-changing innovation and drive positive change for the benefit of society.

Mr. Marcus has steered Alexandria’s extraordinary growth through the tremendous execution of its visionary cluster campus strategy in key locations, including Greater Boston, the San Francisco Bay Area, New York City, San Diego, Seattle, Maryland, and Research Triangle. In 1996, Mr. Marcus founded Alexandria Venture Investments, the company’s strategic venture capital platform, to invest in promising seed-, early-, and growth-stage life science, agtech, and technology companies. Today, Mr. Marcus continues to lead Alexandria Venture Investments, which has been recognized by Silicon Valley Bank as the #1 most active biopharma corporate venture capital investor by new deal volume for four consecutive years and by AgFunder as one of the top five most active U.S. agtech investors in 2020. Mr. Marcus introduced the Company’s thought leadership vertical in 2011 when he co-founded the renowned Alexandria Summit®. Established to serve as a highly collaborative, neutral platform, the Alexandria Summit convenes a diverse group of visionary stakeholders to explore critical fields in healthcare and leverages its powerful collective voice to foster impactful collaborations and shape policy. Mr. Marcus also leads Alexandria’s social responsibility initiatives, which aim to develop and implement disruptive and scalable solutions to society’s most urgent challenges, including the COVID-19 pandemic, the opioid epidemic, the homelessness crisis, hunger and food insecurity, educational disparities, and climate change. To reverse the trajectory of the opioid epidemic, Mr. Marcus and Alexandria partnered with Verily, an Alphabet company, to pioneer OneFifteen, an innovative, non-profit data-driven recovery ecosystem providing the full continuum of evidence-based care to help people live healthy, addiction-free lives. This meaningful endeavor was featured as the cover story in the January/February 2021 issue of REIT Magazine.

Prior to co-founding Alexandria, Mr. Marcus had an extensive legal career specializing in corporate finance and capital markets, venture capital, and mergers and acquisitions. During that time, he acquired an expertise in the biopharmaceutical industry and was one of the principal architects of Kirin-Amgen, Inc., the trailblazing joint venture established in 1984. He was also a practicing certified public accountant and tax manager with Arthur Young & Co., where he focused on the financing and taxation of REITs. Mr. Marcus serves on the boards of directors of Applied Therapeutics, Inc. (NASDAQ: APLT), Frequency Therapeutics, Inc. (NASDAQ: FREQ), Intra-Cellular Therapies, Inc. (NASDAQ: ITCI), and MeiraGTx Holdings plc (NASDAQ: MGTX). He also served as a director of Atara Biotherapeutics, Inc. (NASDAQ: ATRA), a clinical-stage biopharmaceutical company, from 2014 to March 2019.

Mr. Marcus was named one of Real Estate Forum’s 2017 Best Bosses in commercial real estate and was previously a recipient of the EY Entrepreneur Of The Year Award (Los Angeles – Real Estate). He received his undergraduate and Juris Doctor degrees from the University of California, Los Angeles.

Mr. Marcus’s qualifications to serve on the Board of Directors include his nearly 50 years of experience in the real estate, life science, and agtech industries, including his three years as the Company’s Chief Operating Officer prior to the Company’s initial public offering in May 1997, 21 years of operating experience as the Company’s Chief Executive Officer, and three years as the Executive Chairman. Since 1994, Mr. Marcus has accumulated nearly 27 years of experience serving as a director of the Company. He was also Vice Chairman of the Board of Directors from the Company’s inception until his election as Chairman of the Board of Directors.

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BOARD OF DIRECTORS AND EXECUTIVE OFFICERS (continued)

Steven R. Hash has served as a director since December 2013 and has served as Lead Director since March 2016. Mr. Hash is the prior President, Chief Operating Officer, and Co-Founder of Renaissance Macro Research, LLC, an equity research and trading firm focused on macro research in the investment strategy, economics, and Washington policy sectors, which he co-founded in 2012 and for which he served as the President and Chief Operating Officer until April 2020, and as a consultant until December 2020. Between 1993 and 2012, Mr. Hash held various leadership positions with Lehman Brothers (and its successor, Barclays Capital), including Global Head of Real Estate Investment Banking from 2006 to 2012, Chief Operating Officer of Global Investment Banking from 2008 to 2011, Director of Global Equity Research from 2003 to 2006, Director of U.S. Equity Research from 1999 to 2003, and Senior Equity Research Analyst from 1993 to 1999. From 1990 to 1993, Mr. Hash held various positions with Oppenheimer & Company’s Equity Research Department, including senior research analyst. He began his career in 1988 as an auditor for the accounting and consulting firm of Arthur Andersen & Co. He has served as a director of The Macerich Company (NYSE: MAC) since May 2015 (and is currently Non-Executive Chairman of the Board), as the lead director of Nuveen Global Cities REIT, Inc., a non-traded REIT, since January 2018, and as a Director of DiamondPeak Holdings Corp. (NASDAQ: DPHC) from February 2019 to October 2020. Mr. Hash received a Bachelor of Arts degree in Business Administration from Loyola University and a Master of Business Administration degree from the Stern School of Business at New York University.

Mr. Hash’s qualifications to serve on the Board of Directors include his financial expertise and extensive knowledge of the real estate industry, which he acquired from various positions, including his former positions as Global Head of Real Estate Investment Banking with Lehman Brothers (and its successor, Barclays Capital) and President and Chief Operating Officer of Renaissance Macro Research, LLC.

Ambassador James P. Cain has served as a director since December 2015. He is the Managing Partner of Cain Global Partners, LLC, a company that provides a vital link between the developed and emerging markets of the world by utilizing its network of diplomatic, political, and corporate resources. As a partner at Cain Global Partners, Ambassador Cain works with North American and European companies to expand their operations into international markets (such as Asia, Latin America, Eastern Europe, and the Middle East), as well as to support economic development and public policy interests. His career has spanned the fields of leadership, law, business, sports, and international diplomacy, and he has mastered the skills of building lasting relationships as well as strong ecosystems. Ambassador Cain’s unique combination of expertise and passion for business and leadership has been instrumental in his role in developing the Research Triangle Park innovation cluster. For 20 years, Ambassador Cain was a partner at the international law firm of Kilpatrick Townsend & Stockton LLP (formerly known as Kilpatrick Stockton), where he co-founded the firm’s Raleigh office in 1985. He continues to serve as counsel to Kilpatrick Townsend & Stockton. From 2000 to 2002, Ambassador Cain served as the President and Chief Operating Officer of the NHL Carolina Hurricanes and its parent company, Gale Force Holdings. Later, during his tenure as the U.S. Ambassador to Denmark, a position for which he was nominated by President George W. Bush on June 30, 2005 (to serve until January 2009), Ambassador Cain called upon not only his leadership and relationship-building skills, but also his experience from his time working with the Carolina Hurricanes. As Ambassador, he oversaw the 13 agencies of the American government that composed the U.S. Embassy in Copenhagen, where he focused his energies on areas of national security, counter-terrorism, energy security, commerce, and investment. He received his Bachelor of Arts and Juris Doctor degrees from Wake Forest University.

Ambassador Cain’s qualifications to serve on the Board of Directors include his extensive leadership and relationship-building skills, which he acquired from various positions, including his current position as managing partner of Cain Global Partners, LLC, his former positions as a partner at Kilpatrick Townsend & Stockton LLP and U.S. Ambassador to Denmark, as well as his broad management, legal, and business experience.

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BOARD OF DIRECTORS AND EXECUTIVE OFFICERS (continued)

Maria C. Freire, Ph.D., has served as a director since April 2012. In November 2012, Dr. Freire became the President and Executive Director, and a member of the board of directors, of the FNIH, a Congressionally authorized independent organization that draws together the world’s foremost researchers and resources in support of the mission of the National Institutes of Health (“NIH”). Prior to her appointment to the FNIH, Dr. Freire was the President and a member of the board of directors of the Albert and Mary Lasker Foundation, a non-profit organization that bestows the Lasker Awards in basic and clinical science and advocates for medical research. From 2001 to 2008, Dr. Freire served as President and Chief Executive Officer of the Global Alliance for TB Drug Development, a public-private partnership that develops better, faster-acting, and affordable drugs to fight tuberculosis. An expert in technology commercialization, she directed the Office of Technology Transfer at the NIH from 1995 to 2001 and served as a commissioner on the World Health Organization’s Commission on Intellectual Property Rights, Innovation and Public Health. Dr. Freire obtained her Bachelor of Science degree from the Universidad Peruana Cayetano Heredia in Lima, Peru, and her Ph.D. in Biophysics from the University of Virginia; she completed post-graduate work in Immunology and Virology at the University of Virginia and the University of Tennessee. She is currently a Director at Exelixis, Inc. (NASDAQ: EXEL) and has previously served on the Science Board of the Food and Drug Administration (“FDA”) and as a member of the Commission on a Global Health Risk Framework for the Future of the Institute of Medicine, among others. Her awards include the Department of Health and Human Services Secretary’s Award for Distinguished Service, the Arthur S. Flemming Award, the Bayh-Dole Award, the 2017 Washington Business Journal’s “Women Who Mean Business” Award, the 2017 Gold Stevie Award for “Woman of the Year,” and NonProfit PRO’s 2019 “Executive of the Year” Award. Dr. Freire is a member of the U.S. National Academy of Medicine and the Council on Foreign Relations.
Dr. Freire’s qualifications to serve on the Board of Directors include her technical scientific expertise and her broad base of experience in the pharmaceutical and biotechnology industries, including her extensive experience in technology commercialization and her involvement with a wide range of not-for-profit medical research organizations, universities, and government health organizations, including the NIH and the FDA. Dr. Freire’s involvement with these organizations provides her with a wealth of relationships in the medical research community, as well as a user’s perspective on the needs of major research organizations in key industry sectors within the Company’s tenant base.

Jennifer Friel Goldstein has served as a director since March 26, 2020. She has 20 years of investing, banking, business development, portfolio management, and strategy experience, as well as a biotechnology background. Since November 2012, Ms. Goldstein held several positions with Silicon Valley Bank (“SVB”) and currently serves as Managing Partner, SVB Capital, where she is responsible for the formation of life science investment vehicles and associated strategies. From July 2006 to September 2012, Ms. Goldstein served on Pfizer Inc.’s Venture Capital team, during which time she helped lead or co-lead fund-of-fund investment decisions and manage Pfizer’s private equity portfolio. Ms. Goldstein has also served as a consultant at Bain & Company in London, where she focused on private equity transactions across Europe. Additional experience at companies such as Chiron, Genelabs, and Genencor further developed Ms. Goldstein’s diverse operational and research skills. Ms. Goldstein also serves on the board of the Leukemia & Lymphoma Society in Silicon Valley. Ms. Goldstein graduated magna cum laude with a Bachelor of Science in Engineering degree in Bioengineering and a Master of Biotechnology degree from the University of Pennsylvania. Ms. Goldstein was also named a Joseph Wharton Fellow while completing her Master of Business Administration degree at the Wharton School.

Ms. Goldstein’s qualifications to serve on the Board of Directors include her extensive leadership and business development skills, her expertise in the pharmaceutical and biotechnology industries, which she acquired from various positions, including her current position as Managing Partner, SVB Capital, her former position as a Director, Venture Capital at Pfizer, as well as her broad management and business experience. Ms. Goldstein’s experience and relationships in the healthcare and biotechnology research communities are in key industry sectors that make up the Company’s tenant base.

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BOARD OF DIRECTORS AND EXECUTIVE OFFICERS (continued)

Richard H. Klein, CPA, has served as a director since December 2003. Mr. Klein has a diverse background spanning more than 30 years as a senior advisor to a variety of domestic and international businesses, with a particular focus on real estate organizations. He currently serves as Chief Financial Officer of Industrial Realty Group, LLC, a privately held owner and developer of commercial and industrial properties with a 110 million square foot portfolio located throughout the United States. From 2012 to 2015, Mr. Klein served as an independent business consultant. In 2003, Mr. Klein founded Chefmakers Cooking Academy LLC, which provided culinary education services and experiences and for which he served as Chief Executive Officer through 2011. From 1984 to 2000, Mr. Klein was with Ernst & Young LLP, and a predecessor firm, Kenneth Leventhal & Company. From 1978 to 1983, Mr. Klein provided tax consulting and auditing services for PricewaterhouseCoopers LLP. At these firms, Mr. Klein served in a variety of capacities, including as partner in the REIT Advisory Practice, the Financial Restructuring and Insolvency Practice, and the Public Relations and Practice Development Department. Mr. Klein is a certified public accountant in the State of California. He received his Bachelor of Science degree in Accounting and Finance from the University of Southern California.

Mr. Klein’s qualifications to serve on the Board of Directors include his extensive experience and knowledge of the real estate industry and REITs in particular and the accounting and financial expertise he developed as a certified public accountant and partner of Ernst & Young LLP.

Michael A. Woronoff has served as a director since July 2017. Mr. Woronoff is currently a Partner at Kirkland & Ellis LLP (“K&E”). He advises clients on a variety of corporate and securities law matters, including SEC reporting obligations, corporate governance, and strategic alliances. In 2020, the Daily Journal named him one of the “Top 100 Lawyers in California” for the eighth time. Prior to joining K&E in 2019, he was a partner at Proskauer Rose LLP (“Proskauer”), head of Proskauer’s Los Angeles office, co-head of its international PEMA group, and a member of the firm’s Executive Committee. Prior to joining Proskauer in 2004, Mr. Woronoff co-founded and was a principal of Shelter Capital Partners (“Shelter”), a Southern California-based private equity fund that invested in technology and technology-enabled businesses at all stages of development. Prior to joining Shelter in 2000, Mr. Woronoff was a partner of Skadden, Arps, Slate, Meagher & Flom LLP (“Skadden”), where he practiced corporate and securities law for 15 years. For the past 20 years, he has been an adjunct at UCLA’s School of Law, where he developed and teaches "Venture Capital and the Start-Up Company." Mr. Woronoff also serves as a director of the non-profit Alliance College-Ready Public Schools Foundation. He received a Juris Doctor degree from the University of Michigan Law School and both a Master of Science in Industrial Administration and a Bachelor of Science in Industrial Management from the Krannert School of Management at Purdue University.

Mr. Woronoff’s qualifications to serve on the Board of Directors include his financial expertise and extensive knowledge of the corporate and securities law, SEC reporting, corporate governance, and strategic alliances, which he acquired from various positions, including his current position as a partner of K&E, and his former positions as a principal of Shelter and as a partner of both Proskauer and Skadden. He has also served on the boards of directors of several start-up and emerging companies, including AccessDNA, TransDimension, and u-Nav Microelectronics.

Directors Not Standing for Reelection at the 2021 Annual Meeting

John L. Atkins, III and James H. Richardson are not standing for reelection at the 2021 Annual Meeting. The Board of Directors thanks Messrs. Atkins and J. Richardson for their many years of valuable leadership and service to our Company.

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BOARD OF DIRECTORS AND EXECUTIVE OFFICERS (continued)
Background of Executive Officers

Name	Age	Position	Years with the Company
Joel S. Marcus	73	Executive Chairman and Founder	27
Stephen A. Richardson	60	Co-Chief Executive Officer	21
Peter M. Moglia	54	Co-Chief Executive Officer and Co-Chief Investment Officer	23
Dean A. Shigenaga	54	President and Chief Financial Officer	20
Daniel J. Ryan	55	Co-Chief Investment Officer and Regional Market Director – San Diego	18	(1)
Lawrence J. Diamond	62	Co-Chief Operating Officer and Regional Market Director – Maryland	22
Joseph Hakman	50	Co-Chief Operating Officer and Chief Strategic Transactions Officer	14
Vincent R. Ciruzzi	58	Chief Development Officer	24
Hunter L. Kass	38	Executive Vice President – Regional Market Director – Greater Boston	3
John H. Cunningham	60	Executive Vice President – Regional Market Director – New York City	14
Terezia C. Nemeth	58	Executive Vice President – Regional Market Director – San Francisco Bay Area	14
Marc E. Binda	45	Executive Vice President – Finance & Treasurer	16
Andres R. Gavinet	52	Chief Accounting Officer	8
Jackie B. Clem	52	General Counsel and Secretary	15
Gary D. Dean	49	Executive Vice President – Real Estate Legal Affairs	16

(1)Including eight years with Veralliance Properties, Inc., certain assets of which were acquired by the Company in 2010.

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BOARD OF DIRECTORS AND EXECUTIVE OFFICERS (continued)

Joel S. Marcus – See “Background of Directors” above.

Stephen A. Richardson has served as Co-Chief Executive Officer since April 2018.
Mr. Richardson previously served as the Company’s Chief Operating Officer from October 2011 to April 2018 and as Executive Vice President – Regional Market Director – San Francisco Bay Area from January 2016 to April 2018. From October 2011 to December 2015, Mr. Richardson served as the Company’s Regional Market Director – San Francisco Bay Area. From January 2011 to October 2011, Mr. Richardson served as the Company’s Executive Vice President – Regional Market Director – San Francisco Bay Area, and from July 2005 to December 2010, he served as Senior Vice President – Regional Market Director – San Francisco Bay Area, where he was responsible for the management of the Company’s San Francisco Bay Area region asset base and operations. From February 2000 to July 2005, Mr. Richardson served the Company as a Vice President, Portfolio Services. Prior to joining the Company, he served as a Director of CellNet Data Systems from 1993 to 2000, where he was responsible for negotiating large-scale technology transactions and aggregating a national footprint of wireless spectrum. From 1983 to 1993, Mr. Richardson served as a Director of Marketing and Leasing for Paragon Group, a national real estate development company, and as real estate broker with Schneider Commercial Real Estate, serving the greater Silicon Valley market. Mr. Richardson currently serves on the boards of the California Life Sciences Association, the state’s most influential organization whose mission is to advance California’s world-leading life sciences innovation ecosystem by advocating for effective national, state, and local public policies and supporting entrepreneurs and life sciences businesses; and the Gladstone Foundation, a not-for-profit organization supporting the Gladstone Institutes, an independent state-of-the-art biomedical research institution. Mr. Richardson received his Bachelor of Arts degree in Economics and Literature from Claremont McKenna College and his Master of Business Administration degree from Santa Clara University.

Peter M. Moglia has served as Co-Chief Executive Officer since April 2018 and as Co-Chief Investment Officer since May 2018. Mr. Moglia served as Chief Investment Officer from January 2009 through April 2018 and has been serving the Company in many important capacities since April 1998. From April 2003 through December 2008, Mr. Moglia was responsible for the management of the Company’s Seattle asset base and operations. From 1998 to 2003, Mr. Moglia’s responsibilities were focused on underwriting, acquisitions, and due diligence activities. Prior to joining the Company, Mr. Moglia served as an Analyst for Lennar Partners, Inc., a diversified real estate company, where his responsibilities included underwriting and structuring direct and joint venture real estate investments. Mr. Moglia began his real estate career in the Management Advisory Services group within the Kenneth Leventhal & Co. Real Estate Group, where he spent six years providing valuation, feasibility, financial modeling, and other analytical services to real estate developers, financial institutions, pension funds, and government agencies. Mr. Moglia received his Bachelor of Arts degree in Economics from the University of California, Los Angeles.

Dean A. Shigenaga, CPA, has served as President since January 2021 and Chief Financial Officer since December 2004. Mr. Shigenaga led Alexandria’s issuance of $1.9 billion of green bonds over the last three years. Mr. Shigenaga previously served as Executive Vice President from May 2012 to April 2018, as Treasurer from March 2008 to April 2018, and in other capacities from December 2000 to December 2004. Prior to joining Alexandria, Mr. Shigenaga was an Assurance and Advisory Business Services Manager in Ernst & Young LLP’s real estate practice. In his role at Ernst & Young, from 1993 through 2000, Mr. Shigenaga provided assurance and advisory services to several publicly traded REITs, over a dozen private real estate companies, and many other public and private companies. In addition to providing audit and attestation services, he assisted clients with services related to initial public offerings, follow-on offerings, debt offerings, and technical research. Mr. Shigenaga is currently a member of Nareit’s Corporate Governance Council and has served as a member of Nareit’s ESG Task Force. Mr. Shigenaga is a certified public accountant and a member of the American Institute of CPAs. Mr. Shigenaga received his Bachelor of Science degree in Accounting from the University of Southern California.

2021 Proxy Statement	41

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS (continued)

Daniel J. Ryan has served as Co-Chief Investment Officer since May 2018 and as Regional Market Director – San Diego since May 2012. Mr. Ryan previously served the Company as Senior Vice President – Regional Market Director – San Diego & Strategic Operations from June 2010, when the Company acquired certain assets of Mr. Ryan’s company, Veralliance Properties, Inc. (“Veralliance”), to May 2012. During his tenure with the Company, Mr. Ryan has been responsible for the management of the Company’s San Diego region asset base and operations, as well as involvement with developments, redevelopments, joint ventures, financing, leasing, and other strategic opportunities outside the San Diego region. Prior to joining the Company, Mr. Ryan was Chief Executive Officer of Veralliance, a commercial real estate developer, which he founded in 2002. Veralliance owned, managed, developed, and leased an approximately $1 billion portfolio primarily consisting of life science assets in the greater San Diego region. Veralliance had significant institutional equity partners, including a REIT, Prudential Real Estate Investors, and UBS. Prior to 2002, Mr. Ryan worked in the commercial real estate industry in Southern California. He was a founding principal of Pacific Management Services, Inc., a commercial developer focused on value-added transactions in the greater San Diego area, including life science, office, industrial, and multifamily transactions. Mr. Ryan is a board member of Biocom, a Southern California trade organization, the San Diego Economic Development Corporation, a not-for-profit regional body comprising business, government, and civic leaders committed to maximizing economic growth, and the Policy Advisory Board of the University of San Diego – School of Real Estate. He is also a member of the NAIOP and the Urban Land Institute, both public policy organizations focused on public advocacy of the built environment. Mr. Ryan received his Bachelor of Science degree in Economics, cum laude, from the University of Wisconsin–Madison and was admitted to Omicron Delta Epsilon, the honor society for excellence in achievement in the study of economics.

Lawrence J. Diamond has served as Co-Chief Operating Officer since April 2018 and as Regional Market Director – Maryland since July 2005. Mr. Diamond previously served as Vice President – Asset Services, Mid-Atlantic Region from January 2000 to June 2005 and as Assistant Vice President – Asset Services from November 1998 to December 1999. Throughout his tenure with the Company, Mr. Diamond has been responsible for the management of the Company’s Maryland region asset base and operation. From January 1994 to November 1998, Mr. Diamond served as Director of Facility Services for Manor Care, Inc., where he was responsible for management of corporate real estate. From 1980 to 1994, Mr. Diamond’s real estate career was focused on regional Maryland management firms, starting with B.F. Saul Company. He has gained expertise in all phases of property management, accounting, leasing, and construction services. He previously served on Maryland’s Life Sciences Advisory Board. Mr. Diamond received his Bachelor of Science degree in Accounting/Business Administration from Frostburg State University.

Joseph Hakman has served as Co-Chief Operating Officer since July 2020 and as Chief Strategic Transactions Officer since June 2019. Mr. Hakman previously served as Senior Vice President – Strategic Transactions from January 2016 to June 2019, as Vice President – Strategic Transactions from January 2013 to December 2015, as Assistant Vice President – Due Diligence & Financial Analysis from June 2009 to December 2012, and as Senior Director – Due Diligence & Financial Analysis from December 2006 to June 2009. At the Company, Mr. Hakman oversees property acquisitions and dispositions, due diligence activities, financial underwriting, and secured debt placement and contributes to the development of the strategy and business plan for each asset. Before joining the Company, Mr. Hakman was part of the Commercial Real Estate Finance Group at Colliers International. In this capacity, he was responsible for financial and project feasibility analyses, investment sales activities, and commercial real estate transaction structuring. Previously, Mr. Hakman was a Senior Consultant at PricewaterhouseCoopers LLP (“PwC”), where he headed a team that was responsible for performing due diligence with respect to the acquisition of commercial property and the securitization of loan portfolios. Prior to PwC, he was in the asset management division at American Realty Advisors, where he was responsible for the asset management of office, industrial, and land assets nationally. Mr. Hakman received his Bachelor of Science degree in Business Administration from Pepperdine University.

2021 Proxy Statement	42

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS (continued)

Vincent R. Ciruzzi has served as Chief Development Officer since October 2015. Mr. Ciruzzi previously served as a Senior Vice President, Construction and Development from June 2000 to October 2015, Vice President from September 1996 to June 2000, and was an active participant in the Company’s initial public offering in May of 1997. Since Alexandria’s initial public offering, Mr. Ciruzzi has been responsible for the Company’s domestic and international construction and development operations and services platform. Working with a team of highly skilled professionals, Mr. Ciruzzi has overseen the management of entitlements, design, permits, development, construction, and completion of the Company’s collaborative science and technology campuses in the Company’s urban innovation clusters. Mr. Ciruzzi is also deeply involved in the Company’s sustainability efforts, construction risk management, capital planning, and project budgeting. In 1993, Mr. Ciruzzi founded a real estate development and consulting business, which provided consulting services to Alexandria from September 1995 until his appointment as Vice President. From 1986 to 1993, Mr. Ciruzzi served as Project Manager for Home Capital Development Group, a real estate development company, where he specialized in project management of master planned communities, including the management of a 2,600-acre mixed-use community, as well as other real estate development opportunities. Mr. Ciruzzi received his Bachelor of Science degree in Finance and Real Estate from the University of Southern California. Mr. Ciruzzi is a key team advocate of Environmental, Social, and Governance, and other sustainability initiatives for the Company.

Hunter L. Kass has served as Executive Vice President – Regional Market Director – Greater Boston as of January 1, 2021. Mr. Kass previously served as Senior Vice President – Strategic Market Director – Greater Boston since October 2019 and has been with the Company since 2018. In these roles, Mr. Kass focused on the Company’s strategic growth through leadership of the Greater Boston development team and acquisitions and transactions within the Greater Boston region. Prior to joining the Company, Mr. Kass worked at MIT's Endowment (“MITIMCo”) starting as a Senior Investment Associate, then a Senior Real Estate Officer, and ultimately an Associate Director in the Transaction Group of the Direct Real Estate Team. During his six-year tenure at MITIMCo, Mr. Kass was a leader in the team that executed over 1 million square feet of leasing, completed multiple capital market transactions that in total exceeded $2 billion, and supported the entitlement and permitting of several million square feet in Cambridge, Massachusetts. Mr. Kass received his Bachelor of Arts degree from the University of Virginia, a Master of Business Administration from Babson College, and a Master of Science degree from the Center for Real Estate at the Massachusetts Institute of Technology.

John H. Cunningham has served as Executive Vice President – Regional Market Director – New York City since July 2017. Mr. Cunningham previously served as the Company’s Senior Vice President – Regional Market Director – New York/Strategic Operations from January 2010 to July 2017 and as Senior Vice President – Strategic Operations from January 2009 to December 2009. From January 2007 to December 2008, Mr. Cunningham served the Company as Senior Vice President – Development. Mr. Cunningham has more than 30 years of experience in real estate operations, leasing, and development and has completed over 4.5 million square feet of development projects, including numerous complex life science and specialized high-tech projects, large build-to-suits, and strategic properties. Prior to joining Alexandria, Mr. Cunningham was at Cambridge Property Group in the Washington, D.C., metropolitan area since 1987, where he became the President of the Development Group in 1995. While at Cambridge, Mr. Cunningham worked closely with Alexandria from 1997 to 2007, acting as a third-party developer on projects in the Mid-Atlantic region of the United States. In addition to operations, leasing, and development, Mr. Cunningham has extensive experience in acquisitions and dispositions of commercial real estate. Prior to Cambridge, Mr. Cunningham was the editor-in-chief of The Pro Review magazine, a publication for professional photographers. He also served as the Vice Chairman of the Board of Trustees for Loudoun Country Day School for six years and has published nine novels. Mr. Cunningham received his Bachelor of Arts degree in International Relations from the University of Maryland.

2021 Proxy Statement	43

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS (continued)

Terezia C. Nemeth has served as Executive Vice President – Regional Market Director – San Francisco Bay Area since March 2020. Ms. Nemeth previously served as the Company’s San Francisco Bay Area–based Senior Vice President – Real Estate Development & Community Relations from March 2018 to March 2020 and as Vice President – Development & Community Relations from July 2015 to March 2018. Ms. Nemeth was also with the Company as Vice President, Development from February 2005 to July 2013. Ms. Nemeth has more than 30 years of experience in real estate development and operations, having completed 5 million square feet of commercial development projects, including several complex life science multi-phase campus projects in the Bay Area, and having managed the operations of the Company’s Mission Bay assets between 2009 and 2013. Ms. Nemeth has worked on the Mission Bay project in San Francisco since its inception in 1998. She has led the design, entitlement, and project management for all commercial development at Mission Bay for the Company as well as previously for Catellus Development Corporation. Ms. Nemeth has also served as a Special Assistant – Development to San Francisco Mayor Willie L. Brown, Jr., and as Long Range Planning Director for the City of Oakland. Ms. Nemeth serves as Chair of the Mission Bay Community Advisory Committee, and as a member of the Board of the Mission Bay Transportation Management Association and the Mission Bay Commercial Maintenance Corporation, and previously served on the Board of the Tenderloin Neighborhood Development Corporation. Ms. Nemeth holds a Bachelor of Arts in Architecture degree and a Master of Architecture degree from the University of California, Berkeley as well as a Master of Science degree from the Center for Real Estate at the Massachusetts Institute of Technology.

Marc E. Binda has served as Executive Vice President – Finance & Treasurer since June 2019. Mr. Binda previously served as Senior Vice President – Finance & Treasurer since April 2018, as Senior Vice President – Finance since April 2012, and in other capacities from January 2005 to April 2012. Since joining the Company, Mr. Binda has served in a variety of positions of increasing responsibility within the finance and accounting functions. Mr. Binda oversees the Company’s treasury strategies and risk management, financial projections, capital planning, debt financing, and other capital market transactions and provides business and technical advice on unique and complex real estate, joint venture, and leasing transactions. Prior to joining the Company, Mr. Binda was a Financial Reporting Manager at Watt Centro Management JV, LP, where he was responsible for accounting, finance, and treasury matters, REIT compliance, debt compliance, and U.S. and Australian GAAP reporting. Prior to joining Watt, Mr. Binda was a manager in Ernst & Young LLP’s Real Estate Advisory Business Services group, where he served three publicly traded REITs and other public and private companies. Mr. Binda is a certified public accountant and received his Bachelor of Science degree in Accounting from California Lutheran University.

Andres R. Gavinet has served as Chief Accounting Officer since June 2012. Mr. Gavinet oversees the Company’s accounting and financial reporting functions and the execution of capital market transactions. Prior to joining the Company, Mr. Gavinet was the Chief Accounting Officer at Ares Management, a global alternative asset manager. Previously, Mr. Gavinet served in senior finance and accounting positions in private and public real estate companies, including as Chief Financial Officer at Younan Properties, as Executive Vice President of Finance at Douglas Emmett, Inc., and as Chief Accounting Officer at Arden Realty, Inc. Mr. Gavinet began his career in the Assurance and Advisory Services group within the EY Kenneth Leventhal Real Estate Group, where he spent five years practicing as a certified public accountant and assisting clients with audit and attestation services related to REIT initial public offerings and debt and joint venture compliance. Mr. Gavinet received his Bachelor of Science degree in Accounting from California State University, Northridge.

2021 Proxy Statement	44

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS (continued)

Jackie B. Clem has served as General Counsel and Secretary since July 2020. Ms. Clem previously served as Senior Vice President – Real Estate Legal Affairs and Assistant Secretary from January 2015 to July 2020 and has been with the Company since 2006. Since joining the Company, Ms. Clem has overseen a vast array of complex domestic and international transactions; helped to develop and implement protocols and initiatives within the legal department; managed the leasing group and the transactions group; and is a key member of the Company’s COVID-19 Task Force. Ms. Clem has over 20 years of commercial real estate and related legal experience. Ms. Clem previously practiced law in the real estate department of Paul, Hastings, Janofsky & Walker LLP in Los Angeles, where she specialized in acquisitions, dispositions, leasing, development and other commercial real estate transactions, representing a variety of REITs, regional and national developers, retailers, and institutional investors. Ms. Clem received her Bachelor of Arts degree from the University of California, San Diego and her Juris Doctor degree from the University of California, Los Angeles, and is also a member of the California Bar and LA County Bar Association. Throughout her career, Ms. Clem has been actively involved in a number of community organizations. She helped found Pasadena Education Network, a non-profit organization formed to promote family participation in public education in Pasadena, California, and previously served on the board of the Pasadena Educational Foundation.

Gary D. Dean has served as Executive Vice President – Real Estate Legal Affairs since July 2020. Mr. Dean joined the Company in 2004 and served as Senior Vice President – Real Estate Legal Affairs since January 2015 and has been responsible for real estate legal issues related to acquisitions, dispositions, leases, and operational matters. In addition, as FCPA and OFAC compliance officer, Mr. Dean oversees Alexandria’s compliance program and reviews and evaluates compliance issues/concerns within the organization. Mr. Dean manages Alexandria’s vendor contracting process and is a key legal advisor to the RED Legal department. He has over 20 years of commercial real estate and related experience and also previously practiced law at Skadden, Arps, Slate, Meagher & Flom LLP in its Los Angeles and Tokyo offices. While at Skadden, Mr. Dean represented several publicly traded REITs and other institutional clients with investments in hotel, retail, office, residential, and mixed-use projects. Mr. Dean has a Bachelor of Arts degree in Political Science and a Juris Doctor degree from the University of California, Los Angeles.

2021 Proxy Statement	45

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS (continued)
2020 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)	All Other Compensation ($)	Total ($)
Joel S. Marcus(2)	—		—	—	—
Steven R. Hash	221,000		140,056	19,342	380,398
John L. Atkins, III	165,000		140,056	—	305,056
James P. Cain	136,000		140,056	6,706	282,762
Maria C. Freire, Ph.D.	150,000		140,056	—	290,056
Jennifer Friel Goldstein	88,595	(3)	141,800	—	230,395
Richard H. Klein	165,000		140,056	—	305,056
James H. Richardson(4)	11,000		243,435	100,000	354,435
Michael A. Woronoff	136,000		140,056	20,786	296,842
(1)Except for Mr. J. Richardson, the dollar value of restricted stock awards set forth in this column is equal to the aggregate fair value at the grant date of January 15, 2020, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”). Refer to footnote 4 below for information as it relates to Mr. J. Richardson. As of December 31, 2020, our non-employee directors held the following amounts of unvested restricted stock awards and phantom units:

Award Type	Steven R. Hash	John L. Atkins, III	James P. Cain	Maria C. Freire	Jennifer Friel Goldstein	Richard H. Klein	James H. Richardson	Michael A. Woronoff
Unvested restricted stock awards	—	1,324	220	1,324	1,000	1,324	2,334	—
Phantom stock units	5,366	—	1,833	—	—	—	—	5,778
(2)Mr. Marcus, the Company’s Executive Chairman, was an employee of the Company in 2020 and thus received no compensation for his services as director. The compensation received by Mr. Marcus as an NEO of the Company is shown in the “Summary Compensation Table” on page 97.
(3)Ms. Goldstein was elected by the Board of Directors to serve as a director on March 26, 2020. This amount represents a prorated amount of the annual cash retainer fee paid to Ms. Goldstein in 2020.
(4)Mr. J. Richardson, a senior management consultant to the Company, received compensation for services provided to the Company in 2020 consisting of $11,000 for services relating to his duties as a director, as well as $100,000 in cash payments and a restricted stock award of 1,500 shares for non-director-related consulting services.

In determining the form and amount of compensation to be paid to our independent directors in 2020, the Board of Directors considered recommendations from FTI Consulting, Inc. (“FTI”). At the end of 2019, the Board of Directors reviewed data provided by FTI for the peer group described under “2020 Peer Group” on page 60 and considered industry trends in director compensation to determine the terms of the compensation program for our independent directors in 2020. In 2020, each independent director earned an annual cash retainer fee of $110,000, with the exception of Ms. Goldstein who, after being elected to serve on the Board on March 26, 2020, received her annual cash retainer fee on a pro rata basis, and the Lead Director earned an additional $50,000 in annual cash fees. Additional fees for various roles were as follows:

	Committee Chair ($)	Committee Member ($)
Audit Committee	35,000	20,000
Compensation Committee	35,000	20,000
Nominating & Governance Committee	35,000	20,000
Science & Technology Committee	20,000	6,000
Pricing Committee(1)	N/A	6,000
(1)Mr. Marcus is a member of the Pricing Committee but does not receive additional compensation for this role.

Independent directors are also eligible to receive restricted stock awards under the Company’s Amended and Restated 1997 Stock Award and Incentive Plan (the “1997 Incentive Plan”) equal to a fixed-dollar amount of $140,000 divided by the Company’s closing stock price as of the grant date as compensation for their services as directors. These restricted stock awards generally vest over a period of three years.

In 2016, our stockholders approved a limit on the amount of non-employee director compensation under the 1997 Incentive Plan. The aggregate value of all compensation granted or paid to any individual solely for service as a non-employee director of the Board of Directors with respect to any calendar year may not exceed $600,000 in total value, calculating the value of any stock awards based on the grant date fair value of such awards. This limit was not intended to serve as an increase in the annual amount of non-employee director compensation; rather, this action was approved for the purpose of limiting the amount of compensation the Board of Directors can approve for non-employee directors each year.

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BOARD OF DIRECTORS AND EXECUTIVE OFFICERS (continued)
Deferred Compensation Plan for Directors

The Company’s Deferred Compensation Plan for Directors (the “DCPD”), established in December 2001, permits non-employee directors to elect to defer receipt of up to 100% of their annual retainer fees, committee chair and member fees, lead director fees, restricted stock awards, and any tax gross-up payments made with respect to restricted stock awards (but the Company does not have a practice of awarding any tax gross-up payments with respect to restricted stock awards).

Any amounts elected to be deferred under the DCPD are converted into phantom stock units based on the then‑current value of our Common Stock at the time such amounts are credited to the non-employee director’s DCPD account. Any phantom stock units attributable to deferrals of restricted stock awards are subject to the same vesting and forfeiture conditions as the deferred restricted stock award, provided, however, that all phantom stock units shall immediately vest in the event of a change in control or a termination of the non-employee director’s service with us due to death, disability, termination without Cause (as defined in the DCPD), or failure without Cause to be renominated or reelected to the Board. Phantom stock units credited to the non-employee director DCPD accounts are adjusted to reflect dividends, stock splits, and similar events impacting our Common Stock. All distributions under the DCPD in settlement of the non-employee director’s phantom stock unit account are paid in the form of an issuance of our Common Stock with the number of shares issued corresponding with the number of phantom units to be settled. Any fractional phantom stock units are settled in cash based on the then-current value of our Common Stock.

Non-employee directors generally must make deferral elections under the DCPD during an election period that is prior to the beginning of the plan year in which the related compensation is earned or prior to the beginning of the plan year in which the restricted stock award is granted. Newly eligible directors are permitted to make a deferral election within the first 30 days after becoming eligible to participate in the DCPD with respect to compensation earned during the remainder of the plan year after the election becomes irrevocable.

The non-employee director may elect to receive a distribution in settlement of his or her vested phantom stock unit account under the DCPD on a specified date selected by the non-employee director. If the non-employee director’s service terminates prior to any scheduled distribution date, the entire phantom stock unit account will be immediately settled upon termination. In addition, if a change in control (as defined under the DCPD) occurs prior to any such date specified by the non-employee director for distribution, settlement of any phantom stock units attributable to any amounts that were deferred under the DCPD on or after January 1, 2005, will be made as soon as administratively feasible following the change in control.

A non-employee director may elect to receive an early distribution of any vested amounts if he or she experiences an unforeseeable emergency (as defined in the DCPD). In addition, a non-employee director may elect to receive an early settlement of phantom stock units attributable to any vested deferrals made to the DCPD prior to January 1, 2005, provided that the number of phantom units to be settled will be equal to 90% of the number of phantom units elected by the non-employee director and the remaining 10% of the phantom units elected by the non-employee director will be forfeited. During 2020, the Company did not credit any additional phantom stock units to participants’ accounts under the DCPD in addition to those related to the compensation deferred by the non-employee director.

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PROPOSAL 2 — NON-BINDING, ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 added Section 14A to the Securities Exchange Act of 1934, as amended, which requires that we provide our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our NEOs as disclosed in this Proxy Statement in accordance with the SEC’s compensation disclosure rules. At our 2017 annual meeting of stockholders, the stockholders indicated their preference that we solicit this non-binding, advisory vote on the compensation of our NEOs every year. Since then, the Board of Directors has adopted a policy consistent with that preference.

This vote is advisory only, which means that the vote on executive compensation is not binding on the Company, its Board of Directors, or the Compensation Committee. However, both the Board of Directors and the Compensation Committee will consider and evaluate the results of the vote, together with feedback from stockholders. To the extent there is any significant vote against our NEO compensation as disclosed in this Proxy Statement, the Board of Directors and the Compensation Committee will evaluate whether any actions are necessary to address the concerns of stockholders.

The vote on this resolution is not intended to address any specific element of compensation, but rather relates to the overall compensation of our NEOs, as described in this Proxy Statement in accordance with the SEC’s compensation disclosure rules. The compensation of our NEOs subject to the vote is disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related narrative discussion contained in this Proxy Statement. As discussed in those disclosures, the Company believes that its compensation philosophy and decisions support our key business objectives of creating value for, and promoting the interests of, our stockholders.

Accordingly, the Board of Directors is asking the stockholders to indicate their support for the compensation of our NEOs as described in this Proxy Statement by casting a non-binding, advisory vote “FOR” the following resolution, which will be presented at the 2021 Annual Meeting:

“RESOLVED, that the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2021 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion, is hereby APPROVED by the stockholders of the Company.”

The affirmative vote of a majority of the votes cast on the matter at the 2021 Annual Meeting will be required to adopt the foregoing resolution.

The Board of Directors unanimously recommends a vote FOR Proposal 2.

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PROPOSAL 2 — NON-BINDING, ADVISORY VOTE ON EXECUTIVE COMPENSATION (continued)
Compensation Committee Report on Executive Compensation

The Compensation Committee of the Board of Directors (the “Board of Directors”) of Alexandria Real Estate Equities, Inc., a Maryland corporation (the “Company”), has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement. Based on this review and discussion, the Compensation Committee has concluded that the level of Named Executive Officer (“NEO”) compensation for 2020 is fair, reasonable, and in the best interests of the Company, and has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

COMPENSATION COMMITTEE
Steven R. Hash, Chair John L. Atkins, III Richard H. Klein
Leadership Structure and the Roles of Our Named Executive Officers

In 2018, we separated the roles of Chairman and Chief Executive Officer when Mr. Marcus was elevated to the role of the Company’s full-time Executive Chairman. As full-time Executive Chairman, Mr. Marcus’s role includes, among other things: overall oversight of the Company’s executive management team, operational and risk management, financial and operating strategy, corporate brand, and mission; leadership development, talent management, and culture, with a particular emphasis on promoting diversity in leadership positions; the performance of the Company’s operational excellence initiatives; responsibility for strategic corporate and regional growth, including a five-year strategic growth framework through which the Company has the potential to double rental revenues by 2022, compared to 2017, assuming a positive macro and industry environment; oversight of the Company’s New York City regional strategic operations; leadership of the Company’s venture investment activity; the performance of the Company’s life science, agtech, and technology ecosystems’ development, growth, and thought leadership; and guiding the Company’s corporate responsibility initiatives.

Company veterans Stephen A. Richardson and Peter M. Moglia continue to serve as Co-Chief Executive Officers reporting to Mr. Marcus and our Board of Directors. Mr. Moglia served as Chief Investment Officer through April 2018 and Co-Chief Investment Officer since May 2018, when Daniel J. Ryan began serving as Co-Chief Investment Officer. Also during 2018, Dean A. Shigenaga began serving as Co-President and Mr. Ryan began serving as Co-Chief Investment Officer. Mr. Shigenaga continues to serve as Chief Financial Officer and, in December 2020, began serving as President, and Mr. Ryan continues to serve as Regional Market Director – San Diego. We refer to Messrs. Shigenaga, Ryan, Cunningham, and Ciruzzi together as our “Other NEOs.”

This section explains our executive compensation program for 2020 as it relates to our NEOs, described above.

Name	Tenure	Current Position
Joel S. Marcus	27	Executive Chairman and Founder
Stephen A. Richardson	21	Co-Chief Executive Officer
Peter M. Moglia	23	Co-Chief Executive Officer and Co-Chief Investment Officer
Dean A. Shigenaga	20	President and Chief Financial Officer
Daniel J. Ryan	18	Co-Chief Investment Officer and Regional Market Director – San Diego
John H. Cunningham	14	Executive Vice President – Regional Market Director – New York City
Vincent R. Ciruzzi	24	Chief Development Officer

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5200 Illumina Way, University Town Center, San Diego

2021 Proxy Statement	50

COMPENSATION DISCUSSION AND ANALYSIS

We present our Compensation Discussion and Analysis in the following sections:

1.Executive Summary
In this section, we highlight our 2020 corporate performance, certain governance aspects of our executive compensation program, and our stockholder engagement efforts.	Page 52
2.Compensation Governance
In this section, we describe our executive compensation philosophy and process.	Page 56
3.Key Elements of the Compensation Program
In this section, we describe the material elements of our executive compensation program.	Page 61
4. 2020 Compensation Decisions
In this section, we provide an overview of our Compensation Committee’s executive compensation decisions for 2020 and certain actions taken after 2020 where discussion thereof may enhance the understanding of our executive compensation program.
Page 62
5.Other Compensation Policies
In this section, we summarize our other compensation policies and review the accounting and tax treatment of compensation and the relationship between our compensation program and risk.	Page 94

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COMPENSATION DISCUSSION AND ANALYSIS – Executive Summary

EXECUTIVE SUMMARY – WHY YOU SHOULD VOTE FOR OUR 2021 SAY-ON-PAY PROPOSAL

The Fundamental Principle That Drives Our Pay Decisions Is to Align Pay with Performance

● The experience, abilities, and commitment of our NEOs (whose tenures with the Company range from 14 to 27 years) provide the Company with unique skill sets in the business of owning and operating essential real estate for the broad and diverse life science, agtech, and technology industries and therefore have been and will continue to be critical to the Company’s long-term success, including the achievement of each of our key business objectives: profitability, growth in funds from operations (“FFO”) per share and net asset value (“NAV”), and creation of long-term stockholder value.

● Our total stockholder return (“TSR”) of 13.3%, 48.5%, and 128.0% for the one-, three-, and five-year periods ended December 31, 2020, respectively, significantly exceeded the average TSR of our nine peers and was the highest compared to the TSR of various indices — including the FTSE Nareit Equity Office Index and the SNL U.S. REIT Office Index.

● As described below, we also had strong year-over-year growth in FFO per share and NAV.
● The Compensation Committee believes that each NEO’s total annual compensation should vary with the performance of the Company for the year in question and, as described below, that our executive compensation program is directly aligned with our corporate performance.

Pay-for-Performance Philosophy

The fundamental principle that drives pay decisions of the Compensation Committee is to align pay with performance. The experience, abilities, and commitment of our NEOs (whose tenures range from 14 to 27 years) provide the Company with unique skill sets in the business of owning and operating essential real estate for the broad and diverse life science, agtech, and technology industries and therefore have been and will continue to be critical to the Company’s long-term success, including the achievement of each of our key business objectives: profitability, growth in FFO per share and NAV, and creation of long-term stockholder value. The Compensation Committee believes that each NEO’s total annual compensation should vary with the performance of the Company for the year in question.

Our Executive Compensation Program Emphasizes Long-Term Performance

Consistent with our pay-for-performance philosophy, the components of our executive compensation program primarily consist of non-cash long-term incentive awards and payout of a significant portion of the cash and non-cash compensation of our Executive Chairman and our Co-Chief Executive Officers, which are contingent upon the achievement of predetermined performance goals. We believe that our pay mix emphasizes long-term performance and creation of long-term stockholder value. Components of the total 2020 compensation earned by Messrs. Marcus, Richardson, and Moglia (as reported in the “Summary Compensation Table” on page 97, and excluding special bonus awards granted in 2020 to certain NEOs in connection with either their work anniversaries with the Company or their exceptional performance during 2020) are summarized in the chart below:

Base Salary (Time Based) 10%	Annual Cash Incentive Award (Performance Based) 22%
Determined based on responsibilities, personal expertise, and experience, as well as prevailing base salaries at the Company and elsewhere for similar positions	Represents annual cash incentive tied to the achievement of predetermined corporate and individual goals

Long-Term Equity Compensation (Time Based) 24%	Long-Term Equity Compensation (Performance Based) 44%
Consists of restricted stock awards that provide motivation through equity compensation with a value that is directly aligned with stockholders’ interest	Consists of long-term equity awards that are “at risk” and vest upon the achievement of predetermined three-year growth in TSR and FFO, as well as TSR percentile ranking among constituents of the FTSE Nareit Equity Office Index

2021 Proxy Statement	52

COMPENSATION DISCUSSION AND ANALYSIS – Executive Summary (continued)
2020 Strategic Goals and Results

Our primary strategic goals for 2020 were part of a multiyear strategy to deliver significant achievements toward growth in FFO per share, NAV, and Common Stock dividends per share, which we believe has resulted in significant stockholder value, and were as follows:
•Solid operating performance from our core operating asset base, resulting in growth in total revenues, net operating income, and cash flows;
•Disciplined allocation of capital for the development and redevelopment of highly leased new Class A properties in urban innovation cluster submarkets with high barriers to entry, resulting in growth in total revenues, net operating income, and cash flows; and
•Disciplined management of our balance sheet, including further strengthening our long-term capital structure, extending the weighted-average remaining term of outstanding debt, laddering debt maturities, maintaining moderate balance sheet leverage, and maintaining a moderate level of a pipeline of new buildings through ground-up development and redevelopment.

Funds From Operations Per Share(1)	Net Asset Value Per Share(2)	Common Stock Dividends Per Share

(1)Represents funds from operations per share – diluted, as adjusted. For information on the Company’s funds from operations, including definitions and a reconciliation from the most directly comparable GAAP measure, see “Non-GAAP Measures and Definitions” under Item 7 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020.
(2)Based on average net asset value estimates at the end of each year provided by Bank of America Merrill Lynch, Citigroup Global Markets Inc., Evercore ISI, Green Street, and J.P. Morgan Securities LLC.

TSR
1 Year Ended		3 Years Ended		5 Years Ended		5/28/97 (IPO) through
12/31/20		12/31/20		12/31/20		12/31/20

Russell	20.0%	S&P 500	48.9%	ARE	128.0%	ARE	1,954.8%
S&P 500	18.4%	ARE	48.5%	S&P 500	103.0%	Russell	616.9%
ARE	13.3%	Russell	34.0%	Russell	86.4%	Peers	604.7%
FTSE	(18.4)%	Peers	(5.3)%	Peers	13.3%	S&P 500	589.3%
Peers	(20.6)%	FTSE	(8.4)%	FTSE	9.2%	FTSE	434.5%
SNL	(20.6)%	SNL	(16.5)%	SNL	(4.3)%	SNL	331.3%

High ARE Percentile Ranking(1)

FTSE	100%	FTSE	100%	FTSE	100%	FTSE	100%
SNL	100%	SNL	100%	SNL	100%	SNL	100%
Peers	89%	Peers	89%	Peers	89%	Peers	100%
S&P 500	56%	S&P 500	63%	S&P 500	64%	S&P 500	73%

(1)Represents the percentile ranking of ARE’s TSR performance among the companies included in the FTSE Nareit Equity Office and SNL U.S. REIT Office Indices and our 2020 peer group.
ARE: Alexandria Real Estate Equities, Inc.			Russell: Russell 2000 Index
FTSE: FTSE Nareit Equity Office Index			SNL: SNL U.S. REIT Office Index
Peers: Our 2020 Peer Group			S&P: S&P 500 Index
Source: S&P Global Market Intelligence, a part of S&P Global, Inc. | ©2021 | www.snl.com

2021 Proxy Statement	53

COMPENSATION DISCUSSION AND ANALYSIS – Executive Summary (continued)
Significant and Proactive Stockholder Engagement

Stockholder Engagement Process

A critical component of the Compensation Committee’s process continues to be its ongoing active engagement with our stockholders. In 2020, we continued our outreach efforts with our stockholders, including every stockholder holding more than one million shares, or 1%, of our Common Stock outstanding as of December 31, 2020. Our Lead Director and Chair of our Compensation Committee led these meetings. Additionally in 2020, we held nearly 180 meetings with investors and analysts, covering a variety of topics, including business trends and strategy, key drivers of growth, ESG, corporate governance matters, board composition and diversity, our 2018 management transition, our executive compensation program, and ways to enhance our disclosures.

We proactively reached out to, among others,	We held nearly

100% of stockholders	180 meetings with investors and analysts

holding more than one million shares, or 1%, of our Common Stock outstanding as of December 31, 2020	covering a wide variety of topics, including business trends and strategy, key drivers of growth, ESG, corporate governance, and our executive compensation

2020 SAY-ON-PAY VOTING RESULTS
The Compensation Committee determined to maintain the core structure of our overall executive compensation program for 2020, taking into account:
	✓	the strong support demonstrated by our stockholders on our say-on-pay proposal with respect to our 2019 NEO compensation;
In 2020, we received 95% of votes cast “FOR” our 2019 executive compensation program; in the last three years, we received over 93% (on average) of votes cast for our executive compensation program.	✓	feedback from our stockholders indicating their hesitation to micromanage our business by insisting upon a rigid, formulaic approach for our Other NEOs; and
	✓	the significant changes made to our executive compensation program since 2013 as a result of stockholder engagement.

2021 Proxy Statement	54

COMPENSATION DISCUSSION AND ANALYSIS – Executive Summary (continued)
Significant Changes to Our Executive Compensation Program as a Result of Stockholder Engagement

The following chart describes actions taken during the last several years as a result of our engagement with stockholders:

Category	Actions
Change-in-control vesting of equity awards	Changed from single-trigger vesting to double-trigger vesting of equity awards granted to all NEOs. All currently outstanding equity awards are subject to double-trigger vesting.

Annual incentive performance goals
Reduced number of goals and made goals more formulaic for the Executive Chairman and Co-CEOs, and for 2020, incorporated environmental and sustainability performance measures. For a further description, see “Corporate Performance Component of Executive Chairman’s and Co-CEOs’ 2020 Cash Incentive Awards” on page 64.

Disclosure of annual incentive corporate performance goals	Disclosed weighting, goals, and actual performance for the Executive Chairman’s and the Co-CEOs’ annual cash incentive awards; see pages 64-69.

Disclosure of long-term incentive (“LTI”) award for performance goals related to FFO per share
Specific metrics for FFO per share will continue to be disclosed at the end of each performance period and are included below for the grant made to Mr. Marcus in 2018. We believe that disclosure of such metrics during a three-year performance period would be inappropriate since most REITs only provide annual guidance for FFO per share.

Disclosure of NEO compensation program
In addition to disclosures made for Executive Chairman and Co-CEOs, disclosed key performance considerations underlying compensation awarded to the Other NEOs; see discussion starting on page 75. All annual cash incentives are subject to a maximum of 225% of base salary.

Performance-based LTI program for all NEOs	Adopted a performance program whereby each NEO receives an annual LTI award, 75% of which is eligible to vest upon achievement of TSR on a relative basis compared to the constituents of the FTSE Nareit Equity Office Index and 25% of which is eligible to vest upon achievement of TSR on an absolute basis over a three-year performance period. The shares subject to each award are also subject to a one-year holding period after vesting.

Positive Feedback from Stockholders

For our Other NEOs, the Compensation Committee utilizes a holistic approach to annual incentive compensation. The Compensation Committee has continued to consider a more formulaic approach to annual incentive compensation. The Chair of our Compensation Committee has specifically discussed the existing holistic approach with stockholders during our extensive stockholder outreach program. The feedback from stockholders consisted of the following:

•Support for our current compensation program;
•Hesitation to micromanage our business by insisting upon a rigid, formulaic approach; and
•Support for our Compensation Committee’s structuring of our executive compensation program in a manner it believes to be in the best interests of the Company.

We have also received the following positive feedback from stockholders during our ongoing engagement efforts:

•Praise for our stockholder engagement efforts and the changes to our compensation program made as a result of such engagement;
•Praise for our successful 2018 management transition, leadership expansion, and retention of key personnel, including our NEOs;
•Appreciation for the enhanced disclosures, which we have maintained and expanded in this Proxy Statement;
•Support for our emphasis on long-term performance-based compensation; and
•Support for our corporate responsibility efforts and related disclosures.

2021 Proxy Statement	55

COMPENSATION DISCUSSION AND ANALYSIS (continued)
Compensation Governance

Our Compensation Committee

The Compensation Committee consists of three independent directors, Messrs. Hash (Chair), Atkins, and Klein. The Compensation Committee administers our executive compensation program and is responsible for reviewing and approving our compensation policies and the compensation paid to our NEOs and other executive officers. The Compensation Committee has incorporated the following market-leading governance features into our executive compensation program:

☑	Stockholder-Friendly Practices We Follow	☒	Stockholder-Unfriendly Practices We Avoid
✓	Maintain a cap on both short-term and long-term incentive compensation payments	☒	Guaranteed bonuses
✓	Impose a one-year, post-vesting holding period on certain long-term incentive awards	☒	Excessive perquisites
✓	Include a “double-trigger” change-in-control provision in all equity awards granted to NEOs	☒	Excessive change-in-control or severance payments
✓	Maintain robust director and senior officer stock ownership guidelines	☒	Tax gross-up payments
✓	Maintain hedging and clawback policy	☒	Unrestricted pledging of the Company’s shares
✓	Conduct an annual say-on-pay vote	☒	Hedging or derivative transactions involving the Company’s shares
✓	Mitigate inappropriate risk-taking

Compensation Philosophy

The fundamental principle that drives pay decisions of the Compensation Committee is to align pay with performance. The experience, abilities, and commitment of our NEOs (whose tenures range from 14 to 27 years) provide the Company with unique skill sets in the business of owning and operating essential real estate for the broad and diverse life science, agtech, and technology industries and therefore have been and will continue to be critical to the Company’s long-term success, including the achievement of each of our key business objectives: profitability; growth in FFO per share, NAV, and Common Stock dividends per share; and creation of long-term stockholder value. The Compensation Committee believes that each NEO’s total annual compensation should vary with the performance of the Company and the performance of the individual for the year in question.

The Compensation Committee believes that our compensation program:

CREATES	ENSURES	SETS	DISTINGUISHES	ALIGNS	REWARDS

incentives for management to support our key business objectives	a prudent use of equity	rigorous performance goals	between short- and long-term time horizons and objectives	pay with performance	our NEOs for accomplishments

2021 Proxy Statement	56

COMPENSATION DISCUSSION AND ANALYSIS (continued)
Consistent with the Compensation Committee’s pay-for-performance philosophy, the Compensation Committee considers the Company’s financial and operational performance, each NEO’s achievement of predetermined individual performance measures, and market conditions when determining executive compensation. For 2020, the Compensation Committee used a disciplined approach for determining each NEO’s compensation, based on the following general principles:

•Base salary should generally be an important but relatively small portion of total compensation;
•Annual cash incentive awards should be performance based;
•At least 50% of total annual compensation should be “at risk” compensation in the form of equity in order to align a significant amount of compensation with the interests of the Company’s stockholders;
•A portion of each NEO’s equity compensation should include long-term incentive awards that vest solely upon the achievement of performance conditions; and
•Each NEO’s total compensation should include an evaluation of the officer’s individual performance, position, tenure with the Company, experience, expertise, leadership, management capability, and contribution to profitability, growth in FFO per share, NAV, Common Stock dividends per share, and long-term stockholder value.

As described above, for our Other NEOs, the Compensation Committee has continued to consider a more formulaic approach to annual incentive compensation. The Chair of our Compensation Committee has specifically discussed the existing holistic approach with stockholders during our extensive stockholder outreach program. The feedback from stockholders consisted of the following:

•Support for our current compensation program;
•Hesitation to micromanage our business by insisting upon a rigid, formulaic approach; and
•Support for our Compensation Committee’s structuring of our executive compensation program in a manner it believes to be in the best interests of the Company.

2021 Proxy Statement	57

COMPENSATION DISCUSSION AND ANALYSIS (continued)
For 2020, our Compensation Committee continued to take the same comprehensive and holistic approach that has been successful and that it believes has led to retaining the team of NEOs with significant tenure with the Company who have been and will continue to be critical to our long-term success.

The key attributes of this approach are as follows:

•Holistic review — The Compensation Committee performs a holistic review of each NEO’s performance and does not assign specific weights to any particular factor.
•Reflection of corporate and individual performance — Compensation is not based on a rigid formula, but rather reflects individual and corporate performance; each NEO’s total annual compensation varies with our performance for the year in question.
•Effective retention — Each NEO possesses unique skills in the business of owning and operating real estate for the broad, diverse, and highly technical life science, agtech, and technology industries. These skills are easily transferable to a variety of direct competitors, as well as others. However, our NEOs’ tenures with the Company range from 14 to 27 years, which our Compensation Committee attributes, in part, to an effective executive compensation program.

2021 Proxy Statement	58

COMPENSATION DISCUSSION AND ANALYSIS (continued)
Role of the Compensation Consultant

The Company continued in 2020 to engage FTI, an external compensation consultant that specializes in the real estate industry and has been engaged by the Company for several years, to review our executive compensation program and, if appropriate, to recommend changes to ensure a fair, reasonable, and balanced compensation program for our NEOs that motivates and rewards performance while closely aligning the interests of our NEOs with those of our stockholders. FTI also reviewed the Company’s disclosure of various compensation and benefits payable to each NEO upon certain termination events and provided compensation data and recommendations to our Board of Directors.

The Compensation Committee has considered and assessed all relevant factors, including but not limited to those set forth in Rule 10C-1(b)(4)(i) through (vi) under the Securities Exchange Act of 1934, as amended, that could give rise to a potential conflict of interest with respect to FTI’s work. The Compensation Committee determined, based on its analysis of these factors, that the work of FTI, and the individual compensation advisors employed by FTI as compensation consultants, does not create any conflict of interest.

Role of Our Named Executive Officers

Mr. Marcus reviews in depth the performance of our Co-CEOs and the Other NEOs with the Compensation Committee and makes compensation recommendations to the Compensation Committee for its review and final determination. The NEOs and the Company’s finance and talent management teams provide market and Company information to the Compensation Committee that is used in determining each NEO’s compensation in light of the Company’s relative and absolute performance and individual contributions.

2021 Proxy Statement	59

COMPENSATION DISCUSSION AND ANALYSIS (continued)
Peer Analysis

2020 Peer Group

The Compensation Committee gathers and reviews information about the compensation program and processes of other publicly traded REITs as an informal “market check” of compensation practices, salary levels, and target incentive levels. In reviewing this information, the Compensation Committee considers whether its compensation decisions are consistent with market practices. The Compensation Committee evaluates compensation primarily on the corporate objectives discussed above under “Compensation Philosophy” on page 56, with a comparison to peers being just one of the factors considered.

In selecting a peer group, the Compensation Committee focused first on our direct competitors, which are the REITs that own office/laboratory properties. Because we only had four direct competitors in our complex real estate asset class, the Compensation Committee next added REITs with which we compete for talent, acquisitions, and tenants, and whose total assets, total revenues, and equity capitalization are generally no less than 0.5 times and generally no greater than 2.5 times ours. Our peer group for 2020 (our “2020 Peer Group”) consisted of the following companies:

●	Boston Properties, Inc.*^	●	Hudson Pacific Properties, Inc.**	●	Prologis, Inc.**^
●	Douglas Emmett, Inc.**	●	Kilroy Realty Corporation*	●	SL Green Realty Corp.**^
●	Healthpeak Properties, Inc.*^	●	Paramount Group, Inc.**	●	Ventas, Inc.*^
*    Direct competitor (peer company that owns office/laboratory properties).
**    Indirect competitor (peer company with which we compete for talent, acquisitions, and tenants).
^    S&P 500 REIT.

2020 Alexandria Rankings Relative to our 2020 Peer Group

0
20
40
60
80
100
Total Assets (1)
67th Percentile
Total Revenues (2)
67th Percentile
Equity Capitalization (1)
89th Percentile
FFO Per Share, as Adjusted (3-Year Growth) (3) (4)
89th Percentile
FFO Per Share, as Adjusted (Multiple) (2) (4)
89th Percentile
Adjusted EBITDA Margin (2) (4)
89th Percentile
Cash Same Property NOI Growth (4)
89th Percentile
Investment-Grade Tenants Among Top 10 Tenants (5)
100th Percentile
= Alexandria's position

Three-year average NEO total compensation percentile ranking within our 2020 Peer Group(6) (compensation of 5 out of 9 peers is consistent with or exceeds Alexandria’s)	44%
(1)As of December 31, 2020.
(2)For the year ended December 31, 2020.
(3)Represents the year ended December 31, 2020, compared to the year ended December 31, 2017.
(4)For information on the Company’s definitions and a reconciliation from the most directly comparable GAAP measures, see “Non-GAAP Measures and Definitions” under Item 7 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020.
(5)Based on top 10 tenants that are investment-grade or publicly traded large cap companies, reported by the Company and each company in our 2020 Peer Group as of December 31, 2020. Excludes Douglas Emmett, Inc., which does not disclose its top 10 tenants.
(6)Represents 2020 total compensation for Alexandria and 2019 total compensation for our peer group, the most recently publicly available information at the time of printing of our 2020 proxy statement. In addition, it assumes that compensation within 5% is consistent with Alexandria’s compensation.

2021 Proxy Statement	60

COMPENSATION DISCUSSION AND ANALYSIS (continued)
Key Elements of the Compensation Program

Our executive compensation program consists of three principal components, summarized in the table below, that we believe together emphasize long-term performance and creation of long-term stockholder value. The percentages in the table below reflect the actual cash incentives paid and the grant date fair value of equity awards, in each case as reported in our “Summary Compensation Table” for 2020 on page 97.

Compensation		What We Pay		Why We Pay It

FIXED	Short-Term	Base Salary	●	The Compensation Committee views base salary as the fixed compensation that is paid for ongoing performance throughout the year and that is required to attract, retain, and motivate Company executives.
			●	The base salaries of our NEOs are determined in consideration of their position, responsibilities, personal expertise, and experience, as well as the prevailing base salaries at the Company and elsewhere for similar positions.
			●	NEOs are eligible for periodic increases in their base salary as a result of Company performance and the performance of the NEOs, including leadership, contribution to Company goals, and stability of operations.

AT-RISK	Mid-Term	Annual Cash Incentive Awards	●	Annual cash incentives for NEOs reflect the Compensation Committee’s belief that a significant portion of the annual compensation of each NEO should be “at risk” and therefore contingent upon the performance of the Company, as well as the individual contribution of each NEO.

			●	Annual cash incentives further align our NEOs’ interests with those of our stockholders and help us attract, retain, and motivate executive talent.
			●	All annual cash incentives are subject to a maximum of 225% of base salary.
	Long-Term	Restricted Stock Awards	●	Equity compensation is designed to align the interests of NEOs and other employees with the interests of stockholders through growth in the value of the Company’s Common Stock.
			●	As determined by the Compensation Committee, the Company awards restricted stock as long-term incentives to motivate, reward, and retain NEOs and other employees.
			●	Restricted stock awards are utilized because their ultimate value depends on the performance of the Company’s future stock price, which provides motivation through variable “at risk” compensation and direct alignment with stockholders.
			●	A portion of each NEO’s compensation includes long-term incentive awards that vest solely upon the achievement of performance conditions.
			●	Regular long-term equity grants ensure competitive compensation opportunities.

= Executive Chairman and Co-CEOs
= Other NEOs

2021 Proxy Statement	61

COMPENSATION DISCUSSION AND ANALYSIS (continued)
2020 Compensation Decisions

Base Salaries

The base salary for each NEO is determined by the Compensation Committee. The Compensation Committee decides whether to adjust compensation based on a wide range of factors relating to both Company and individual performance. For 2020, the Compensation Committee approved the following base salaries:

Name	Position	2020 Base Salary	2019 Base Salary	% Increase(1)
Joel S. Marcus	Executive Chairman and Founder	$1,080,000	$1,040,000	3.8%
Stephen A. Richardson	Co-Chief Executive Officer	$675,000	$650,000	3.8%
Peter M. Moglia	Co-Chief Executive Officer and Co-Chief Investment Officer	$675,000	$650,000	3.8%
Dean A. Shigenaga	President and Chief Financial Officer	$640,000	$620,000	3.2%
Daniel J. Ryan	Co-Chief Investment Officer and Regional Market Director – San Diego	$635,000	$620,000	2.4%
John H. Cunningham	Executive Vice President – Regional Market Director – New York City	$525,000	N/A(2)	N/A(2)
Vincent R. Ciruzzi	Chief Development Officer	$530,000	N/A(2)	N/A(2)

(1)Base salary increase reflected cost-of-living adjustment.
(2)Messrs. Cunningham and Ciruzzi became NEOs in 2020.

2021 Proxy Statement	62

COMPENSATION DISCUSSION AND ANALYSIS (continued)
Annual Cash Incentive Awards for Executive Chairman and Co-CEOs

Structure and Target Value of Executive Chairman’s and Co-CEOs’ 2020 Cash Incentive Awards

The annual cash incentive awards for Messrs. Marcus, Richardson, and Moglia are based upon achievement of predetermined corporate and individual goals, where 48% of their annual cash incentive award is based upon the achievement of predetermined corporate performance measures, 12% is based upon the achievement of predetermined environmental and sustainability goals, and 40% is based upon the achievement of predetermined individual performance measures. The Compensation Committee believes this mix is appropriate because it balances the teamwork and common purpose necessary to maximize corporate success while motivating each executive to achieve the individual objectives appropriate for their respective positions, as described in more detail below. For 2020, Messrs. Marcus, Richardson, and Moglia were eligible for the following threshold, target, and maximum percentages of their base salaries:

		Amount of 2020 Cash Incentive Award

Level	Percentage of Base Salary	Mr. Marcus	Mr. Richardson	Mr. Moglia
Threshold	75%	$810,000	$506,250	$506,250
Target	150%	$1,620,000	$1,012,500	$1,012,500
Maximum	225%	$2,430,000	$1,518,750	$1,518,750

In comparison to the target annual incentive award (as a percentage of base salary) for each CEO within our 2020 Peer Group, the target bonus amounts of our Executive Chairman and Co-CEOs are below the average and median of CEOs of companies in our 2020 Peer Group, as disclosed in proxy statements filed by the peer companies in 2020:

Company	Target as a Percentage of Base Salary	Target Bonus	Max as a Percentage of Base Salary	Max Bonus
Boston Properties, Inc.	250%	$2,245,193	284%	$2,550,000
Kilroy Realty Corporation	245%	$3,000,000	367%	$4,500,000
Ventas, Inc.	200%	$2,150,000	360%	$3,870,000
SL Green Realty Corp.	200%	$2,500,000	300%	$3,750,000
Healthpeak Properties, Inc.	200%	$2,000,000	300%	$3,000,000
Hudson Pacific Properties, Inc.	175%	$1,487,500	225%	$1,912,500
Paramount Group, Inc.	150%	$1,650,000	225%	$2,475,000
Prologis, Inc.	150%	$1,500,000	300%	$3,000,000
Douglas Emmett, Inc.	N/A(1)	N/A(1)	N/A(1)	N/A(1)

Average (excluding Alexandria)	196%	$2,066,587	295%	$3,132,188
50th Percentile (excluding Alexandria)	200%	$2,075,000	300%	$3,000,000

(1)Not disclosed by company and excluded from average and median.

2021 Proxy Statement	63

COMPENSATION DISCUSSION AND ANALYSIS (continued)
Corporate Performance Component of Executive Chairman’s and Co-CEOs’ 2020 Cash Incentive Awards

Messrs. Marcus’s, Richardson’s, and Moglia’s employment agreements provide that each is eligible to receive an annual cash incentive award, 60% of which is payable based upon the achievement of rigorous annual corporate performance criteria established by the Compensation Committee (such portion of the annual cash incentive award, the “Corporate Performance Component”). For 2020, the Compensation Committee determined that, with respect to the Corporate Performance Component of Messrs. Marcus’s, Richardson’s, and Moglia’s annual cash incentive awards, (i) 80% would be based on the achievement of predetermined rigorous corporate performance measures, weighted 50% toward balance sheet management goals and 50% toward profitability and NAV-related goals, and (ii) 20% would be based on the achievement of predetermined environmental and sustainability goals. The COVID-19 pandemic was not a consideration at the time the goals underlying the 2020 cash incentive awards were determined, and the Compensation Committee did not modify any goal funding during 2020 due to COVID-19-related circumstances. The following section focuses on the predetermined corporate performance measures, and the section thereafter focuses on the predetermined environmental and sustainability goals.

2020 Corporate Performance Measures: Balance Sheet Management Goals and Profitability and NAV-Related Goals

The corporate performance measures for each category were established based upon a comprehensive review of the Company’s strong multiyear financial and operating performance and 2020 budgets. The 2020 corporate performance goals set by the Compensation Committee included annual balance sheet management, profitability, and NAV-related goals. In setting the threshold, target, and maximum achievement levels for each 2020 corporate performance goal, the Compensation Committee considered, among other things, the Company’s historical performance against the achievement levels previously set for each annual cash incentive award metric, the importance of setting rigorous target achievement levels that meaningfully align with our key business objectives, and our 2020 Peer Group’s relative performance, as compared to the Company’s performance, in 2019 with respect to each annual cash incentive award metric. As shown in the tables on the subsequent pages, the Company was generally required to perform at or above our peer companies’ median performance in 2019 in order for Messrs. Marcus, Richardson, and Moglia to earn a payout at the target achievement level.

Ultimately, the Compensation Committee decided to set the target achievement levels for the 2020 corporate performance goals as described in the following pages for the reasons below:

•Messrs. Marcus, Richardson, and Moglia, as well as our Other NEOs, have continued to consistently generate strong operating and financial year-over-year performance on behalf of the Company, so the Compensation Committee decided to continue setting rigorous yet attainable goals that properly incentivize the achievement of this high level of performance year after year.

•The Compensation Committee’s holistic view of the annual cash incentive award metrics, as well as its strong understanding of how these metrics operate in the aggregate to contribute to both strong financial and operating performance and long-term TSR performance, led the Compensation Committee to conclude that the target achievement level for each 2019 performance goal was not only rigorous, but also directly aligned with our key business objectives and thus stockholder value creation.

•The 2020 corporate performance goals were based, in part, on the following general principles:

•Recognition of consistently strong long-term performance as opposed to strong growth following periods of significant decline in performance;

•Recognition that many other qualitative goals for each NEO also contribute to both strong financial and operating performance and long-term TSR performance (such as the environmental and corporate responsibility initiatives included in our strategic core business verticals disclosed on pages 4-18); and

•Alignment with strategic goal of maintaining attractive long-term cost of capital to support strategic long-term growth.

2021 Proxy Statement	64

COMPENSATION DISCUSSION AND ANALYSIS (continued)
2020 Balance Sheet Management Goals

The 2020 balance sheet management goals established by the Compensation Committee were strategically aligned with the following objectives:

•Improvement in long-term cost of capital and overall credit rating from Baa2 to Baa1 by Moody’s Investors Service and from BBB to BBB+ by S&P Global Ratings;

•Liquidity, net debt to Adjusted EBITDA, fixed-charge coverage ratio, and appropriate execution of capital plan represent key credit considerations for our overall credit ratings from Moody’s Investors Service and S&P Global Ratings; and

•Balance sheet management goals are generally based upon December 31, and therefore, goals reflect flexibility to accommodate strategic decisions that may temporarily impact goals based upon a very narrow point in time. For example, an important real estate acquisition may arise late in the calendar year, and although the acquisition may be strategic and focused on generating long-term value, the timing of the real estate acquisition may result in slight temporary adjustments to our balance sheet metrics with no change in our long-term balance sheet management goals.

The following table reflects the threshold, target, and maximum achievement levels established by the Compensation Committee, as well as the relative weighting and actual achievement of each 2020 balance sheet management goal. Despite the widespread economic and financial stress caused by the COVID-19 pandemic, our performance in 2020 with respect to each metric exceeded our peer companies’ median performance in 2019, as reflected in the following table:

Alexandria’s Actual 2020 Performance

Peers’ 2019 Median Performance

(1)This goal was based upon the strategy to maintain a range of liquidity from one to two years primarily to fund construction and normal debt maturities.
(2)This goal was established to drive improvement in the Company’s credit profile. Net debt to Adjusted EBITDA is calculated using the lower of the three months ended December 31, 2020, annualized, or trailing twelve months. Fixed-charge coverage ratio is calculated using the greater of the three months ended December 31, 2020, annualized, or trailing twelve months.
(3)This goal provided the Compensation Committee discretion to evaluate how well the executives executed strategic capital decisions through December 31, 2020, taking into consideration appropriate adjustment in strategy to address changes in the financial and debt and equity capital markets, including the balance of pricing, tenure, capital structure, long-term capital alternatives, and maturity profile. For information regarding each executive’s achievement of this goal in 2020, refer to discussion below under “Goal: Raising capital and further strengthening our long-term capital structure” on page 73.

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COMPENSATION DISCUSSION AND ANALYSIS (continued)
2020 Profitability and NAV-Related Goals

Profitability and NAV-related goals are specific to each performance year and therefore will vary from year to year. Key considerations each year include, among others, key leasing to high-quality tenants, some of which may not be investment-grade rated, occupancy and temporary vacancy during the year related to re-tenanting space, and the volume of contractual lease expirations at the beginning of each year. We also consider the consistency of profitability and NAV-related goals over time as opposed to strong growth after periods of significant decline in profitability and NAV.

The 2020 profitability and NAV-related goals established by the Compensation Committee were strategically aligned with the following objectives:

•Improvement in long-term cost of capital and overall credit rating from Baa2 to Baa1 by Moody’s Investors Service and from BBB to BBB+ by S&P Global Ratings;

•Recognition that our NEOs have achieved strong operating and financial performance over multiple years versus outperformance following years of underperformance, and recognition of the need for flexibility to accommodate short-term changes without impacting long-term goals (for example, our tenant roster remains an industry-leading tenant roster, and from time to time, we anticipate a short-term slight reduction in investment-grade tenants);

•High-quality and stable cash flows from a REIT industry-leading high-quality tenant roster with 55% of annual rental revenue from investment-grade or large equity cap entities as of December 31, 2020;

•Consistency of net operating income growth over multiple years versus strong growth in one year following periods of significant decline in growth;

•Leasing volume to support continued growth in net operating income, stability of cash flows, and 10-year average occupancy of 96% as of each December 31 for the last 10 years;

•Adjusted EBITDA margin for the Company that ranks among the top of our 2020 Peer Group and is consistent with the strength of our credit profile; and

•Providing of flexibility in a particular year while maintaining a strong long-term Adjusted EBITDA margin (see relative ranking among our 2020 Peer Group on page 60).

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COMPENSATION DISCUSSION AND ANALYSIS (continued)
The following table reflects the threshold, target, and maximum achievement levels established by the Compensation Committee, as well as the relative weighting and actual achievement of each 2020 profitability and NAV-related goal. Our peer companies median performance in 2019 with respect to each metric is also reflected in the following table:

Alexandria’s Actual 2020 Performance

Peers’ 2019 Median Performance

Relative Weighting	2020 Corporate Performance Metric	Threshold	Target	Maximum		
Profitability and NAV-Related Goals 24%	4.8%	Percentage of Total Annual Rental Revenue from Investment-Grade or Large Cap (Public or Private) Tenants[1][2][3]	35%	39%	43%	Not Disclosed[1]	55%
	4.8%	Net Operating Income Growth	3%	5%	7%	7.8%	24.8%
	2.4%	Same Property NOI Growth[1]	0%	1%	2%	Not Disclosed[1]	2.6%
	2.4%	Same Property NOI Growth (Cash)	3%	4%	5%	4.7%	5.1%
	4.8%	Amount of RSF Leased[1][4]	1.75M	2.125M	2.5M	Not Disclosed[1]	4.4M
	4.8%	Adjusted EBITDA Margin[5]	59%	62%	65%	58%	69%

(1)This metric is not disclosed by peers, and therefore our peers’ 2019 median performance is not provided.
(2)These goals were established based upon maintaining a REIT industry-leading percentage. Investment-grade or publicly traded large cap tenants represent tenants that are investment-grade or publicly traded companies with an average daily market capitalization greater than $10 billion for the twelve months ended December 31, 2020, as reported by Bloomberg Professional Services.
(3)The maximum goal for 2020 reflected the anticipation of delivery of new Class A space to high-quality, large cap (public or private companies with market capitalization greater than $10 billion as of December 31, 2020), but non-investment-grade tenants.
(4)The maximum goal of >2.50 million RSF leased reflected the minimal contractual lease expirations in 2020 of 1.7 million RSF as of the beginning of 2020 and limited space to lease related to new Class A buildings that were under construction as of the beginning of 2020.
(5)This goal considered the fact that Moody’s Investors Service rating methodology noted an EBITDA margin in excess of 65.0% to represent an A rating sub-factor, based upon a recent version of its global rating methodology for REITs effective through September 2018. Its current methodology no longer specifically highlights this criterion.

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COMPENSATION DISCUSSION AND ANALYSIS (continued)
2020 Environmental and Sustainability Performance Goals

As discussed above, the remaining 20% of the Corporate Performance Component of Messrs. Marcus’s, Richardson’s, and Moglia’s 2020 annual cash incentive awards is based on the achievement of predetermined environmental and sustainability goals. Specifically, our Compensation Committee added the following goals to these NEOs’ 2020 annual cash incentive awards, which were designed to further our sustainability mission of making a positive impact on society by developing and operating efficient buildings, managing climate risk, and advancing human health and nutrition.

	2020 Environmental and Sustainability Performance Metric	Alexandria’s Actual 2020 Performance(1)

	Continued pursuit of LEED certification for new Class A development and redevelopment properties	78 LEED certified buildings (upon completion of 23 projects in process targeting LEED certification)

Continued progress on overall 2025 quantitative environmental goals, as outlined in the Company’s annual Corporate Responsibility Report, with focus on management of energy consumption, potable water usage, waste diversion, and carbon emissions

From 2019 to 2020, we reduced carbon emissions by 1.7%, energy consumption by 1.7%, and water usage by 6.9% and achieved a 38.5% waste diversion rate in 2020. Refer to page 9 of our Proxy Statement for overall progress for 2015-2020.

Environmental and Sustainability Goals
Continued enhancement of programming and disclosures in the Company’s annual Corporate Responsibility Report, including consideration of guidelines from the TCFD
We achieved the following in our 2020 GRESB Real Estate Assessment: (i) #1 real estate company in the world in the Science & Technology sector, (ii) #1 global ranking and GRESB 5 Star Rating — the highest GRESB Rating — in the Diversified Listed Peer Group for highly sustainable development initiatives in our Diversified Listed Peer Group for highly sustainable development initiatives, and (iii) our third consecutive “A” disclosure score.

On pace to achieve Zero Energy Certification from the International Living Future Institute at 685 Gateway
Boulevard in our South San Francisco submarket of San Francisco Bay Area. Upon certification, it will be one of approximately 70 Zero Energy certified projects in the world.

Began to evaluate opportunity to set a science-based emissions reduction target, enhanced approach to physical climate-related risk, and identified new disclosure metrics.

Continued pursuit of Fitwel and WELL certifications for healthy buildings, which recognize industry-leading approaches to the health, wellness, and productivity of the Company’s employees and tenants in the workplace
47 Fitwel projects (upon completion of 35 projects in process targeting Fitwel certification) 4 WELL projects (upon completion of 3 projects in process targeting WELL certification)

(1)The performance achievements set forth herein were determined as of December 31, 2020.

Based on its assessment of the achievements summarized in the table above, in March 2021, our Compensation Committee determined that Messrs. Marcus, Richardson, and Moglia had earned 225% of the target level of the environmental and sustainability metric of their 2020 annual cash incentive awards.

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COMPENSATION DISCUSSION AND ANALYSIS (continued)
2020 Cash Incentive Award Decisions for Messrs. Marcus, Richardson, and Moglia

As discussed above, the Company has delivered strong multiyear operating and financial performance, including in 2020. Our TSR of 13.3%, 48.5%, and 128.0% for the one-, three-, and five-year periods ended December 31, 2020, respectively, significantly exceeded the average TSR of our nine peers and was the highest compared to the TSR of various indices — including the FTSE Nareit Equity Office Index and the SNL U.S. REIT Office Index. Refer to page 53 for more information.

Due to the continued strong operating and financial performance in 2020, with the achievement of the corporate performance goals at the maximum level for all 10 goals, and the significant achievement of the environmental and sustainability performance goals discussed above, combined with the continued strong individual performance of Messrs. Marcus, Richardson, and Moglia in 2020, as discussed below, which resulted in each NEO earning the maximum achievement level with respect to the individual performance component of their respective 2020 annual cash incentive awards, the Compensation Committee awarded Mr. Marcus an annual cash incentive award of $2,430,000 and Messrs. Richardson and Moglia each an annual cash incentive award of $1,518,750.

Individual Performance Component of Executive Chairman’s and Co-CEOs’ 2020 Cash Incentive Awards

Messrs. Marcus’s, Richardson’s, and Moglia’s employment agreements also provide that 40% of each of their annual cash incentive awards be based upon the achievement of predetermined individual performance measures, which are to be established each year by the Compensation Committee. As described further below, the Compensation Committee established 2020 individual goals that align with the Company’s key business objectives of creating value for, and promoting the interests of, our stockholders.

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COMPENSATION DISCUSSION AND ANALYSIS (continued)

Mr. Marcus’s 2020 Goals and Assessment of 2020 Performance

The 2020 individual goals established for Mr. Marcus by the Compensation Committee focused on key leadership in the continued pursuit of maximizing long-term stockholder value. The performance goals established for Mr. Marcus in early 2020, and the achievement of each goal determined in early 2021, were as follows:

Goal: Direct the long-term strategy of the Company and oversee strategic business matters

Mr. Marcus led the execution of the following initiatives focused on the long-term strategy of the Company:

•Development of a five-year strategic growth framework through which the Company has the potential to double rental revenues by 2022, compared to 2017, assuming a positive macro and industry environment.
•Strategic growth initiatives in each region, including Greater Boston, San Francisco Bay Area, New York City, San Diego, Seattle, Maryland, and Research Triangle; oversight of the Company’s New York City regional strategic operations and expansion.
•Execution of the strategic agtech business initiative and the expansion of the Alexandria Center® for AgTech – Research Triangle, the state-of-the-art, fully integrated, multi-tenant, amenity-rich agtech R&D and greenhouse campus.
•Differentiated business strategy, which drove the Company’s strong multiyear operating and financial performance.
•Creation, operation, and growth of the Company’s mission-critical proprietary products — including Alexandria LaunchLabs, the premier life science and agtech company startup platform; Alexandria Seed Capital platform, an innovative model for seed-stage investments; Alexandria Science Hotel®, step-up space from Alexandria LaunchLabs; Alexandria GradLabs™, a dynamic life science growth platform for post-seed-stage life science companies; Alexandria Innovation Suites, collaborative space for mature life science and technology entities; and Alexandria VCSuites®, high-end suites for leading venture capitalists — and campus amenities.

Goal: Lead the venture investments strategic core business vertical and life science ecosystem outreach

Mr. Marcus led the execution of the venture investments core business vertical focused on providing long-term strategic investment capital to innovative life science, agtech, and technology entities developing breakthrough therapies and technologies. During 2020, the Company was recognized for a fourth consecutive year as the most active biopharma corporate investor by new deal volume by Silicon Valley Bank in its “2021 Healthcare Investments and Exits Report.” As of December 31, 2020, Alexandria’s unrealized gains on non-real estate investments aggregated $775.7 million.

Goal: Lead the thought leadership strategic core business vertical

Mr. Marcus led the Alexandria Summit® events in 2020, which are focused on convening a diverse group of visionary partners and key stakeholders from the biopharma, technology, agribusiness, medical, academic, venture and private equity capital, philanthropy, patient advocacy, and government communities to address critical challenges to advancing human health.

Goal: Oversee and inspire leadership, culture, management, mission, and retention

Mr. Marcus led the training, education, mentoring, growth, and retention of our entire team with special emphasis on promoting diversity in leadership. Mr. Marcus managed the career development of the Company’s NEOs and senior officers. Leadership, mentoring, and developing careers of the NEOs and senior officers are of strategic importance to Mr. Marcus and the Board of Directors, as well as to the long-term success of the Company. Mr. Marcus has consistently been effective in this important area, as evidenced by our low attrition rate and history of finding highly qualified candidates for promotion from within our strong bench. The Other NEOs have an average tenure with the Company of approximately 19 years. Executive management and senior management have an average tenure with the Company of approximately 13 years.

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COMPENSATION DISCUSSION AND ANALYSIS (continued)
Goal: Lead the corporate responsibility strategic core business vertical with emphasis on environmental and social responsibility and philanthropy

During 2020, we achieved the following in our 2020 GRESB Real Estate Assessment: (i) #1 real estate company in the world in the Science & Technology sector, (ii) #1 global ranking and GRESB 5 Star Rating — the highest GRESB Rating — in the Diversified Listed Peer Group for highly sustainable development initiatives in our Diversified Listed Peer Group for highly sustainable development initiatives, and (iii) our third consecutive “A” disclosure score. In addition, we achieved the world’s first WELL Health-Safety Rating for Facility Operations and Management for our Alexandria LaunchLabs at the Alexandria Center for Life Science in New York City as well as back-to-back Fitwel Impact Awards for the highest Fitwel certification of all time in 2020 and 2021 for our Alexandria LaunchLabs at the Alexandria Center at One Kendall Square. In addition, Alexandria was ranked #3 in Barron’s publication of the “Top 10 Most Sustainable REITs, According to Calvert" on February 19, 2021.

Alexandria won the Commercial Brokers Association (“CBA”) Boston Landlord of the Year award. The CBA was established as a free-standing division of the Greater Boston Real Estate Board in 2001 and represents over 400 members in the commercial brokerage community throughout Massachusetts.

Alexandria was ranked as the #1 public REIT for construction-in-progress in 2019 from Engineering News-Record’s (“ENR”) Top 50 List. ENR recognize leaders in the construction industry, and its top ranking of our construction activity highlights our commitment to creating and delivering essential mission-critical facilities to our tenant community.

Mr. Marcus had the honor of serving as the keynote speaker for a special fireside chat at the virtual BIO Health Caucus hosted by the Association of University Research Parks, an organization dedicated to guiding leaders to cultivate communities of innovation at global anchor institutions. The virtual fireside, titled “Three Decades of Building Bio Health Facilities and Companies,” covered a broad array of topics that provided a comprehensive view of our essential business, our dynamic cluster locations, and our critical role at the vanguard and heart of the life science ecosystem fighting COVID-19.

Mr. Marcus led our pioneering social responsibility efforts, which are fundamental to the fulfillment of our mission. Our social responsibility initiatives are aimed at driving forward significant collaborative and innovative solutions to address some of today’s most urgent and widespread challenges, including the COVID-19 pandemic, opioid epidemic, homelessness crisis, devastating medical diseases, educational disparities, hunger and food insecurity, military health and welfare, and climate change.

Mr. Marcus also led our partnership with Verily in the creation OneFifteen, an innovative non-profit healthcare system dedicated to the full and sustained recovery of people living with opioid addiction. Together with Verily, we pioneered a fully integrated campus in Dayton, Ohio, to house a novel data-driven comprehensive model encompassing a full continuum of care with dedicated facilities and services for crisis stabilization, medication-assisted treatment, residential housing, peer support, family reunification, workforce development, job placement, and community transition. Since opening to patients in the fall of 2019, OneFifteen has made a positive impact on the local community and the way addiction is treated. It has seen approximately 2,200 patients in 2020.

In response to the COVID-19 pandemic, Alexandria sourced over 54,000 pieces of personal protective equipment worldwide and donated these mission-critical supplies to protect and support healthcare workers in some of the nation’s hardest-hit cities, including New York City, Boston, Seattle, Los Angeles, and San Diego. Additionally, we donated more than $1 million to several highly impactful national and regional organizations, including ROAR (Restaurants Organizing, Advocating & Rebuilding), and Robin Hood, New York City’s largest poverty-fighting organization.

Mr. Marcus and Alexandria played a critical role in helping the Emily Krzyzewski Center’s $15 million Game Changer Campaign exceed its goal by over $3 million. The campaign funds will support ongoing programs to prepare students for life-changing college access while bolstering their achievement and developing their character and leadership; an endowment to ensure support for students in years to come; and a new 7,500 square foot facility designed for the specific needs of college-access programs.

Mr. Marcus, together with Alexandria, was honored to receive the 2020 Navy SEAL Foundation Patriot Award, recognizing his and the Company’s longstanding support for the Naval Special Warfare community. We also continued operations of a donated headquarters space for The Honor Foundation, a unique transition program with an aim to prepare the men and women of the Special Operations Forces realize their maximum potential after their military service career and successfully transition to the private-sector workforce.

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COMPENSATION DISCUSSION AND ANALYSIS (continued)

Messrs. Richardson’s and Moglia’s 2020 Goals and Assessment of 2020 Performance
The 2020 individual goals established for Messrs. Richardson and Moglia by the Compensation Committee focused on key leadership in the continued pursuit of maximizing long-term stockholder value. Mr. Richardson has primary oversight and leadership responsibilities for the San Francisco Bay Area, Greater Boston, and Research Triangle, and Mr. Moglia has primary oversight and leadership responsibilities for New York City, San Diego, Seattle, and Maryland. The performance goals established for Messrs. Richardson and Moglia in early 2020, and the achievement of each goal determined in early 2021, were as follows:

Goal: Supporting our selective development strategy focused on high-quality properties that are well positioned within our identified core markets, have high-quality tenants in place, have a high pre-leasing and/or high leased percentage, offer attractive returns on our investments, and drive the cost-effective completion of the Company’s development and redevelopment properties
Messrs. Richardson and Moglia provided leadership, oversight, and strategic execution of the Company’s selective construction of new Class A properties through developments and redevelopments on unique collaborative life science, agtech, and technology campuses in urban innovation clusters. Additionally, Messrs. Richardson and Moglia provided leadership and oversight of the leasing strategy for these properties focused on high-quality tenants in order to drive high-quality cash flows and attractive returns on the Company’s investment.
•During 2020, the Company executed long-term leases aggregating 1.0 million RSF related to the development and redevelopment of new Class A properties.
•During 2020, the Company commenced development and redevelopment projects aggregating 1.7 million RSF.
•As of December 31, 2020, the Company had development and redevelopment projects aggregating 3.6 million RSF of new Class A properties under construction and pre-leased near-term projects that were 75% leased.
Goal: Execution of selective acquisition of value-added properties in urban innovation clusters
Messrs. Richardson and Moglia oversaw real estate acquisitions aggregating 55 properties for a total purchase price of $2.6 billion, which included, among others, the following:

•The acquisition of Alexandria Center for Life Science – Durham, a 16-building collaborative life science campus aggregating 2.2 million RSF, located in our Research Triangle market, for $590.4 million. The campus comprises 12 operating properties, one operating property with future redevelopment opportunities, and three properties that are undergoing redevelopment.
•The acquisition of the Reservoir Woods campus, aggregating 515,273 RSF with a future ground-up development opportunity aggregating 440,000 RSF, located in our Route 128 submarket of Greater Boston, for a purchase price of $325.3 million.
•The acquisition of an operating building aggregating 509,702 RSF at 275 Grove Street, located in our Route 128 submarket of Greater Boston, for a purchase price of $226.5 million.
•The acquisition of two properties aggregating 318,200 RSF, with future development opportunity aggregating 709,000 RSF, at 6420 and 6450 Sequence Drive, located in our Sorrento Mesa submarket of San Diego, for a purchase price of $169.7 million.
•The acquisition of two buildings aggregating 195,506 RSF, with future development opportunity aggregating 1.0 million RSF, at 380 and 420 E Street, located in our Seaport Innovation District submarket of Greater Boston, for a purchase price of $168.5 million.
Messrs. Richardson and Moglia also oversaw the formation of a real estate joint venture in which we are targeting a 51% ownership interest over time, at Alexandria Technology Center® – Gateway, in our South San Francisco submarket of San Francisco Bay Area. Our partner contributed three office buildings and land, aggregating 1.0 million RSF with fair market value of $350.0 million, and we contributed one office building, one office/laboratory building, one amenity building, and land aggregating 690,262 RSF with fair market value of $281.9 million.

In addition, during 2020, Messrs. Richardson and Moglia oversaw the acquisition of 401 Park Drive, 201 Brookline Avenue, and one future development opportunity, located in the heart of our Greater Boston life science cluster market, for a purchase price of $1.48 billion. The acquisition of this future collaborative life science campus aggregating 1.8 million SF was completed in January 2021.

Goal: Solid growth in same property net operating income
Under Messrs. Richardson and Moglia’s leadership, the Company achieved strong growth in same property net operating income of 2.6% and 5.1% (cash basis) for the year ended December 31, 2020.

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COMPENSATION DISCUSSION AND ANALYSIS (continued)
Goal: Solid growth in rental rates on lease renewals and re-leasing of space
Messrs. Richardson and Moglia led the execution of leases aggregating 4.4 million RSF in 2020. This includes 2.6 million RSF of lease renewals and re-leasing of space and 1.8 million RSF of developed, redeveloped, and previously vacant space in Class A properties. Our rental rate growth of 37.6% and 18.3% (cash basis) on lease renewals and re-leasing of space as well as growth in leased RSF for such space achieved during 2020 represent our highest increases in the aforementioned metrics over the past 10 years.

Goal: Raising capital and further strengthening our long-term capital structure

Under Messrs. Richardson and Moglia’s leadership, the Company achieved the following results to further strengthen the Company’s capital structure:

•Successful execution of the Company’s differentiated business strategy, which drove the Company’s continued strong operating and financial performance.
•Continued strengthening of the Company’s credit profile to Baa1/Stable from Moody’s Investors Service and BBB+/Stable from S&P Global Ratings, which is ranked in the top 10% of credit ratings among all publicly traded REITs.
•Completion of offerings aggregating $1.7 billion of unsecured senior notes consisting of:
•$700.0 million of unsecured senior notes, due in 2030.
•$1.0 billion of unsecured senior notes, due in 2033, issued in August 2020 at the coupon rate of 1.875%, the lowest REIT and the lowest BBB-rated 12-year coupon rate of all time at the time of issuance.
•Completion of strategic real estate dispositions that generated capital aggregating $1.1 billion for investment into our highly leased development and redevelopment projects and strategic acquisitions.
•Prudent use of Common Stock to support growth in FFO per share, as adjusted, and NAV.
•Completed issuances of 15.3 million shares of Common Stock under forward equity sales agreements and our at-the-market (“ATM”) common stock program, for aggregate net proceeds of $2.3 billion.
•The items above combined with solid operating and financial results in 2020 resulted in the following key attributes of our capital structure (as of December 31, 2020, unless stated otherwise):
•Achieved significant total balance sheet liquidity of $4.1 billion.
•Improved net debt to Adjusted EBITDA (fourth quarter of 2020 annualized) to 5.3x, the lowest in the past 10 years.
•Improved fixed-charge coverage ratio (fourth quarter of 2020 annualized) to 4.6x, the highest in the past 10 years.
•$31.9 billion total market capitalization (calculated as the outstanding shares of common stock multiplied by the closing price, plus total debt outstanding; all inputs as of December 31, 2020).
•$24.4 billion total equity capitalization.
•Disciplined management of our investments in real estate for future pipeline of new Class A properties, which, as a percentage of our gross investments in real estate, consisted of the following: 8% of current and pre-leased near-term projects (78% leased/negotiating), 7% of income-producing and/or with a potential to generate cash flows from covered land play projects, and only 3% of land representing future development construction projects.
•Extended weighted-average remaining term on outstanding debt to 10.6 years, with no debt maturities until 2024.

Goal: Oversight of industry-leading sustainability initiatives and programming
As members of Alexandria’s sustainability committee, Messrs. Richardson and Moglia oversee our industry-leading sustainability initiatives and programming, which directly benefit our tenants, employees, and communities and create long-term value for our stockholders. During 2020, as a result of these efforts, we achieved the following:
•#1 global ranking in the Science & Technology sector of the 2020 Global Real Estate Sustainability Benchmark (GRESB).
•#1 global ranking and a 5 Star Rating — the highest GRESB Rating — in the Diversified Listed Peer Group for highly sustainable development initiatives.

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COMPENSATION DISCUSSION AND ANALYSIS (continued)
•Third consecutive “A” disclosure score from GRESB, which recognizes our strong ESG policies, practices, and performance.
•World’s first WELL Health-Safety Rating for Facility Operations and Management at our Alexandria LaunchLabs at the Alexandria Center® for Life Science in New York City.
•Fitwel Impact Award for the highest Fitwel certification of all time earned by our Alexandria LaunchLabs at the Alexandria Center at One Kendall Square. This marks the second consecutive year Alexandria LaunchLabs – Cambridge has held the record for Fitwel’s top certification score.
•#1 ranking among public REITs awarded to Alexandria in November 2020 for construction-in-progress in 2019 from Engineering News-Record’s (ENR) Top 50 List. ENR recognizes leaders in the construction industry, and its top ranking of our construction activity highlights our commitment to creating and delivering essential mission-critical facilities to our tenant community.
•Ranked #3 in Barron’s publication of the “Top 10 Most Sustainable REITs, According to Calvert" on February 19, 2021.
•On pace to achieve Zero Energy Certification from the International Living Future Institute at 685 Gateway Boulevard in our South San Francisco submarket of San Francisco Bay Area. Upon certification, it will be one of approximately 70 Zero Energy certified projects in the world.

Goal: Effective communication with investors, analysts, and the general public and providing of insight into the Company’s strategy for mission-critical activities
Messrs. Richardson and Moglia engaged with investors and analysts frequently, quarterly, and throughout the year related to the Company’s interests and during various real estate investor conferences. They were active participants in a significant portion of nearly 180 investor and analyst meetings held by the Company during 2020, including the Company’s annual Investor Day meeting in December 2020, which was attended by approximately 150 investors and analysts.

Goal: Effective communication with Executive Chairman and Board of Directors on matters of tactical and strategic importance, including risk management matters
During 2020, Messrs. Richardson and Moglia participated in nine meetings held by the full Board of Directors and met frequently with Mr. Marcus. These meetings covered many key topics, including matters of tactical and strategic importance (including risk management).

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COMPENSATION DISCUSSION AND ANALYSIS (continued)
Annual Cash Incentive Awards for Other NEOs

The employment agreements for Messrs. Shigenaga, Ryan, Cunningham, and Ciruzzi provide for annual cash incentive awards that are awarded at the discretion of the Compensation Committee, none of which are guaranteed. As described above, the Compensation Committee considered a more formulaic approach for these NEOs, but decided the existing method permits the Compensation Committee to adjust compensation based on a wide range of factors relating to both Company and individual performance. In exercising its discretion, the Compensation Committee performs a holistic assessment of the Company’s performance and each Other NEO’s individual achievements, taking into account competitive market dynamics as well as the macro-economic environment, and does not assign specific weights to any particular factor. As described above, each Other NEO’s annual cash incentive award is subject to a maximum amount equal to 225% of his or her base salary.

2020 Cash Incentive Award Decisions for Other NEOs

In early 2021, the Compensation Committee evaluated each NEO’s performance in the context of achievement of the accomplishments related to the goals established in early 2020, as described above; achievement of the corporate performance accomplishments, as described above; and each NEO’s performance, position, tenure, experience, expertise, leadership, and management capability. As a result, the Compensation Committee awarded each Other NEO a cash incentive award for 2020 in the amount of 1,150,000 to Mr. Shigenaga, 1,525,000 to Mr. Ryan, $525,000 to Mr. Cunningham, and $475,000 to Mr. Ciruzzi.

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COMPENSATION DISCUSSION AND ANALYSIS (continued)
Individual Performance Component of Other NEOs’ 2020 Cash Incentive Awards

In early 2020, the Compensation Committee established the following individual performance goals for each of the Other NEOs to form the basis for the Compensation Committee’s annual cash incentive award determinations for 2020. The performance goals were intended to be challenging, and they varied for each Other NEO based upon his role and responsibilities.

Goal	Dean A. Shigenaga	Daniel J. Ryan	John H. Cunningham	Vincent R. Ciruzzi
Oversight of financial strategy and planning	●
Management of the Company’s capital structure	●
Maintenance of a strong and flexible balance sheet	●
Effective communication with executive management on matters of tactical and strategic importance	●	●	●	●
Active engagement with investment community	●	●	●
Oversight of industry-leading sustainability initiatives and programming	●			●
Active oversight of cybersecurity initiatives and safeguards	●
Solid growth in same property net operating income		●
Maintaining solid net operating income margin			●
Solid growth in rental rates on lease renewals and re-leasing of space		●	●
Maintaining solid occupancy		●	●
Achieving high pre-leasing and/or a high leased percentage of value-creation projects		●	●
Oversight and execution of value-creation project at solid returns on our investment		●	●	●
Execution of selective acquisition of value-added properties in urban innovation clusters		●
Execution of selective real estate dispositions to enable capital allocation into high-value Class A properties		●
Maintaining high operating margins		●

Each Other NEO’s achievements with respect to his respective 2020 performance goals are described below.

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COMPENSATION DISCUSSION AND ANALYSIS (continued)

Mr. Shigenaga’s 2020 Goals and Assessment of 2020 Performance
Overview. As President and Chief Financial Officer, Mr. Shigenaga directed the organization to ensure the attainment of revenue and profitability goals and participated with our Co-Chief Executive Officers and our Other NEOs in formulating and executing current and long-term plans, objectives, and policies. Mr. Shigenaga effectively oversaw the Company’s financial functions, including financial plans and policies, accounting practices and procedures, and the Company’s relationship with the financial community. Mr. Shigenaga regularly participated with the Co-Chief Executive Officers and Other NEOs in representing the Company in relations with analysts and stockholders. Mr. Shigenaga also directed the controller, treasury, and tax functions and had oversight of cybersecurity matters. Under Mr. Shigenaga’s leadership, the Company continues to strengthen its credit profile to Baa1/Stable from Moody’s Investors Service and BBB+/Stable from S&P Global Ratings, which is ranked in the top 10% of credit ratings among all publicly traded REITs. In 2020, the Company executed its strategy and accessed diverse sources of capital strategically important to its long-term capital structure. In 2020, Mr. Shigenaga acted as an effective and responsive organizational leader in all of the Company’s financial matters, risk management, and internal controls.

Specific Individual Goals. The 2020 individual goals established for Mr. Shigenaga in early 2020 and the achievement of each goal, determined in early 2021, were as follows:

Goal: Oversight of financial strategy and planning

Mr. Shigenaga oversaw financial and operating strategy and planning led by the corporate finance team. He was responsible for the disciplined management of key underlying metrics of our financial and operating strategy, including leasing, same property net operating income performance, energy optimization and sustainability projects, construction (development and redevelopment), acquisitions, dispositions, debt and equity capital, as well as solid tenant collections during the ongoing COVID-19 pandemic of 99.8% from April 1, 2020 through December 31, 2020. This oversight combined with the execution of our strategy by our entire team led to our solid FFO per share and NAV growth, our exceptional TSR performance in 2020 ranking at the 100th percentile among FTSE Nareit Equity Office Index peers, our credit ratings ranking in the top 10% among all publicly traded REITs, and our total enterprise value ranking in the top 10 of all equity REITs.

Goal: Management of the Company’s capital structure; maintenance of a strong and flexible balance sheet

Under Mr. Shigenaga’s leadership, the Company achieved the following results to further strengthen the Company’s capital structure:

•Successful execution of the Company’s differentiated business strategy, which drove the Company’s strong multiyear operating and financial performance.
•Continued strengthening of the Company’s credit profile to Baa1/Stable from Moody’s Investors Service and BBB+/Stable from S&P Global Ratings, which is ranked in the top 10% of credit ratings among all publicly traded REITs.
•Completion of offerings aggregating $1.7 billion of unsecured senior notes consisting of:
•$700.0 million of unsecured senior notes, due in 2030.
•$1.0 billion of unsecured senior notes, due in 2033, issued in August 2020 at the coupon rate of 1.875%, the lowest REIT and the lowest BBB-rated 12-year coupon rate of all time at the time of issuance.
•Completion of strategic real estate dispositions that generated capital aggregating $1.1 billion for investment into our highly leased development and redevelopment projects and strategic acquisitions.
•Prudent use of Common Stock to support growth in FFO per share, as adjusted, and NAV.
•Completed issuances of 15.3 million shares of Common Stock under forward equity sales agreements and our ATM common stock program, for aggregate net proceeds of $2.3 billion.
•The items above combined with solid operating and financial results in 2020 resulted in the following key attributes of our capital structure (as of December 31, 2020, unless stated otherwise).
•Achieved significant total balance sheet liquidity of $4.1 billion.
•Improved net debt to Adjusted EBITDA (fourth quarter of 2020 annualized) to 5.3x, the lowest in the past 10 years.
•Improved fixed-charge coverage ratio (fourth quarter of 2020 annualized) to 4.6x, the highest in the past 10 years.

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COMPENSATION DISCUSSION AND ANALYSIS (continued)
•Continued to prudently manage outstanding borrowings under our unsecured senior line of credit, our only LIBOR-based debt (excluding $12.7 million of LIBOR-based debt held by one of our unconsolidated joint ventures as of December 31, 2020). As of December 31, 2020, we had no borrowings outstanding under our unsecured senior line of credit.
•$31.9 billion total market capitalization (calculated as the outstanding shares of common stock multiplied by the closing price, plus total debt outstanding; all inputs as of December 31, 2020).
•Disciplined management of our investments in real estate for future pipeline of new Class A properties, which, as a percentage of our gross investments in real estate, consisted of the following: 8% of current and pre-leased near-term projects (78% leased/negotiating), 7% of income-producing and/or with a potential to generate cash flows from covered land play projects, and only 3% of land representing future development construction projects.
•Extended weighted-average remaining term on outstanding debt to 10.6 years, with no debt maturities until 2024.

Goal: Effective communication with executive management on matters of tactical and strategic importance

Mr. Shigenaga engaged frequently, quarterly, and throughout the year with executive management in strategy meetings focused on strategic growth opportunities, franchise development, development and construction risk management, proactive management of contractual lease expirations, review of Company-wide operational strategy and efficiency, and review of energy efficiency and sustainability initiatives.

Goal: Active engagement with investment community

Mr. Shigenaga established premier reporting practices and set a high standard in financial reporting by consistently providing investors and analysts with efficient and transparent disclosures. As a result, we received our fifth Gold Nareit CARE (Communications and Reporting Excellence) Award in 2020 demonstrating the Company’s transparency, quality, and efficient communications and reporting to the investment community. This award was judged by an independent panel of REIT securities analysts and portfolio managers. In addition, Mr. Shigenaga engaged with investors and analysts frequently throughout the year and during various real estate investor conferences. He was an active participant in a significant portion of nearly 180 investor and analyst meetings held by the Company during 2020, including the Company’s annual Investor Day meeting in December 2020, which was attended by approximately 150 investors and analysts.

Goal: Oversight of industry-leading sustainability initiatives and programming

Mr. Shigenaga, along with other executives, provides oversight of our sustainability initiatives and programming, which directly benefit our tenants, employees, and communities and create long-term value for our stockholders. We aim to be one of the most environmentally innovative, socially responsible, and economically strong companies in the world, and, as a result of Mr. Shigenaga’s efforts during 2020, the Company made great strides toward this goal. During 2020, as a result of these efforts, Alexandria achieved the following:
•#1 global ranking in the Science & Technology sector of the 2020 Global Real Estate Sustainability Benchmark (GRESB).
•#1 global ranking and a 5 Star Rating — the highest GRESB Rating — in the Diversified Listed Peer Group for highly sustainable development initiatives.
•Third consecutive “A” disclosure score from GRESB, which recognizes our strong ESG policies, practices, and performance.
•World’s first WELL Health-Safety Rating for Facility Operations and Management at our Alexandria LaunchLabs at the Alexandria Center® for Life Science in New York City.
•Fitwel Impact Award for the highest Fitwel certification of all time earned by our Alexandria LaunchLabs at the Alexandria Center at One Kendall Square. This marks the second consecutive year Alexandria LaunchLabs – Cambridge has held the record for Fitwel’s top certification score.
•#1 ranking among public REITs awarded to Alexandria in November 2020 for construction-in-progress in 2019 from Engineering News-Record’s (ENR) Top 50 List. ENR recognizes leaders in the construction industry, and its top ranking of our construction activity highlights our commitment to creating and delivering essential mission-critical facilities to our tenant community.
•Ranked #3 in Barron’s publication of the “Top 10 Most Sustainable REITs, According to Calvert" on February 19, 2021.

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COMPENSATION DISCUSSION AND ANALYSIS (continued)
In addition, as a result of the leadership of Mr. Shigenaga and other executives, during 2020, the Company:
•Earned approximately 48% of our annual rental revenue from LEED projects, which include 23 projects in process targeting LEED certification, as of December 31, 2020.
•Published our 2020 Green Bond Allocation Report highlighting Alexandria’s commitment to investing in sustainable projects.
•Continued the execution of our 2025 sustainability goals program that guides our comprehensive ESG efforts through 2025, with a baseline year of 2015. Goals include:
•30% reduction in carbon emissions
•25% reduction in energy consumption
•45% waste diversion rate
•10% reduction in potable water consumption
•50 healthy building certifications
•Combated the impact from COVID-19 pandemic by becoming a critical partner to several impactful organizations supporting communities adversely affected by the COVID-19:
•Alexandria donated more than $1 million to non-profit organizations on the front lines of fighting the devastating impact of the COVID-19 pandemic, including Seattle Foundation’s COVID-19 Relief Fund, Robin Hood’s COVID-19 Relief Fund, SF New Deal COVID-19 Relief for San Francisco, Nourish Now in Maryland, and the Greg Hill Foundation’s Restaurant Strong Fund in Boston.
•Alexandria played an essential role at the vanguard and heart of the vital life science ecosystem that is advancing solutions for COVID-19 and other key challenges to human health. The Company maintained continuous operations across our campuses and facilities, enabling our tenants to continue to pursue their essential, mission-critical research, development, manufacturing, and commercialization efforts to solve the most pressing current and future healthcare challenges. The efforts of numerous Alexandria tenants, including Pfizer and Moderna, in developing and delivering safe and effective vaccines and therapies to people around the world, have been globally recognized.

Goal: Active oversight of cybersecurity initiatives and safeguards

Mr. Shigenaga oversees the development and enhancement of our information technology and network systems, including the implementation of Company-wide security measures to safeguard our systems and data infrastructure, which are used to manage our tenant and vendor relationships, internal communications, accounting and record-keeping systems, and other operational functions. During 2020, Mr. Shigenaga also oversaw implementation of controls around our treasury function, including enhancement of payment authorization, notification procedures, and verification requirements relating to new vendor setup and vendor information changes. Mr. Shigenaga is committed to his oversight role in the development and enhancement of internal controls designed to prevent, detect, address, and mitigate the risk of cyber incidents.

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COMPENSATION DISCUSSION AND ANALYSIS (continued)

Mr. Ryan’s 2020 Goals and Assessment of 2020 Performance
Overview. As Co-Chief Investment Officer and Regional Market Director – San Diego, Mr. Ryan oversaw the management of the Company’s San Diego market, which as of December 31, 2020, is the Company’s third largest market in terms of rentable square footage (as of December 31, 2020, the San Diego region had 19% of the Company’s total RSF) and, with 80 properties as of December 31, 2020, is the Company’s largest market in terms of the number of properties. In close coordination with the Company’s other senior executives, Mr. Ryan led a team of real estate professionals in implementing the Company’s strategic directives within the San Diego market, including the marketing and leasing of existing and newly developed or redeveloped space; the permitting, design, and construction of new development and redevelopment projects; the ongoing management of operating properties in the regional asset base; and the selective acquisitions and dispositions of properties in the San Diego market. In addition to his management activities in the San Diego market, Mr. Ryan also represented the Company to tenants, key members of the life science community, brokers, partners, analysts, and investors and led certain strategic real estate and leasing initiatives across the Company’s other markets.

Specific Individual Goals. The 2020 individual goals established for Mr. Ryan in early 2020 and the achievement of each goal, determined in early 2021, were as follows:

Goal: Solid growth in same property net operating income
Under Mr. Ryan’s leadership, the Company achieved strong growth in same property net operating income of 2.6% and 5.1% (cash basis) for the year ended December 31, 2020.

Goal: Solid growth in rental rates on lease renewals and re-leasing of space
Mr. Ryan led the execution of leases aggregating 1.1 million RSF in the San Diego market during 2020. This includes 566,103 RSF of developed, redeveloped, and previously vacant space in Class A properties and 531,780 RSF of lease renewals and re-leasing of space at rental rates reflecting increases of 44.3% and 17.7% (cash basis).

Goal: Maintaining solid occupancy
Under Mr. Ryan’s management, our operating asset base for the San Diego market had an occupancy level of 93.5% as of December 31, 2020.

Goal: Maintaining high operating margins
Under Mr. Ryan’s leadership, the Company achieved a solid same property operating margin of 73%.

Goal: Achieving high pre-leasing and/or a high leased percentage of value-creation projects (ground-up development and/or redevelopment)
During 2020, Mr. Ryan completed one development project aggregating 63,774 RSF at 9877 Waples Street in our Sorrento Mesa submarket, which had an operating occupancy of 100% upon final delivery in 2020. With Mr. Ryan’s continual effort, as of December 31, 2020, two projects, 3115 Merryfield Row with 146,456 RSF under development and 5505 Morehouse Drive with 79,945 RSF under redevelopment, were 80% and 35% leased, respectively.

Goal: Oversight and execution of value-creation projects at solid returns on our investment
Mr. Ryan led the diligent management and oversight of construction for each of the projects noted above. Each project is on track for delivery of solid returns on our investment. Mr. Ryan also provided strategic input into the design of various key development and redevelopment of new Class A buildings and campuses across the Company’s cluster markets.

Goal: Execution of selective acquisition of value-added properties in urban innovation clusters
Mr. Ryan contributed to key real estate acquisitions aggregating 55 properties for a total purchase price of $2.6 billion, which included, among others, some of the following:

•The acquisition of Alexandria Center for Life Science – Durham, a 16-building collaborative life science campus aggregating 2.2 million RSF, located in our Research Triangle market for $590.4 million. The campus comprises 12 operating properties, one operating property with future redevelopment opportunities, and three properties that are undergoing redevelopment.
•The acquisition of the Reservoir Woods campus, aggregating 515,273 RSF with a future ground-up development opportunity aggregating 440,000 RSF, located in our Route 128 submarket of Greater Boston, for a purchase price of $325.3 million.

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COMPENSATION DISCUSSION AND ANALYSIS (continued)
•The acquisition of an operating building aggregating 509,702 RSF at 275 Grove Street, located in our Route 128 submarket of Greater Boston, for a purchase price of $226.5 million.
•The acquisition of two buildings aggregating 195,506 RSF, with future development opportunity aggregating 1.0 million RSF, at 380 and 420 E Street, located in our Seaport Innovation District submarket of Greater Boston, for a purchase price of $168.5 million.
•The acquisition of two properties aggregating 318,200 RSF, with future development opportunity aggregating 709,000 RSF, at 6420 and 6450 Sequence Drive, located in our Sorrento Mesa submarket of San Diego, for a purchase price of $169.7 million.
•The acquisition of two operating properties aggregating 219,628 RSF at 9808 and 9868 Scranton Road, located in our SD Tech by Alexandria campus in our Sorrento Mesa submarket of San Diego, for a purchase price of $102.3 million.
•The acquisition of two operating properties aggregating 139,135 RSF, with future development opportunity aggregating 240,000 RSF, at 11255 and 11355 North Torrey Pines Road, located in our Torrey Pines submarket of San Diego, for a purchase price of $97.5 million.
Mr. Ryan also contributed to the formation of real estate joint venture, in which we are targeting a 51% ownership interest over time, at Alexandria Technology Center® – Gateway, in our South San Francisco submarket of San Francisco Bay Area. Our partner contributed three office buildings and land, aggregating 1.0 million RSF with fair market value of $350.0 million, and we contributed one office building, one office/laboratory building, one amenity building, and land aggregating 690,262 RSF with fair market value of $281.9 million.

In addition, during 2020, Mr. Ryan contributed to the acquisition of 401 Park Drive, 201 Brookline Avenue, and one future development opportunity, located in the heart of our Greater Boston life science cluster market, for a purchase price of $1.48 billion. The acquisition of this future collaborative life science campus aggregating 1.8 million SF was completed in January 2021.

Goal: Execution of selective real estate dispositions to enable capital allocation into high-value Class A properties
Mr. Ryan contributed to the completion of strategic real estate dispositions that generated capital aggregating $1.1 billion for investment into our highly leased development and redevelopment projects and strategic acquisitions. Mr. Ryan led the execution of the sale of two properties aggregating 219,628 RSF at 9808 and 9868 Scranton Road, located in our Sorrento Mesa submarket of San Diego to the existing SD Tech by Alexandria real estate joint venture, of which we own 50%. We received gross proceeds of $51.1 million for the 50% interest in the properties that our joint venture partner acquired through the joint venture.

Goal: Active engagement with investment community
Mr. Ryan engaged with investors and analysts frequently throughout the year related to the Company’s interests in the San Diego market and during various real estate investor events. He was an active participant in a portion of nearly 180 investor and analyst meetings held by the Company during 2020, including the Company’s annual Investor Day meeting in December 2020, which was attended by approximately 150 investors and analysts.

Goal: Effective communication with executive management on matters of tactical and strategic importance
Mr. Ryan engaged frequently, quarterly, and throughout the year with executive management in strategy meetings focused on business development, C-suite relationship targets for ongoing development of our future tenant base, development and construction risk management, proactive management of contractual lease expirations, and review of operational efficiency, energy efficiency, and sustainability initiatives.

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COMPENSATION DISCUSSION AND ANALYSIS (continued)

Mr. Cunningham’s 2020 Goals and Assessment of 2020 Performance
Overview. As Executive Vice President – Regional Market Director – New York City, Mr. Cunningham oversaw the management of the Company’s New York City region, representing 3% of the Company’s rentable square footage and 6% of its annual rental revenue as of December 31, 2020. In close coordination with the Company’s other senior executives, Mr. Cunningham led a team of real estate professionals in implementing the Company’s strategic directives within the New York City market, including the marketing and leasing of existing and newly developed or redeveloped space; the permitting, design, and construction of new development and redevelopment projects; the ongoing management of operating properties in the regional asset base; and the selective acquisition and disposition of properties in the New York City market. In addition to his management activities in the New York City market, Mr. Cunningham also represented the Company to tenants, key members of the life science community, brokers, partners, analysts, and investors.

Specific Individual Goals. The 2020 individual goals established for Mr. Cunningham in early 2020 and the achievement of each goal, determined in early 2021, were as follows:

Goal: Maintaining solid net operating income margin

Under Mr. Cunningham’s leadership, our New York City market contributed toward the Company’s solid net operating income margin of 72% for the year ended December 31, 2020.

Goal: Solid growth in rental rates on lease renewals and re-leasing of space

Mr. Cunningham led the execution of leases aggregating 127,609 RSF for the New York City market during 2020. This includes 21,375 RSF of developed, redeveloped, and previously vacant space in Class A properties and 106,234 RSF of lease renewals and re-leasing of space at rental rates reflecting increases of 21.7% and 8.4% (cash basis). As of December 31, 2020, our New York City market generated 69% of its annual rental revenue from investment-grade or publicly traded large cap tenants.

Goal: Maintaining solid occupancy

Under Mr. Cunningham’s leadership, our operating asset base for the New York City market had an occupancy level of 97.3% as of December 31, 2020. He also led the effort in drafting the Back to Campus guidelines, practices, and procedures that were used throughout Alexandria’s portfolio as a template for safe operations during the pandemic.
Goal: Achieving high pre-leasing and/or a high leased percentage of value-creation projects (ground-up development and/or redevelopment)

During 2020, Mr. Cunningham completed a portion of one redevelopment project aggregating 17,716 RSF. As of December 31, 2020, Mr. Cunningham commenced redevelopment on one project at Alexandria Center – Long Island City aggregating 122,382 RSF, for which 31% was leased. He was able to attain essential designation on multiple construction projects during the height of the pandemic in New York City, which facilitated the Company’s ability to deliver strategic offerings and secure high-quality tenants.

Goal: Oversight and execution of value-creation projects at solid returns on our investment

Mr. Cunningham led the diligent management and oversight of construction for the project noted above, which is on track for delivery of solid returns on our investment. He also led the effort to negotiate with the New York City Economic Development Corporation on the option for the third parcel at the Alexandria Center for Life Science – New York City. Other value-addws actions on assets already in the portfolio, including 219 East 42nd Street and 47-50 30th Street, and efforts on pending development projects position Alexandria’s New York City region for continued growth and success in meeting the demands of the nascent market.

Goal: Active engagement with investment community

Mr. Cunningham engaged with investors and analysts frequently throughout the year related to the Company’s interests in the New York City market and during various real estate investor conferences. He was an active participant in nearly 180 investor and analyst meetings held by the Company during 2020, including the Company’s annual Investor Day meeting in December 2020, which was attended by approximately 150 investors and analysts.

Goal: Effective communication with executive management on matters of tactical and strategic importance

Mr. Cunningham engaged frequently, quarterly, and throughout the year with executive management in strategy meetings focused on business development, C-suite relationship targets for ongoing development of our future tenant base, development and construction risk management, proactive management of contractual lease expirations, and review of operational efficiency, energy efficiency, and sustainability initiatives.

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COMPENSATION DISCUSSION AND ANALYSIS (continued)

Mr. Ciruzzi’s 2020 Goals and Assessment of 2020 Performance
Overview. As Chief Development Officer, Mr. Ciruzzi is responsible for the Company’s domestic and international construction and development operations and services platform. Working with a team of highly skilled professionals, Mr. Ciruzzi has overseen the management of entitlements, design, permits, development, construction, and completion of the Company’s collaborative life science, agtech, and technology campuses in our urban innovation clusters. Mr. Ciruzzi is also deeply involved in the Company’s sustainability efforts, construction risk management, capital planning, and project budgeting, and is a key member of its COVID-19 Task Force.

Specific Individual Goals. The 2020 individual goals established for Mr. Ciruzzi in early 2020 and the achievement of each goal, determined in early 2021, were as follows:

Goal: Oversight and execution of value-creation projecs at solid returns on our investment

Mr. Ciruzzi oversaw the diligent management and construction of development and redevelopment projects in our value-creation pipeline. Each project is on track for delivery of solid returns on our investment. Mr. Ciruzzi also provided strategic input into the design of various key development and redevelopment of new Class A buildings and campuses across the Company’s cluster markets.

•During 2020, the Company commenced development and redevelopment projects aggregating 1.7 million RSF.
•As of December 31, 2020, the Company had development and redevelopment projects aggregating 3.6 million RSF of new Class A properties under construction and pre-leased near-term projects that were 75% leased.
•As of December 31, 2020, the Company had 4.3 million RSF of near-term development and redevelopment projects where we expect to commence vertical construction or redevelopment of several projects in 2021.
•The Company successfully upzoned the square footage available for the ground-up development of office/laboratory space at 325 Binney Street in our Cambridge submarket of Greater Boston to 402,000 SF from 164,000 SF.

Goal: Oversight of industry-leading sustainability initiatives and programming

Our industry-leading sustainability initiatives and programming, the development of which Mr. Ciruzzi contributes to, directly benefit our tenants, employees, and communities and create long-term value for our stockholders. During 2020, as a result of these efforts, Alexandria achieved the following:

•#1 global ranking in the Science & Technology sector of the 2020 Global Real Estate Sustainability Benchmark (GRESB).
•#1 global ranking and a 5 Star Rating — the highest GRESB Rating — in the Diversified Listed Peer Group for highly sustainable development initiatives.
•Third consecutive “A” disclosure score from GRESB, which recognizes our strong ESG policies, practices, and performance.
•World’s first WELL Health-Safety Rating for Facility Operations and Management at our Alexandria LaunchLabs at the Alexandria Center® for Life Science in New York City.
•Fitwel Impact Award for the highest Fitwel certification of all time earned by our Alexandria LaunchLabs at the Alexandria Center at One Kendall Square. This marks the second consecutive year Alexandria LaunchLabs – Cambridge has held the record for Fitwel’s top certification score.
•#1 ranking among public REITs awarded to Alexandria in November 2020 for construction-in-progress in 2019 from Engineering News-Record’s (ENR) Top 50 List. ENR recognizes leaders in the construction industry, and its top ranking of our construction activity highlights our commitment to creating and delivering essential mission-critical facilities to our tenant community.
•Ranked #3 in Barron’s publication of the “Top 10 Most Sustainable REITs, According to Calvert" on February 19, 2021.
In addition, as a result of the leadership of Mr. Ciruzzi and other executives, during 2020, the Company:
•Earned approximately 48% of our annual rental revenue from LEED projects, which include 23 projects in process targeting LEED certification, as of December 31, 2020.
•Published the 2020 Green Bond Allocation Report highlighting Alexandria’s commitment to investing in sustainable projects.

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COMPENSATION DISCUSSION AND ANALYSIS (continued)
•Is on pace to achieve Zero Energy Certification from the International Living Future Institute at 685 Gateway Boulevard in our South San Francisco submarket of San Francisco Bay Area. Upon certification, it will be one of only approximately 70 Zero Energy certified projects in the world.
•Continued the execution of our 2025 sustainability goals program that guides our comprehensive ESG efforts through 2025, with a baseline year of 2015. Highlights from the goals include:
•30% reduction in carbon emissions
•25% reduction in energy consumption
•45% waste diversion rate
•10% reduction in potable water consumption
•50 healthy building certifications

Goal: Effective communication with executive management on matters of tactical and strategic importance

Mr. Ciruzzi engaged frequently, quarterly, and throughout the year with executive management in strategy meetings focused on business development, C-suite relationship targets for ongoing development of our future tenant base, development and construction risk management, proactive management of contractual lease expirations, and review of operational efficiency, energy efficiency, and sustainability initiatives.

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COMPENSATION DISCUSSION AND ANALYSIS (continued)
Long-Term Incentive Awards Granted in 2020 to Executive Chairman and Co-CEOs

Structure of the 2020 Grant —Target 50% Performance-Based Vesting and Target 50% Service-Based Vesting
Mr. Marcus’s Amended and Restated Executive Employment Agreement (as amended, the “Marcus Employment Agreement”), provided for an annual long-term incentive, or “LTI”, award in the form of restricted stock to be granted in 2020 with an aggregate target of $2,750,000 (the “Marcus Grant”), which represents a 50% reduction compared to the annual LTI award granted to Mr. Marcus in 2018 with an aggregate target of $5,500,000. Messrs. Richardson’s and Moglia’s respective executive employment agreements provided for an annual long-term incentive award in the form of restricted stock to be granted in 2020 with an aggregate target of $4,500,000 for each Co-CEO.

The structure of the annual LTI awards granted in 2020 to Messrs. Marcus, Richardson, and Moglia is summarized below:

Overall LTI Award

Target LTI Award	Maximum LTI Award	Vesting Description
50%	156.4%	3-Yr growth in FFO per share and 3-Yr TSR relative to FTSE Nareit Equity Office Index
50%	N/A	Time-based vesting over 3 years
100%	128.2%

50% of LTI Award Subject to Three-Year Performance, Forfeiture, and a Cap

FFO/Share		Relative TSR Performance Modifier
Goal	Vesting	Goal(1)	Vesting

Threshold	Target Less 50%	≤25th Percentile	Decrease 50%

Target	50% of LTI Award	At or Above Median	No Change

Maximum	Target Plus 50%	≥75th Percentile	Increase 50%

(1)Based upon Company TSR relative to the TSR of companies in the FTSE Nareit Equity Office Index.

Rigorous FFO Per Share Performance Goal, Relative TSR Performance Goal, and Three-Year Performance Period

The Compensation Committee designed the performance-based portion of the 2020 LTI awards to vest based upon growth in FFO per share over the three-year period from 2020 to 2022, subject to adjustment based on TSR relative to the TSR of companies in the FTSE Nareit Equity Office Index over that same three-year period. FFO is a measure of performance for REITs that was established by the Board of Governors of Nareit and is widely used both internally by REITs and externally by REIT investors and analysts to measure performance. TSR is also widely regarded as an important measure of company performance.

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COMPENSATION DISCUSSION AND ANALYSIS (continued)
50% of 2020 LTI Awards Subject to Three-Year Performance Period, Forfeiture If Minimum Level of Performance Not Achieved, and Maximum Size of 2020 LTI Awards Capped

Mr. Marcus:

Target Equity Award	Maximum LTI Award	Accounting Fair Value	Vesting Description
$1,375,000	$2,150,500	$1,769,955	3-Yr growth in FFO per share and 3-Yr TSR relative to FTSE Nareit Equity Office Index
1,375,000	1,375,000	1,375,000	Time-based vesting over 3 years
$2,750,000	$3,525,500	$3,144,955

Messrs. Richardson and Moglia:

Target Equity Award	Maximum LTI Award	Accounting Fair Value	Vesting Description
$2,250,000	$3,519,000	$2,896,255	3-Yr growth in FFO per share and 3-Yr TSR relative to FTSE Nareit Equity Office Index
2,250,000	2,250,000	2,250,000	Time-based vesting over 3 years
$4,500,000	$5,769,000	$5,146,255

If FFO per-share growth over the applicable three-year period is equal to or greater than the minimum amount, then the amount of the award eligible for vesting by application of the FFO per-share growth criterion will be subject to adjustment by application of an additional TSR criterion, which also has threshold, target, and maximum goals. The TSR criterion measures the Company’s TSR over the three-year period from 2020 to 2022 relative to the TSR of companies included in the FTSE Nareit Equity Office Index over the same period. Vesting is interpolated for performance between the minimum and maximum goals.

As shown in the following table, if FFO per-share growth over the applicable three-year period is less than the minimum amount, then the performance-based portion of the 2020 LTI awards will be forfeited in their entirety and no shares will vest. The cap on the amount of the performance-based portion eligible for vesting in the event of outperformance is 156.4% of the target number of performance-based shares, or 13,675 maximum shares based upon 8,743 target shares for Mr. Marcus, and 22,377 maximum shares based upon 14,307 target shares for Messrs. Richardson and Moglia.

2020 LTI Grants: Goals and Portion Subject to Forfeiture and a Cap

FFO/Share		Relative TSR Performance Modifier		Grant Cap
Goal		Goal(1)	Vesting

Threshold	Target Less 50%	≤25th Percentile	Decrease 50%

Marcus Target	8,743 Shares	At or Above Median	No Change	13,675 Shares

Richardson and Moglia Target	14,307 Shares	At or Above Median	No Change	22,377 Shares

Maximum	Target Plus 50%	≥75th Percentile	Increase 50%

(1)Based upon Company TSR relative to the TSR of companies in the FTSE Nareit Equity Office Index.

Timing of Disclosure of FFO Per Share Performance Goals

The specific FFO per share threshold, target, and maximum for the 2020 LTI awards are not disclosed now because we believe such disclosures during the three-year performance period would be inappropriate since most REITs only provide annual guidance for FFO per share. This is a common practice with disclosure of multiyear performance awards. We will disclose the specific FFO per share metrics at the end of the three-year performance period, as included below with respect to the completed performance period for the grant made to Mr. Marcus in 2018 under “2018 Long-Term Equity Incentive Award Payout to Our Executive Chairman.” We believe that providing disclosure before the end of the performance period would be competitively harmful.

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COMPENSATION DISCUSSION AND ANALYSIS (continued)
Determining the Number of Shares Subject to the 2020 LTI Awards and the Reported Value of the 2020 LTI Awards

For Mr. Marcus and Messrs. Richardson and Moglia, the 2020 LTI awards were divided into 8,743 and 14,307 target shares of service-vesting restricted stock, respectively, and 8,743 and 14,307 target shares of performance-vesting restricted stock, respectively. However, the 2020 LTI awards were in the form of a restricted stock award, and therefore, with respect to the performance-vesting portion, the maximum number of shares that could vest in the event of outperformance, aggregating 13,675 shares for Mr. Marcus and 22,377 shares for each of Messrs. Richardson and Moglia, were granted and subject to forfeiture, as described below. With respect to the service-vesting portion, no more than the target number of shares may ever vest.

The 2020 LTI awards are reported for purposes of the tables in this Proxy Statement at their accounting fair value at the grant date of January 9, 2020. For accounting purposes, the grant date fair value of the 2020 LTI awards are based on the January 9, 2020, grant date stock price of $157.27, which was also used to determine the number of shares subject to the 2020 LTI awards, as described above. As a result, the grant date fair values of the 2020 LTI awards are $3,144,955 for Mr. Marcus and $5,146,255 for each of Messrs. Richardson and Moglia. These are the amounts used for disclosure in the “Summary Compensation Table” on page 97 and the “2020 Grants of Plan-Based Awards Table” on page 98. Please also refer to Note 16 of our Form 10-K for the year ended December 31, 2020, for additional information on fair value accounting for stock awards subject to performance and market condition vesting.

10 Davis Drive, Research Triangle, Research Triangle

2021 Proxy Statement	87

COMPENSATION DISCUSSION AND ANALYSIS (continued)
2018 Long-Term Equity Incentive Award Payout to Our Executive Chairman

Performance Goals for Long-Term Incentive Award Granted to Our Executive Chairman in 2018 and Vested in 2021

In early 2018, Mr. Marcus was granted a long-term incentive award, one-half of which was subject to vesting based upon a combination of three-year growth in FFO per share and three-year relative TSR with the remaining one-half of the award subject to time-based vesting over the three-year performance period ended January 31, 2021. The specific performance goals for this award are provided in the following table:

2018 Marcus Grant: Goals and Portion Subject to Forfeiture and a Cap

FFO/Share		Relative TSR Performance Modifier		Marcus Grant Cap
Goal	Vesting	Goal(1)	Vesting

Below 10.0%	Forfeiture			34,049 Shares

Threshold: 10.0%	Target Less 50%	≤25th Percentile	Decrease 50%

Target: 12.5%	21,771 Shares	At or Above Median	No Change

Maximum: 15.0%	Target Plus 50%	≥75th Percentile	Increase 50%
Actual: 21.3%		Actual: 100th Percentile		Vested: 34,049 Shares
(1)Based upon Company TSR relative to the TSR of companies in the FTSE Nareit Equity Office Index.

The maximum vesting for Mr. Marcus’s 2018 award was the result of exceptional corporate performance for the three-year performance period. When our Compensation Committee set the goals in 2018, it set rigorous three-year performance goals tied to our long-term strategic goals and creation of long-term stockholder value.

Anniversary Bonus Awards Granted in 2020

Discretionary bonuses may be awarded for an anniversary with the Company. In 2020, Messrs. Richardson and Shigenaga each received a cash bonus of $20,000 for their respective 20-year anniversaries of service to the Company. Additionally, Mr. Ryan received a cash bonus of $10,000 for his 10-year anniversary of service to the Company.

Special Cash Bonus Awarded in 2021 to Mr. Ryan

Discretionary bonuses may be awarded from time to time for exceptional performance in extraordinary business situations. In January 2021, the Compensation Committee granted Mr. Ryan a special cash bonus of $500,000 in recognition of his exceptional performance during 2020, including his outstanding efforts in helping each of our regions complete key strategic transactions, as well as his leadership of the Company's expansion into new markets. Mr. Ryan's special cash bonus will be paid in a lump sum in April 2021.

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COMPENSATION DISCUSSION AND ANALYSIS (continued)
Considerations in Setting Long-Term Incentive Award Goals for Three-Year Performance Period Ended December 31, 2020

The Compensation Committee believes that the consistency of growth in FFO per share, year over year, during a period of multiple years will result in solid long-term TSR performance versus outperformance in FFO per-share growth following a period of underperformance. Annual performance-based awards provide appropriate incentives to drive continued and consistent growth in FFO per share even if the Company generates stronger FFO per-share growth in one or more particular year(s) in the three-year performance period.

Funds From Operations Per Share by Quarter(1)

$1.90
$1.80
$1.70
$1.60
$1.50
$1.40
$1.30
$1.20
1Q15
2Q15
3Q15
4Q15
1Q16
2Q16
3Q16
4Q16
1Q17
2Q17
3Q17
4Q17
1Q18
2Q18
3Q18
4Q18
1Q19
2Q19
3Q19
4Q19
1Q20
2Q20
3Q20
4Q20

(1)Represents FFO per share – diluted, as adjusted. For information on the Company’s FFO, including definitions and a reconciliation from the most directly comparable GAAP measure, see “Non-GAAP Measures and Definitions” under Item 7 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

When setting the FFO per-share growth goal for Mr. Marcus’s 2018 award, the Compensation Committee focused on setting achievement targets at rigorous and challenging levels that would require significant effort and exceptional performance by Mr. Marcus in order to be achieved. The Compensation Committee considered the Company’s actual operating and financial results during the most recent three-year performance period ended December 31, 2017, and performance projections of future operating and financial performance. Ultimately, the Compensation Committee based the maximum achievement level of FFO per-share growth at a level that would have resulted in a strong relative three-year FFO per-share growth compared to companies in the FTSE Nareit Equity Office Index. Accordingly, at the beginning of 2018, the Compensation Committee determined that the achievement of the three-year FFO per-share growth goal of 15.0% or higher would be exceptional and would require outstanding performance not only by Mr. Marcus but also by each peer in the FTSE Nareit Equity Office Index.

In 2021, upon vesting of Mr. Marcus’s 2018 award, the Compensation Committee performed a retrospective analysis to reevaluate the rigor of the three-year FFO per-share growth goal of 15.0%. The results of the analysis evidenced that in six out of nine years from 2012 to 2020, the three-year FFO per-share growth of 15.0% was achieved only by the top-performing companies in the FTSE Nareit Equity Office Index and approximated or exceeded FFO growth results at the 75th percentile during each of the three-year performance periods ended on December 31 of 2012, 2014, 2017, 2018, 2019 and 2020. The Company’s actual three-year FFO per-share growth of approximately 21.3% for the period ended December 31, 2020, demonstrated consistently remarkable growth that warranted Mr. Marcus’s payout at the maximum achievement level.

In addition, the Compensation Committee set the goal for FFO per-share growth at a level where outperformance would require significant contribution from external growth through significant additional leasing of new ground-up development projects following construction of the related new Class A buildings. External growth through acquisitions is much less predictable and less likely given the high-value urban submarkets that generate the majority of the Company’s revenue and the difficulty of locating appropriate opportunities that provide for adequate value-creation post acquisition.

2021 Proxy Statement	89

COMPENSATION DISCUSSION AND ANALYSIS (continued)
High Leasing Volume in Light of Minimal Contractual Lease Expirations
•What the Compensation Committee Considered When Setting the Goals at the End of 2017: Contractual lease expirations in 2018, 2019, and 2020 aggregated 4.3 million RSF as of December 31, 2017.
•Key Drivers of Actual FFO Per-Share Growth During the Performance Period: During the three years ended December 31, 2020, we executed leases aggregating 14.1 million RSF, of which 7.1 million RSF related to lease renewals and re-leasing of space and 7.0 million RSF related to leasing of new Class A development and redevelopment properties and of vacant space as of the beginning of each respective year. The continued strong leasing activity during the three years ended December 31, 2020, representing 9.8 million RSF leased in excess of the aggregate contractual expirations at the beginning of this period, combined with strong rental rate growth and the addition of 11 Class A properties, as noted below, resulted in significant outperformance in FFO per-share growth relative to the goal established at the beginning of the three-year performance period.

Strong Rental Rate Growth
•What the Compensation Committee Considered When Setting the Goals at the End of 2017: The weighted-average rental rate growth achieved in the three years ended December 31, 2017, was 24.1% and 11.6% (cash basis). At the end of 2017, the Company projected rental rate growth on lease renewals and re-leasing of space in a range from 13% to 16%, and from 7.5% to 10.5% (cash basis), for the year ended December 31, 2018.
•Key Drivers of Actual FFO Per-Share Growth During the Performance Period: Projected rental rate growth was based upon a different set of contractual lease expirations and anticipation of continued strong but moderating rental rate growth. Continued constrained supply of Class A space resulted in strong demand and outperformance in rental rate growth. Actual weighted-average rental rate growth for the three years ended December 31, 2020, was 31.8% and 16.8% (cash basis), significantly above rental rate growth from leasing activity forecasted for 2018, and actual rental rate growth from leasing activity for the three years ended December 31, 2017.
Addition of Properties That Were Not Under Construction or Identified as Potential Acquisitions
•What the Compensation Committee Considered When Setting the Goals at the End of 2017: As of December 31, 2017, 16 of the 19 properties discussed below were under active construction. The other three new Class A properties represented development and redevelopment projects that commenced subsequent to December 31, 2017, and generated an additional $7.4 million of incremental annual net operating income.
•Key Drivers of Actual FFO Per-Share Growth During the Performance Period: During the three years ended December 31, 2020:
•We had an addition of 151 properties, including 135 properties that were not under construction or identified as potential acquisitions as of December 31, 2017.
•We completed the acquisition of 117 operating properties aggregating 9.6 million RSF for an aggregate purchase price of $4.1 billion. These 117 properties generated $262.0 million of incremental annual net operating income.
•We placed into service 11 new Class A properties aggregating 2.6 million RSF through ground-up development, which were under active construction as of December 31, 2017.
•We placed into service eight new Class A properties aggregating 780,277 RSF through redevelopment. Five of the eight properties was under active construction as of December 31, 2017. The remaining three properties were leased, redeveloped, and placed into service subsequent to December 31, 2017, and generated an additional $7.4 million of incremental annual net operating income.
•As of December 31, 2020, the Company had development and redevelopment projects aggregating 3.6 million RSF of new Class A properties under construction and pre-leased near-term projects that were 75% leased.
Maintained Solid Occupancy
•What the Compensation Committee Considered When Setting the Goals at the End of 2017: Overall occupancy of 97% at the end of 2014 and 96.8% at the end of 2017 remained consistently strong. The Compensation Committee considered maintaining this high level of occupancy to be a significant goal.
•Key Drivers of Actual FFO Per-Share Growth During the Performance Period: Actual occupancy at the end of 2020 was 94.6% and included 3.1% of vacancy in our North America markets, representing lease-up opportunities that will contribute to growth in cash flows at recently acquired properties. Excluding the 3.1% acquired vacancy, our occupancy would have been 97.7% and consistent with the high level of occupancy achieved as of December 31, 2017.

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COMPENSATION DISCUSSION AND ANALYSIS (continued)
Improvement in Long-Term Cost of Capital
•What the Compensation Committee Considered When Setting the Goals at the End of 2017: The corporate credit rating from S&P Global Ratings was BBB/Stable, the credit rating from Moody’s Investors Service was Baa2/Stable, NAV per share(1) was $127.00, and the FFO per share multiple(2) was 19.9x.
•Key Drivers of Actual FFO Per-Share Growth During the Performance Period: The following items, combined with the items noted above, contributed to improvement in our long-term cost of capital and our outperformance in FFO per-share growth for the three-year performance period:
•Improved fourth quarter annualized net debt to Adjusted EBITDA from 5.5x in 2017 to 5.3x in 2020.
•Further strengthened the Company’s credit profile, which resulted in a corporate issuer credit rating upgrade to Baa1 by Moody’s Investors Service in 2018 and a corporate credit rating increase to BBB+ in February 2019 by S&P Global Ratings.
•Improved our NAV per share(1) of $127.00 as of December 31, 2017, to $158.00 as of December 31, 2020.
•Improved average FFO per share multiple(2) from 19.9x in 2017 to 21.8x in 2020.

(1)	NAV per share for each year is calculated as an average of net asset value estimates provided by Bank of America Merrill Lynch, Citigroup Global Markets Inc., Evercore ISI, Green Street, and J.P. Morgan Securities LLC.
(2)	The FFO per share multiple is calculated using the average quarter-end stock price divided by FFO per share – diluted, as adjusted, for the respective year.

Performance-Based Cash Incentive Bonus Awarded in 2019 and 2020 to Our Executive Chairman

Mr. Marcus was granted a performance-based cash incentive bonus in an amount up to $2.0 million in each of 2019 and 2020 (the “2019 Cash Bonus” and the “2020 Cash Bonus,” respectively) in recognition of the significant value created in the Company’s portfolio of non-real estate investments during each such year as a result of Mr. Marcus’s experience, expertise, and leadership. Half of the 2019 Cash Bonus was earned in 2019 and paid in 2020, and half of the 2020 Cash Bonus was earned in 2020 and is payable in 2021.

The other half of the 2019 Cash Bonus (the “2019 Net Realized Gains Bonus”) is payable in 2021, subject to (i) Mr. Marcus’s continued service through the applicable payment date and (ii) the amount of recognition of net realized gains, excluding impairments, from the Company’s portfolio of non-real estate investments during the period from January 1, 2020 to December 31, 2020 (the “2020 Net Realized Gains”). The achievement levels established by the Compensation Committee for the 2019 Net Realized Gains Bonus are provided in the table below (with linear interpolation for performance in between levels). In early 2021, the Compensation Committee determined that the amount of 2020 Net Realized Gains, as set forth in the table below, exceeded the maximum achievement level and thus determined that the amount of 2019 Net Realized Gains Bonus would be $1.0 million.

2019 Net Realized Gains Bonus
2020 Net Realized Gains[1]		Amount Earned in 2020

Forfeiture:	$0	$0

Threshold:	$25,000,000	$500,000

Maximum	≥ $50,000,000	$1,000,000

Actual	$71,788,000	$1,000,000

(1)Represents net realized gains, excluding impairments, from the Company’s portfolio of non-real estate investments.

The other half of the 2020 Cash Bonus (the “2020 Net Realized Gains Bonus”) is payable in 2022, subject to (i) Mr. Marcus’s continued service through the applicable payment date and (ii) the amount of recognition of net realized gains, excluding impairments, reported in FFO, as adjusted during the period from January 1, 2021 to December 31, 2021, from the Company’s portfolio of non-real estate investments (the “2021 Net Realized Gains”). We will disclose the specific achievement levels with respect to 2021 Net Realized Gains at the end of the performance period, as included above with respect to the 2019 Net Realized Gains Bonus. We believe that providing disclosure before end of the performance period would be competitively harmful.

2021 Proxy Statement	91

COMPENSATION DISCUSSION AND ANALYSIS (continued)
Long-Term Performance-Based Incentive Awards Granted in 2020 to All NEOs

Structure of Awards

Each of our NEOs received an award, 75% of which is eligible to vest upon achievement of TSR on a relative basis compared to the constituents of the FTSE Nareit Equity Office Index (the “Index Companies”) and 25% of which is eligible to vest upon achievement of TSR, on an absolute basis, over a three-year performance period. The shares subject to each award are also subject to a one-year holding period after vesting to further underscore its long-term retentive element.

Rigorous Performance Goals

In order for an NEO to earn the full award, our TSR during the three-year performance period must be in the top 25% of Index Companies and must equal or exceed 36%. If our TSR is 36% during the three-year performance period, the value of the maximum payout will be approximately 0.2% of the overall value generated for stockholders.

The relative and absolute portions of each award can be earned as follows (with linear interpolation for performance in between levels):

75% Relative TSR			25% Absolute TSR
TSR		Vesting	TSR	Vesting

Forfeiture:	<25th Percentile of Index Companies	0%	Forfeiture: <18%	0%

Threshold:	25th Percentile of Index Companies	25%	Threshold: 18%	25%

Target:	50th Percentile of Index Companies	62.5%	Target: 27%	62.5%

Maximum:	≥75th Percentile of Index Companies	100%	Maximum: ≥36%	100%

Change of Control and Termination of Service

In the event of a change of control during the performance period:

•The performance goals for the relative portion of each award will be earned based on the Company’s TSR through the change of control against that of the Index Companies for the same period. If the change of control occurs during the first year of the performance period, the number of shares earned is also prorated for the same period.

•The performance goals for the absolute portion of each award will be prorated for the portion of the performance period elapsed through the change of control and actual performance measured against those prorated goals. If the change of control occurs during the first year of the performance period, the number of shares earned is also prorated for the same period.

If an NEO is terminated without Cause or resigns for Good Reason, or the NEO’s service is terminated due to his or her death or disability, in each case prior to the vesting date, his award will remain outstanding and subject to vesting based on attainment of the performance goals through the original performance period, as if termination had not occurred, but with the number of shares earned prorated for the portion of the performance period worked.

Long-Term Service-Based Incentive Awards Granted in 2020 to Co-CEOs and Other NEOs

Each of the employment agreements for Messrs. Richardson, Moglia, Shigenaga, Ryan, Cunningham, and Ciruzzi provides for long-term incentive awards at the discretion of the Compensation Committee. Annual long-term incentive awards are granted in the year following the year of performance, as shown in the “Summary Compensation Table” for the year of grant in accordance with the rules for disclosing equity compensation. Based on the 2019 corporate performance accomplishments; an evaluation of each NEO’s performance, position, tenure, experience, expertise, leadership, management capability, and contribution to profitability, growth in FFO per share and NAV, and long-term stockholder value; and 2019 individual performance accomplishments, each NEO was granted a restricted stock award for the number of shares set forth below in the “2020 Grants of Plan-Based Awards Table” on page 98. These restricted stock awards vest based on each NEO’s continued service over a four-year period. The value of each restricted stock award increases or decreases with our stock price. Our Compensation Committee believes that granting restricted stock awards is appropriate for several reasons, including that it is consistent with the practices of our peer companies, that it provides a useful retention tool, and that it helps us manage dilution because fewer shares are granted subject to restricted stock awards than would be granted subject to stock options.

2021 Proxy Statement	92

COMPENSATION DISCUSSION AND ANALYSIS (continued)
Retirement and Benefit Programs

Pension Plan

The Company maintains the Alexandria Real Estate Equities, Inc. Cash Balance Pension Plan (the “Pension Plan”), which is designed to provide eligible employees of the Company, including the NEOs, with benefits upon retirement. The Board of Directors believes it is important to the Company’s objectives of attracting and retaining talent that the Company provide a reasonable income replacement for eligible employees, including the NEOs, during retirement.

Under the Pension Plan, a hypothetical account is established for each participant for record-keeping purposes. Each year, a participant’s cash balance account is credited a hypothetical employer contribution and hypothetical earnings. These amounts are hypothetical because the hypothetical account balance must be converted into an annuity payable at normal retirement age (“NRA”), as defined in the Pension Plan. This future benefit at NRA can then be converted into a lump-sum benefit. The lump-sum distribution at NRA may be higher or lower, depending on interest rates in effect at that time. Hypothetical earnings for each calendar year are credited at a rate, compounded annually, equal to the rate for 30-year United States Treasury securities for the December preceding the applicable calendar year. The rate was 2.30% for 2020. Benefits under the Pension Plan are vested at all times, are obligations of the Company, and are payable in the form of a lump sum or a single or joint and survivor annuity in accordance with the participant’s distributions election. Benefits automatically commence upon death, disability, or other termination of employment. Participants may elect to commence receiving benefits while still in our employ at any time on or after the participant has attained age 62. See “Pension Benefits Table” on page 101 for more information.

Deferred Compensation Plan

The Company also has a 2000 Deferred Compensation Plan (the “DC Plan”), which is an unfunded plan designed to permit compensation deferrals for a select group of the Company’s management or highly compensated employees.

Eligibility to participate in the DC Plan is limited to full-time employees of the Company who (i) qualify as accredited investors under the Securities Act of 1933, as amended, (ii) fall within a select group of management or highly compensated employees for purposes of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and (iii) are selected and designated as eligible to participate by the Company with respect to a plan year based on their level of responsibility and anticipated compensation levels for such plan year. Participants’ elected deferral amounts under the DC Plan are credited or charged, as the case may be, with the investment performance of mutual funds, other publicly traded securities, and certain private life science, agtech, and technology company venture investments made available by the Company for the deemed investment of participants’ accounts as elected by participants. During 2020, the Company did not contribute any amount to participants’ accounts under the DC Plan in addition to the compensation deferred by the participants. See “2020 Nonqualified Deferred Compensation Table” on page 101 for more information.

Perquisites and Other Benefits

The Company provides certain perquisites and other benefits to our NEOs as discussed in the “Summary Compensation Table” on page 97. The Compensation Committee believes that these types of benefits are highly effective in retaining qualified executive officers because they provide the executive officers with longer-term security and protection for the future. The Company believes that providing these benefits is a relatively inexpensive way to enhance the competitiveness of the executives’ compensation packages and furthers the Company’s goal of retaining and rewarding highly qualified executives. The Company generally believes that all the perquisites have greater value to the executives than cost to the Company to provide them, thus providing a return on the cost of providing such benefits.

2021 Proxy Statement	93

COMPENSATION DISCUSSION AND ANALYSIS (continued)
Other Compensation Policies

Stock Ownership Guidelines

Our NEOs are subject to the stock ownership requirements described under “Stock Ownership Guidelines” on page 24 of this Proxy Statement.

Clawback Policy

The Company has a clawback policy applicable to NEOs. The policy allows for the recoupment of cash and long-term incentive awards paid to an NEO on the basis of the Company’s performance in the event of a material restatement of the Company’s financial results (other than a restatement caused by a change in applicable accounting rules or interpretations) as a result of actual fraud or willful unlawful misconduct by the NEO that materially contributed to the need for the restatement. The policy is administered by the Compensation Committee.

Anti-Hedging Policies

Our NEOs are subject to anti-hedging policies described under “Anti-Hedging and Anti-Pledging Policies” on page 24 of this Proxy Statement.

Tax Treatment

Under Section 162(m) of the Internal Revenue Code (“Section 162(m)”), compensation paid to any of the publicly held corporation’s “covered employees” that exceeds $1 million per taxable year for any covered employee is generally non-deductible for tax purposes unless the compensation qualifies for certain grandfathered exceptions (including the “performance-based compensation” exception) for certain compensation paid pursuant to a written binding contract in effect on November 2, 2017, and not materially modified on or after such date.

Although the Compensation Committee will continue to consider tax implications as one factor in determining executive compensation, the Compensation Committee also looks at other factors in making its decisions and retains the flexibility to provide compensation for the Company’s NEOs in a manner consistent with the goals of the Company’s executive compensation program and the best interests of the Company, which may include providing for compensation that is not deductible by the Company due to the deduction limit under Section 162(m). The Compensation Committee also retains the flexibility to modify compensation that was initially intended to be exempt from the deduction limit under Section 162(m) if it determines that such modifications are consistent with the Company’s business needs.

Compensation Risk Assessment

The Compensation Committee considers potential risks when reviewing and approving the compensation program and has designed the Company’s compensation program with specific features to address potential risks while rewarding employees for achieving long-term financial and strategic objectives through balancing appropriate entrepreneurship and risk‑taking with the exercise of prudent business judgment. The Compensation Committee believes that the following risk oversight and compensation design features assist in guarding against excessive risk-taking and has concluded that our compensation program does not create risks that are reasonably likely to have a material adverse effect on the Company’s business or financial condition:

•The Company’s processes for developing strategic and annual operating plans, the approval of capital investments, internal control over financial reporting, and other financial, operational, and compliance policies and practices (see “The Board’s Role in Risk Oversight” on page 31 for a discussion of the role of the Board of Directors in the risk oversight process);
•The diversified nature of the Company’s overall real estate asset base and tenant mix with respect to industries and markets served and geographic footprints;
•The review and approval of corporate objectives by the Compensation Committee to ensure that these goals are aligned with the Company’s strategic and annual operating plans, achieve the proper risk-reward balance, and do not encourage unnecessary or excessive risk-taking;

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COMPENSATION DISCUSSION AND ANALYSIS (continued)
•Competitive base salaries consistent with executives’ responsibilities so that they are not motivated to take excessive risks to achieve a reasonable level of financial security;
•The determination of stock awards based on a review of a variety of qualitative factors;
•Stock compensation and vesting periods for stock awards that encourage executives to focus on sustained stock price appreciation;
•A mix between cash and equity compensation that is designed to encourage strategies and actions that are in the long-term best interests of the Company;
•Meaningful stock ownership guidelines for executive officers and directors;
•The Company’s clawback policy, which is described above; and
•The anti-hedging policy described above.

2021 Proxy Statement	95

Compensation Tables and Related Narrative

Summary Compensation Table Introduction

As described under “Compensation Philosophy,” the fundamental principle that drives pay decisions of the Compensation Committee is to align pay with performance. The experience, abilities, and commitment of our NEOs (whose tenures range from 14 to 27 years) provide unique skill sets to the Company in our business of owning and operating essential real estate for the broad and diverse life science, agtech, and technology industries and therefore have been and will continue to be critical to the Company’s long-term success, including the achievement of each of our key objectives: profitability, growth in FFO per share and NAV, and creation of long-term stockholder value. The Compensation Committee believes that each NEO’s total annual compensation should vary with the performance of the Company for the year in question. 2020 was a year of significant achievements, as described throughout this Proxy Statement and in the following charts:

TSR
1 Year Ended		3 Years Ended		5 Years Ended		5/28/97 (IPO) through
12/31/20		12/31/20		12/31/20		12/31/20

Russell	20.0%	S&P 500	48.9%	ARE	128.0%	ARE	1,954.8%
S&P 500	18.4%	ARE	48.5%	S&P 500	103.0%	Russell	616.9%
ARE	13.3%	Russell	34.0%	Russell	86.4%	Peers	604.7%
FTSE	(18.4)%	Peers	(5.3)%	Peers	13.3%	S&P 500	589.3%
Peers	(20.6)%	FTSE	(8.4)%	FTSE	9.2%	FTSE	434.5%
SNL	(20.6)%	SNL	(16.5)%	SNL	(4.3)%	SNL	331.3%

High ARE Percentile Ranking(1)

FTSE	100%	FTSE	100%	FTSE	100%	FTSE	100%
SNL	100%	SNL	100%	SNL	100%	SNL	100%
Peers	89%	Peers	89%	Peers	89%	Peers	100%
S&P 500	56%	S&P 500	63%	S&P 500	64%	S&P 500	73%

(1) See additional information on page 53.

Three-year average NEO total compensation percentile ranking within our 2020 Peer Group (1) (compensation of 5 out of 9 peers is consistent with or exceeds ARE’s)	44%
(1)Represents 2020 total compensation for ARE and 2019 total compensation for our peer group, the most recently publicly available information at the time of printing of our 2020 proxy statement. In addition, it assumes that compensation within 5% is consistent with ARE compensation.

2021 Proxy Statement	96

COMPENSATION TABLES AND RELATED NARRATIVE (continued)
Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(2)	All Other Compensation ($)(3)	Total ($)
Joel S. Marcus,	2020	1,080,000	2,000,000	(4)	4,983,975	2,430,000	863,506	431,012	11,788,493
Executive Chairman and Founder	2019	1,040,000	1,025,000	(4),(5)	4,994,046	2,340,000	1,215,022	427,422	11,041,490
	2018	1,010,000	—		8,271,427	2,272,500	—	252,870	11,806,797

Stephen A. Richardson,	2020	675,000	20,000	(6)	5,786,344	1,518,750	47,531	42,148	8,089,773
Co-Chief Executive Officer	2019	650,000	—		5,992,601	1,462,500	58,889	141,648	8,305,638
	2018	625,000	—		5,259,240	1,406,250	17,059	141,148	7,448,697

Peter M. Moglia,	2020	675,000	—		5,786,344	1,518,750	18,406	42,357	8,040,857
Co-Chief Executive Officer and Co-Chief Investment Officer	2019	650,000	—		5,992,601	1,462,500	21,056	141,857	8,268,014
	2018	625,000	—		5,259,240	1,406,250	15,612	141,357	7,447,459

Dean A. Shigenaga,	2020	640,000	1,170,000	(7)	5,159,683	—	49,557	45,403	7,064,643
President and Chief Financial Officer	2019	620,000	1,100,000		5,259,280	—	75,429	144,903	7,199,612
	2018	595,000	1,050,000		5,259,240	—	40,663	144,403	7,089,306

Daniel J. Ryan,	2020	635,000	1,535,000	(8)	4,646,822	—	943,748	37,500	7,798,070
Co-Chief Investment Officer and Regional Market Director – San Diego	2019	620,000	975,000		4,814,235	—	426,180	137,000	6,972,415
	2018	595,000	925,000		4,875,510	—	10,228	136,500	6,542,238

John H. Cunningham	2020	525,000	525,000		2,620,140	—	7,472	46,120	3,723,732
Executive Vice President – Regional Market Director – New York City	2019	515,000	500,000		2,555,531	—	7,513	120,620	3,698,664
	2018	495,000	600,000		2,264,720	—	4,511	120,120	3,484,351

Vincent R. Ciruzzi	2020	530,000	475,000		2,350,112	—	15,012	39,573	3,409,697
Chief Development Officer	2019	515,000	450,000		2,285,610	—	17,370	114,073	3,382,053
	2018	495,000	400,000		2,264,720	—	13,193	113,573	3,286,486

(1)The dollar values of restricted stock awards set forth in this column are equal to the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. A discussion of the assumptions used in calculating the grant date fair value is set forth in Notes 2 and 16 of the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020. Certain amounts shown in this column relate to restricted stock awards that were tied to the achievement of predetermined corporate and individual goals. Assuming achievement of the highest level of performance, the accounting fair values of the restricted stock awards that will ultimately be recognized as compensation expense are as follows: (i) Mr. Marcus’s awards: 2018: $8,271,427; 2019: $5,064,046; and 2020: $5,044,020; (ii) each of Messrs. Richardson’s and Moglia’s awards: 2018: 5,259,240; 2019: $6,102,601; and 2020: $5,890,089.

(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	Joel S. Marcus	Stephen A. Richardson	Peter M. Moglia	Dean A. Shigenaga	Daniel J. Ryan	John H. Cunningham	Vincent R. Ciruzzi
	Aggregate change in the actuarial present value of accumulated benefits under the Company’s Pension Plan	$—	$19,680	$18,406	$19,510	$13,670	$7,472	$15,012
	Above-market or preferential earnings under the DC Plan	863,506	27,851	—	30,047	930,078	—	—
	Earnings reflected in the table above	$863,506	$47,531	$18,406	$49,557	$943,748	$7,472	$15,012
	Below-market losses under the DC Plan not shown above	$—	$—	$—	$—	$—	$—	$—
(3)The amounts set forth in this column include the Company’s contribution to (a) NEOs’ employee accounts under the Company’s 401(k) plan and Pension Plan, (b) the Company’s profit-sharing and executive profit-sharing plans, (c) life insurance premiums, (d) medical premiums, and (e) disability premiums:

All Other Compensation ($)	Joel S. Marcus	Stephen A. Richardson	Peter M. Moglia	Dean A. Shigenaga	Daniel J. Ryan	John H. Cunningham	Vincent R. Ciruzzi
Pension Plan	$—	$—	$—	$—	$—	$—	$—
Profit-sharing plan	37,500	37,500	37,500	37,500	37,500	37,500	37,500
Insurance premiums	393,512	4,648	4,857	7,903	—	8,620	2,073
Severance	—	—	—	—	—	—	—
All other compensation	$431,012	$42,148	$42,357	$45,403	$37,500	$46,120	$39,573
(4)Represents bonus awarded to Mr. Marcus in recognition of the significant value created in the Company’s portfolio of non-real estate investments as a result of Mr. Marcus’s experience, expertise, and leadership. Refer to “Performance-Based Cash Incentive Bonus Awarded in 2019 and 2020 to Our Executive Chairman” on page 91 for additional information.
(5)Includes $25,000 awarded to mark the 25-year anniversary of Mr. Marcus’s service to the Company.
(6)Represents bonus awarded to mark the 20-year anniversary of Mr. Richardson’s service to the Company.
(7)Includes $20,000 awarded to mark the 20-year anniversary of Mr. Shigenaga’s service to the Company.
(8)Includes (i) a special cash bonus of $500,000 awarded in recognition of Mr. Ryan’s exceptional performance during 2020, as further described in “Special Cash Bonus Awarded in 2021 to Mr. Ryan” on page 88, and (ii) a cash bonus of $10,000 awarded to mark the 10-year anniversary of Mr. Ryan’s service to the Company.

2021 Proxy Statement	97

COMPENSATION TABLES AND RELATED NARRATIVE (continued)
2020 Grants of Plan-Based Awards Table

			Estimated Future Payouts under Non-Equity Incentive Plan Awards			Estimated Future Payouts under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($)
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Joel S. Marcus	1/9/2020	(1)	N/A	N/A	N/A	N/A	N/A	N/A	8,743	1,375,000
	1/9/2020	(2)	N/A	N/A	N/A	—	8,743	13,675	N/A	1,769,955
	N/A	(3)	810,000	1,620,000	2,430,000	N/A	N/A	N/A	N/A	N/A
	3/31/2020	(4)	N/A	N/A	N/A	6,508	16,269	26,030	N/A	1,839,020

Stephen A. Richardson	1/9/2020	(1)	N/A	N/A	N/A	N/A	N/A	N/A	14,307	2,250,000
	1/9/2020	(2)	N/A	N/A	N/A	—	14,307	22,377	N/A	2,896,255
	N/A	(3)	506,250	1,012,500	1,518,750	N/A	N/A	N/A	N/A	N/A
	3/31/2020	(4)	N/A	N/A	N/A	2,265	5,663	9,060	N/A	640,089

Peter M. Moglia	1/9/2020	(1)	N/A	N/A	N/A	N/A	N/A	N/A	14,307	2,250,000
	1/9/2020	(2)	N/A	N/A	N/A	—	14,307	22,377	N/A	2,896,255
	N/A	(3)	506,250	1,012,500	1,518,750	N/A	N/A	N/A	N/A	N/A
	3/31/2020	(4)	N/A	N/A	N/A	2,265	5,663	9,060	N/A	640,089

Dean A. Shigenaga	3/31/2020	(4)	N/A	N/A	N/A	2,265	5,663	9,060	N/A	640,089
	12/15/2020	(5)	N/A	N/A	N/A	N/A	N/A	N/A	28,504	4,519,594

Daniel J. Ryan	3/31/2020	(4)	N/A	N/A	N/A	1,983	4,957	7,930	N/A	560,255
	12/15/2020	(5)	N/A	N/A	N/A	N/A	N/A	N/A	25,773	4,086,567

John H. Cunningham	3/31/2020	(4)	N/A	N/A	N/A	673	1,682	2,690	N/A	190,049
	12/15/2020	(5)	N/A	N/A	N/A	N/A	N/A	N/A	15,326	2,430,091

Vincent R. Ciruzzi	3/31/2020	(4)	N/A	N/A	N/A	673	1,682	2,690	N/A	190,049
	12/15/2020	(5)	N/A	N/A	N/A	N/A	N/A	N/A	13,623	2,160,063

(1)Represents restricted stock grant related to performance in 2019 subject to time-based vesting over a three-year period.
(2)Represents restricted stock grant related to performance in 2019 with vesting subject to performance over the three-year period ending December 31, 2022.
(3)Represents an annual cash incentive bonus tied to achievement of predetermined corporate and individual goals. See “Annual Cash Incentive Awards for Executive Chairman and Co-CEOs” on page 63 for additional information.
(4)Represents performance grant. See “Long-Term Performance-Based Incentive Awards Granted in 2020 to All NEOs” on page 92 for additional information. The shares subject to each restricted stock grant are also subject to a one-year holding period after vesting to further underscore the long-term retentive element.
(5)Represents restricted stock grant related to performance in 2019 subject to time-based vesting over a four-year period. The shares subject to each restricted stock grant are also subject to a one-year holding period after vesting to further underscore the long-term retentive element.

The stock awards indicated in the table above were granted under the 1997 Incentive Plan. Holders of Common Stock of the Company, including recipients of the restricted stock awards shown above, are eligible to receive distributions as determined by our Board of Directors. Refer to the consolidated statements of stockholders’ equity in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, for information on dividends declared on Common Stock.

2021 Proxy Statement	98

COMPENSATION TABLES AND RELATED NARRATIVE (continued)
Employment Agreements

The Company has individual employment agreements with Messrs. Marcus, Richardson, Moglia, Shigenaga, Ryan, Cunningham, and Ciruzzi.

The Marcus Employment Agreement provides that Mr. Marcus serve as full-time Executive Chairman beginning on April 23, 2018, through December 31, 2020, which term will be extended for additional one-year periods thereafter unless and until the Company or Mr. Marcus provides notice of non-renewal. The Marcus Employment Agreement (i) incorporates the annual incentive award criteria described under “Corporate Performance Component of Executive Chairman’s and Co-CEOs’ 2020 Cash Incentive Awards,” (ii) provides for a cash incentive bonus for Mr. Marcus as described above under “Structure and Target Value of Executive Chairman’s and Co-CEOs’ 2020 Cash Incentive Awards,” and (iii) provides for an annual long-term incentive award in the form of restricted stock as described above under “Long-Term Incentive Awards Granted in 2020 to Executive Chairman and Co-CEOs.” The Marcus Employment Agreement also provides for the double-trigger vesting of equity awards granted on or after January 1, 2015. The Marcus Employment Agreement is further described below under “Potential Payments upon Termination or Change in Control” for Mr. Marcus.

The Company entered into amended and restated executive employment agreements (the “Executive Employment Agreements”) with Messrs. Richardson, Moglia, and Shigenaga effective as of April 2018, with Mr. Ryan effective as of May 2018, with Mr. Cunningham effective as of July 2017, and with Mr. Ciruzzi effective as of October 2015. Mr. Moglia’s Executive Employment Agreement was further amended and restated effective as of May 2018. The Executive Employment Agreements provide that each executive be employed at will, with the terms of Messrs. Richardson’s and Shigenaga’s agreements beginning on April 23, 2018, the terms of Messrs. Moglia’s and Ryan’s agreements beginning on May 22, 2018, the term of Mr. Cunningham’s agreement beginning on July 5, 2017, and the term of Mr. Ciruzzi’s agreement beginning on October 1, 2015, and, in each case, ending on the date that the agreement is terminated by either party pursuant to the provisions of the applicable agreement. The Executive Employment Agreements provide for a base salary to be increased annually by no less than a cost-of-living adjustment based on the consumer price index for each executive’s residence location.

The Executive Employment Agreements with Messrs. Richardson and Moglia provide that each individual is eligible to receive an annual cash incentive award, 60% of which shall be payable based on the achievement of certain corporate performance criteria and 40% of which shall be payable based on the achievement of each individual’s performance criteria. The cash incentive award payable, if any, will have a threshold amount equal to 75% of each individual’s base salary, a target amount equal to 150% of base salary, and a maximum amount equal to 225% of base salary. Determination and payment of any cash incentive award will be based upon the achievement of personal and corporate goals determined by the Compensation Committee. Each individual is also eligible to receive an annual award of restricted stock for each fiscal year of the Company during the term of his agreement, which ends prior to the fiscal year during which his agreement is terminated, with 50% of any such target award vesting over a three-year period following the grant date based solely on his continued service, and the remaining award vesting not later than 30 days following the end of the third fiscal year following the fiscal year with respect to which the award was made, based on and subject to certain corporate performance criteria over a three-year performance period. The structure of these cash incentive awards and long-term incentive awards is described in “Compensation Discussion and Analysis” on pages 85-87.

2021 Proxy Statement	99

COMPENSATION TABLES AND RELATED NARRATIVE (continued)
Outstanding Equity Awards at Fiscal Year End Table

The following table shows unvested stock awards assuming a market value of $178.22 per share (the closing market price of Common Stock on December 31, 2020):

	Stock Awards

Name	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Joel S. Marcus	148,726	26,505,948
Stephen A. Richardson	121,260	21,610,957
Peter M. Moglia	121,260	21,610,957
Dean A. Shigenaga	105,525	18,806,666
Daniel J. Ryan	97,108	17,306,588
John H. Cunningham	47,834	8,524,975
Vincent R. Ciruzzi	44,732	7,972,137

(1)Represents restricted stock awards granted pursuant to the 1997 Incentive Plan, which are scheduled to vest in the years shown below:

Shares scheduled to vest during the year ended December 31,	Joel S. Marcus	Stephen A. Richardson	Peter M. Moglia	Dean A. Shigenaga	Daniel J. Ryan	John H. Cunningham	Vincent R. Ciruzzi
2021	65,871	38,163	38,163	42,150	39,198	18,890	17,998
2022	43,150	51,660	51,660	32,039	29,838	14,531	13,639
2023	39,705	31,437	31,437	24,210	21,628	10,581	9,689
2024	—	—	—	7,126	6,444	3,832	3,406
Total shares that have not vested	148,726	121,260	121,260	105,525	97,108	47,834	44,732

2020 Option Exercises(1) and Stock Vested Table

The following table sets forth certain information regarding vesting of restricted stock awards during 2020 for the NEOs:

	Stock Awards(2)

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(3)
Joel S. Marcus	83,019	12,508,245
Stephen A. Richardson	45,413	7,159,189
Peter M. Moglia	44,663	7,037,501
Dean A. Shigenaga	43,023	6,904,042
Daniel J. Ryan	38,754	6,199,575
John H. Cunningham	18,909	3,058,656
Vincent R. Ciruzzi	18,443	2,976,556

(1)We have not issued any options since 2002, no options have been exercised since 2012, and no options were outstanding as of December 31, 2020.
(2)Represents restricted stock awards granted pursuant to the 1997 Incentive Plan.
(3)Represents the number of shares of stock that vested multiplied by the market price of Common Stock on the vesting date.

2021 Proxy Statement	100

COMPENSATION TABLES AND RELATED NARRATIVE (continued)
Pension Benefits Table

The following table discloses the number of years of credited service of, the actuarial present value of the accumulated benefits for, and payments during the last fiscal year to each NEO under the Alexandria Real Estate Equities, Inc. Cash Balance Pension Plan. For a more detailed description of the Pension Plan, see “Pension Plan” on page 93.

Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefits ($)(1)	Payments During Last Fiscal Year ($)
Joel S. Marcus	27	—	—
Stephen A. Richardson	21	875,311	—
Peter M. Moglia	23	818,681	—
Dean A. Shigenaga	20	867,751	—
Daniel J. Ryan	10	608,009	—
John H. Cunningham	14	332,328	—
Vincent R. Ciruzzi	24	667,693	—

(1)The present value of the accumulated benefits represents the present value of the accrued benefits in each NEO’s account under the Pension Plan.

2020 Nonqualified Deferred Compensation Table

The following table discloses contributions, earnings, and balances under the nonqualified deferred compensation plan for each of the NEOs:

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(3)
Joel S. Marcus	988,454	—	863,506	—	13,998,023
Stephen A. Richardson	—	—	27,851	(40)	198,453
Peter M. Moglia	—	—	—	—	—
Dean A. Shigenaga	550,000	—	30,047	—	2,551,552
Daniel J. Ryan	—	—	930,078	—	3,798,260
John H. Cunningham	—	—	—	—	—
Vincent R. Ciruzzi	—	—	—	—	—
(1)All contributions in this column are also included as compensation to the NEOs in the “Salary” and “Bonus” columns of the “Summary Compensation Table” for 2020 on page 97.
(2)Aggregate earnings include above-market gains/preferential earnings and below-market losses as shown for each NEO in the table under footnote 2 to the “Summary Compensation Table” on page 97. Below-market losses are excluded from the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the “Summary Compensation Table.” Advisory fees paid to the plan administrator have been deducted from aggregate earnings reported in this column.
(3)The following amounts included in this column have been reported as compensation to the NEOs in the “Summary Compensation Table” for 2019 and 2018 as follows (excluding John H. Cunningham and Vincent R. Ciruzzi, who became NEOs beginning in 2020):

	Executive Contributions by Year ($)
Name	2019	2018
Joel S. Marcus	1,013,530	965,862
Stephen A. Richardson	—	—
Peter M. Moglia	—	—
Dean A. Shigenaga	525,000	497,500
Daniel J. Ryan	231,250	140,596

The Company has in place the DC Plan, which is an unfunded plan designed to permit compensation deferrals for a select group of the Company’s management or highly compensated employees. Eligibility to participate in the DC Plan is limited to employees of the Company who (i) qualify as accredited investors under the Securities Act of 1933, as amended, (ii) fall within a select group of management or highly compensated employees for purposes of ERISA, and (iii) are selected and designated as eligible to participate by the Company with respect to a plan year based on their level of responsibility and anticipated compensation levels for such plan year.

2021 Proxy Statement	101

COMPENSATION TABLES AND RELATED NARRATIVE (continued)
Under the DC Plan, a participant may elect annually to defer up to 70% of the participant’s salary, 70% of the participant’s eligible earned leasing incentive compensation (if applicable), and up to 100% of the participant’s cash incentive award, provided that the minimum deferral amount of any cash incentive award be $10,000 and the aggregate minimum deferral amount of any salary and cash incentive award be $10,000. A participant must generally make deferral elections during an election period that is prior to the beginning of the plan year in which the related compensation is earned. The Company may permit a newly eligible participant to make a deferral election within the first 30 days of first becoming eligible to participate in the plan with respect to compensation earned during the portion of the plan year after such election becomes irrevocable.

Participants’ deferral amounts under the DC Plan are credited or charged, as the case may be, with the investment performance of mutual funds, other publicly traded securities, and certain private life science, agtech, and technology company venture investments made available by the Company for the deemed investment of participants’ accounts as elected by the participants. The mutual funds, other publicly traded securities, and certain other private life science, agtech, and technology company venture investments made available by the Company for the deemed investment of participants’ accounts under the DC Plan may change from time to time. Participants may change their deemed investment selections prospectively on a daily basis by contacting the advisor associated with the DC Plan.

Except with respect to certain VIP Grandfathered Amounts (defined below), a participant may elect to receive amounts deferred under the DC Plan on a date specified by the participant or upon the termination of such participant’s service with the Company. With respect to amounts deferred prior to January 1, 2005, such amounts will be distributed in a single lump sum upon termination. With respect to amounts deferred after January 1, 2005 (“409A Non-Grandfathered Amounts”), if such termination is for any reason other than death or disability, such amounts will be in accordance with the participant’s election in either a lump sum or in up to 15 annual installments, which payments either commence immediately upon termination or on the fifth anniversary of termination in accordance with the participant’s election, provided that no payment is made prior to the six-month anniversary of termination. If the participant’s termination is due to death or disability, amounts are distributed immediately in a single lump sum. In addition, if a change in control (as defined under the DC Plan) occurs prior to any such date specified by the participant for distribution or the participant’s termination of service, payment of any vested 409A Non-Grandfathered Amounts will be made in a lump sum as soon as administratively feasible following the change in control.

A participant’s account under the DC Plan may include amounts that were initially deferred under the Company’s 2000 Venture Investment Deferred Compensation Plan (the “VIP”) prior to January 1, 2005, as adjusted for any gains and losses credited to such amounts (“VIP Grandfathered Amounts”). Any such vested amounts will be distributed to participants upon the occurrence of certain distribution events related to the investments designated by the Company for the deemed investment of such amounts, except that such amounts will continue to be deferred under the DC Plan if the participant made an election at the time of initial deferral of such amounts under the VIP to further defer such amounts under the DC Plan following a distribution event and the participant has not terminated employment prior to the distribution event.

With respect to amounts that are attributable to deferrals made under the DC Plan prior to January 1, 2005, as adjusted for any gains and losses credited to such amounts (“409A Grandfathered Amounts”), other than any VIP Grandfathered Amounts, a participant may elect to receive an early distribution of any such vested amounts if he or she experiences an unforeseeable emergency (as defined in the DC Plan). In addition, a participant may elect to receive an early distribution of any vested 409A Grandfathered Amounts, other than any VIP Grandfathered Amounts, credited to the participant’s account for any reason, provided that the amount distributed will be equal to 90% of the amount elected by the participant and the remaining 10% of the amount elected by the participant will be forfeited by the participant. During 2020, the Company did not contribute any amount to participants’ accounts under the DC Plan in addition to the compensation deferred by the participants.

2021 Proxy Statement	102

Potential Payments upon Termination or Change in Control

The discussion and tables below provide information regarding the incremental amount of compensation, if any, that would be paid to each of the NEOs of the Company under various termination scenarios or a change in control.

Mr. Marcus

The Marcus Employment Agreement provides that, in the event of a termination by the Company without Cause, by Mr. Marcus for Good Reason, or on account of Mr. Marcus’s death or Permanent Disability (as such terms are defined in the Marcus Employment Agreement), Mr. Marcus will be entitled to receive the following: (i) any earned and unpaid base salary; (ii) any earned and unpaid cash incentive bonus; (iii) vested benefits under the Company’s employee benefit plans and reimbursable expenses; (iv) any deferred compensation; (v) a pro rata cash incentive bonus for the portion of the year in which the termination occurs; (vi) a severance payment equal to the sum of (1) Mr. Marcus’s base salary, as in effect immediately prior to the date Mr. Marcus was elevated to the role of the Company’s full-time Executive Chairman, plus (2) an amount equal to Mr. Marcus’s cash incentive bonus payable at the target level of performance for the fiscal year ending immediately prior to the date Mr. Marcus was elevated to the role of the Company’s full-time Executive Chairman or, if higher, for the prior fiscal year; (vii) continued participation in the Company’s medical and dental benefit plans for the three-year period following the date of termination, or, if earlier, until Mr. Marcus enrolls in a plan of another employer under which he is entitled to receive such benefits; (viii) continuation of the term life insurance and executive/premium long-term care policy the Company provides to Mr. Marcus for the three-year period following the date of termination; (ix) payment of full salary in lieu of all accrued but unused vacation; (x) outplacement services for 180 days following the date of termination; (xi) full and immediate vesting of all outstanding and unvested equity or equity-based compensation awards, the vesting of which otherwise depends only upon the passage of time; (xii) to the extent that the applicable personal, corporate, or other performance goals are ultimately satisfied, the vesting of all awards of equity or equity-based compensation, the vesting of which otherwise depends upon the satisfaction of personal, corporate, or other performance criteria; (xiii) exercisability of all outstanding stock options for their full terms; (xiv) to the extent an annual restricted stock award has not been made with respect to the fiscal year prior to the fiscal year in which the termination occurs, a fully vested grant in an amount of shares equal to the sum of the time-based stock and the maximum performance-based stock awarded in the year prior to the year in which the termination occurs, or, if higher, the average of the sum of the time-based stock and the maximum performance-based stock awarded in the second, third, and fourth fiscal years prior to the fiscal year in which the termination occurs; and (xv) a fully vested grant in an amount of shares equal to the sum of the time-based stock and the maximum performance-based stock awarded in the year prior to the year in which the termination occurs, or, if higher, the average of the sum of the time-based stock and the maximum performance-based stock awarded in the second, third, and fourth fiscal years prior to the fiscal year in which the termination occurs. If Mr. Marcus’s termination is for any reason other than for Cause, he will be entitled to receive the benefits described in the foregoing clauses (xi), (xii) and (xiii) for (A) any such awards granted on or prior to January 15, 2019, and (B) any such awards granted after January 15, 2019, if such termination occurs after attainment of age 77.

If Mr. Marcus is terminated by the Company for Cause, he will be entitled to receive the following: (i) any earned and unpaid base salary; (ii) any earned and unpaid cash incentive bonus; (iii) vested benefits under the Company’s employee benefit plans and reimbursable expenses; and (iv) any deferred compensation.

If Mr. Marcus terminates his employment other than for Good Reason, he will be entitled to receive the following: (i) any earned and unpaid base salary; (ii) any earned and unpaid cash incentive bonus; (iii) vested benefits under the Company’s employee benefit plans and reimbursable expenses; and (iv) any deferred compensation. In addition, if Mr. Marcus terminates his employment other than for Good Reason or if Mr. Marcus’s termination is for any reason other than for Cause, he will be entitled to receive the following: (i) continued participation in the Company’s medical and dental benefit plans for the three-year period following the date of termination, or, if earlier, until Mr. Marcus enrolls in the plan of another employer under which he is entitled to receive such benefits; (ii) payment of full salary in lieu of all accrued but unused vacation; (iii) to the extent an annual restricted stock award has not been made with respect to the fiscal year prior to the fiscal year in which the termination occurs, a fully vested grant in an amount of shares equal to the sum of the time-based stock and the maximum performance-based stock awarded in the year prior to the year in which the termination occurs, or, if higher, the average of the sum of the time-based stock and the maximum performance-based stock awarded in the second, third, and fourth fiscal years prior to the fiscal year in which the termination occurs; and (iv) a fully vested grant in an amount of shares equal to the sum of the time-based stock and the maximum performance-based stock awarded in the year prior to the year in which the termination occurs, or, if higher, the average of the sum of the time-based stock and the maximum performance-based stock awarded in the second, third, and fourth fiscal years prior to the fiscal year in which the termination occurs.

2021 Proxy Statement	103

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL (continued)

The Marcus Employment Agreement also provides that, upon a Change in Control (as defined in the agreement), (i) any and all equity or equity-based awards granted before January 1, 2015, the vesting of which depends only upon the passage of time, will vest; (ii) any and all equity or equity-based awards granted before January 1, 2015, the vesting of which depends upon the satisfaction of performance criteria, shall vest in an amount equal to (A) the amount of the award that would have been earned if the target level of performance had been achieved, multiplied by (B) a fraction, (x) the numerator of which is the number of days during the performance period on which Mr. Marcus was employed and (y) the denominator of which is the number of days in the performance period, and (iii) any and all options granted before January 1, 2015, will be exercisable for their full terms. The Marcus Employment Agreement provides that accelerated vesting upon a Change in Control will not apply to an award granted on or after January 1, 2015, which is substituted in the event of a Change in Control with an alternative award (i) in respect of stock which is actively traded on an established U.S. securities market, (ii) which vests on the applicable regularly scheduled vesting date or dates (without regard to performance) of the pre-Change in Control award, or an earlier vesting date or dates, subject only to continued service through such date or dates other than as provided in the Marcus Employment Agreement, (iii) which provides Mr. Marcus with rights, terms, and conditions substantially equivalent to or better than those of the pre-Change in Control award, and (iv) which is the economic equivalent of the pre-Change in Control award, all as further described in the Marcus Employment Agreement. Any such alternative awards will be subject following a Change in Control to the provision of the Marcus Employment Agreement generally applicable upon a termination of employment, i.e., double-trigger vesting upon a severance-qualifying termination.

The Marcus Employment Agreement provides that if payments provided to Mr. Marcus under the Marcus Employment Agreement would constitute a “parachute payment” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), then Mr. Marcus is entitled to receive (i) an amount limited so that no portion thereof shall be subject to an excise tax under Section 4999 of the Code (the “Limited Amount”) or (ii) if the amount otherwise payable under the Marcus Employment Agreement reduced by the excise tax imposed by Section 4999 of the Code is greater than the Limited Amount, the amount otherwise payable under the Marcus Employment Agreement.

825 and 835 Industrial Road, Greater Stanford, San Francisco Bay Area

2021 Proxy Statement	104

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL (continued)

Other Named Executive Officers

The Executive Employment Agreements with Messrs. Richardson, Moglia, Shigenaga, Ryan, Cunningham, and Ciruzzi provide that if the executive’s employment is terminated for any reason (including termination by the Company for Cause (as defined in the applicable agreement) or resignation by the executive without Good Reason (as defined in the applicable agreement), the executive will be entitled to receive all accrued and unused vacation and unpaid base salary earned through his last day of employment. In addition, if the executive terminates employment for any reason, other than a termination by the Company for Cause, after the end of a bonus year and prior to the date when bonuses for such year are paid by the Company to senior executives, then the executive will receive the same cash bonus that would have been awarded in the absence of such termination.

The Executive Employment Agreements with Messrs. Richardson, Moglia, Shigenaga, Ryan, Cunningham, and Ciruzzi provide that if the Company terminates the executive’s employment without Cause or the executive resigns for Good Reason not in connection with a Change in Control (as defined in the applicable agreement), the executive is entitled to receive severance generally equal to one year of base salary and a cash incentive bonus equal to the cash incentive bonus the executive earned for the previous year (or the year prior to the previous year if the cash incentive bonus for the previous year has not been determined prior to termination), provided that if the termination is on or after a Change in Control, the amount of the cash incentive bonus will in no event be lower than the highest actual cash bonus amount received by the executive for the two years preceding the year in which the Change in Control occurs.

These agreements further provide that if, upon or within two years following a Change in Control, the Company terminates the agreement without Cause or the executive terminates the agreement for Good Reason, the executive is entitled to receive severance generally equal to a multiple of the sum of one year of his base salary plus the cash incentive bonus amount earned for the previous year (or the year prior to the previous year if the cash incentive bonus for the previous year has not been determined prior to termination), provided that the cash incentive bonus amount will in no event be lower than the highest actual cash bonus amount received by the executive for the two years preceding the year in which the Change in Control occurs. The multiple for Messrs. Richardson, Moglia, Shigenaga, and Ryan is 2.0x, and the multiple for Messrs. Cunningham and Ciruzzi is 1.5x.

In addition, these agreements provide that if the Company terminates the executive’s employment without Cause or the executive resigns for Good Reason (either not in connection with a Change in Control or upon or within two years following a Change in Control), (i) all of the executive’s unvested equity awards will vest on the last day of employment, except that for any such awards granted to Messrs. Richardson or Moglia, the vesting of which otherwise depends upon the satisfaction of personal, corporate, or other performance criteria, such accelerated vesting will be provided to the extent that the applicable personal, corporate, or other performance goals are ultimately satisfied; and (ii) the executive will receive (A) a prorated grant of fully vested stock based on the Company’s grant to him for the prior year and the number of days employed in the year of termination and (B) an additional grant of fully vested stock equal to the higher of the number of shares of restricted stock that the Company had determined to grant to the executive for the prior year, but had not yet granted as of termination, or the average number of shares of restricted stock granted to the executive for the second, third, and fourth years prior to the year in which the executive’s employment terminates, except that the number of shares subject to such additional grant will be reduced by any shares the executive already received for the prior year.

The Executive Employment Agreements of Messrs. Richardson, Moglia, Shigenaga, Ryan, Cunningham, and Ciruzzi also provide that if the Company terminates the executive’s employment without Cause, or the executive terminates his employment for Good Reason (either not in connection with a Change in Control or upon or within two years following a Change in Control), the Company will pay the applicable premiums for the executive’s continued coverage under the Company’s health insurance plans pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) or provide a taxable payment calculated such that the after-tax amount of the payment would be equal to the applicable COBRA health insurance premiums if the Company determines that it cannot pay COBRA premiums without a substantial risk of violating applicable law, in each case for 12 months after the executive’s last day of employment with the Company, or if earlier, until the executive becomes entitled to receive similar health insurance coverage from another employer.

These agreements also provide that if the agreement terminates upon the executive’s death or Disability (as defined in the agreement), the Company shall provide the executive (or his beneficiaries or estate, as the case may be) with the same severance benefits as payable upon a termination by the Company without Cause or a resignation by the executive for Good Reason not in connection with a Change in Control.

The table below reflects the amount of compensation and benefits payable to Mr. Marcus under the Marcus Employment Agreement and to each other NEO under his respective Executive Employment Agreement, in each case pursuant to the 1997 Incentive Plan in the event of each scenario listed in the table below. The amounts shown in the table below assume that the termination was effective as of December 31, 2020. The table does not include the pension benefits or nonqualified deferred compensation that would be paid to the NEO, which are set forth in the “Pension Benefits Table” and “2020 Nonqualified Deferred Compensation Table” on page 101. In addition, the table does not include the value of vested restricted stock as of December 31, 2020. Because the payments to be made to the NEO depend on several factors, the actual amounts to be paid out upon the NEO’s termination of employment can be determined only at the time of his separation from the Company.

2021 Proxy Statement	105

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL (continued)

Name of Executive Cause of Termination	Cash Severance Payment ($)	Pro Rata Bonus ($)	Restricted Stock Grants ($)	Acceleration of Equity Awards ($)(1)	Continued Participation in Medical & Dental Benefit Plans ($)	Accrued Vacation ($)	Total ($)
Joel S. Marcus
Without Cause/for Good Reason	5,280,000	2,340,000	17,927,269	21,245,116	1,252,401	249,231	48,294,017
Death or Disability	5,280,000	2,340,000	17,927,269	21,245,116	1,252,401	249,231	48,294,017
For Cause/other than Good Reason	—	—	—	—	—	249,231	249,231

Stephen A. Richardson
Without Cause/for Good Reason (CIC)	4,275,000	N/A	6,893,915	16,977,594	38,354	39,543	28,224,406
Without Cause/for Good Reason (no CIC)	2,137,500	N/A	6,893,915	16,977,594	38,354	39,543	26,086,906
Death or Disability	2,137,500	N/A	6,893,915	16,977,594	38,354	39,543	26,086,906
For Cause/other than Good Reason	—	N/A	—	—	—	39,543	39,543

Peter M. Moglia
Without Cause/for Good Reason (CIC)	4,275,000	N/A	6,893,915	16,977,594	38,563	97,356	28,282,428
Without Cause/for Good Reason (no CIC)	2,137,500	N/A	6,893,915	16,977,594	38,563	97,356	26,144,928
Death or Disability	2,137,500	N/A	6,893,915	16,977,594	38,563	97,356	26,144,928
For Cause/other than Good Reason	—	N/A	—	—	—	97,356	97,356

Dean A. Shigenaga
Without Cause/for Good Reason (CIC)	3,480,000	N/A	6,146,546	17,673,855	41,777	83,246	27,425,424
Without Cause/for Good Reason (no CIC)	1,740,000	N/A	6,146,546	17,673,855	41,777	83,246	25,685,424
Death or Disability	1,740,000	N/A	6,146,546	17,673,855	41,777	83,246	25,685,424
For Cause/other than Good Reason	—	N/A	—	—	—	83,246	83,246

Daniel J. Ryan
Without Cause/for Good Reason (CIC)	3,220,000	N/A	5,665,401	16,249,298	33,705	70,363	25,238,767
Without Cause/for Good Reason (no CIC)	1,610,000	N/A	5,665,401	16,249,298	33,705	70,363	23,628,767
Death or Disability	1,610,000	N/A	5,665,401	16,249,298	33,705	70,363	23,628,767
For Cause/other than Good Reason	—	N/A	—	—	—	70,363	70,363

John H. Cunningham
Without Cause/for Good Reason (CIC)	1,537,500	N/A	2,916,961	8,168,758	45,844	59,388	12,728,451
Without Cause/for Good Reason (no CIC)	1,025,000	N/A	2,916,961	8,168,758	45,844	59,388	12,215,951
Death or Disability	1,025,000	N/A	2,916,961	8,168,758	45,844	59,388	12,215,951
For Cause/other than Good Reason	—	N/A	—	—	—	59,388	59,388

Vincent R. Ciruzzi
Without Cause/for Good Reason (CIC)	1,470,000	N/A	2,625,145	7,615,920	26,280	65,881	11,803,226
Without Cause/for Good Reason (no CIC)	980,000	N/A	2,625,145	7,615,920	26,280	65,881	11,313,226
Death or Disability	980,000	N/A	2,625,145	7,615,920	26,280	65,881	11,313,226
For Cause/other than Good Reason	—	N/A	—	—	—	65,881	65,881

(1)Represents the value of unvested restricted stock awards based on the closing market price of the Common Stock of $178.22 per share on December 31, 2020, that would vest on an accelerated basis upon the occurrence of certain events. Includes acceleration of vesting for performance-based awards assuming target performance was achieved on the assumed date of termination on December 31, 2020. As of December 31, 2020, none of the executives held stock options.

2021 Proxy Statement	106

CEO Pay Ratio

Under SEC rules, we are required to calculate and disclose the total annual compensation paid to our median employee, as well as the ratio of the total compensation paid to the median employee as compared to the total compensation paid to our Executive Chairman, Mr. Marcus, and our Co-CEOs, Messrs. Richardson and Moglia (the “CEO Pay Ratio”). The rules permit us to use the same median employee for up to three years, provided there has been no change in our employee population or employee compensation arrangements that we reasonably believe would significantly change our pay ratio disclosure. We believe that no such changes have occurred and that there have been no other changes in the 2018 median employee’s circumstances that would significantly affect our pay ratio disclosure. Accordingly, we used the same 2018 median employee in our 2019 and 2020 pay ratio calculations.

Set forth below is a description of the methodology, including material assumptions, adjustments, and estimates, we used to identify the median employee for purposes of calculating the CEO Pay Ratio:

•We identified the median employee using our employee population on December 31, 2018. As of December 31, 2018, we had a total population of 386 employees, including full-time, part-time, and temporary employees. From this full population, we excluded our Executive Chairman and Co-CEOs and four employees located in China, and arrived at a population consisting of 379 employees, from which we identified the median total compensation of all employees other than our Executive Chairman and Co-CEOs.

•We identified the median employee by considering the following three elements of compensation: 2018 base salary, discretionary bonus earned in 2018, and equity awards granted in 2018 (at the grant date fair value). For permanent employees (full-time and part-time) hired after January 1, 2018, we annualized the aforementioned components.

Using the methodology described above, we selected the median of our employee population. For fiscal year 2020, the annual total compensation of our median employee was $295,136, and the annual total compensation of Messrs. Marcus, Richardson, and Moglia was $11,788,493, $8,089,773, and $8,040,857, respectively. Based on this information, the ratio of the annual total compensation of Mr. Marcus to the median of the annual total compensation of all employees other than our Executive Chairman and Co-CEOs was 40 to 1 and the ratio of the annual total compensation of each of Messrs. Richardson and Moglia to the median of the annual total compensation of all employees other than our Executive Chairman and Co-CEOs was 27 to 1. The annual total compensation of Messrs. Marcus, Richardson, and Moglia presented for this purpose is equal to the compensation reported for them in the “Summary Compensation Table” included on page 97 of this Proxy Statement.

The CEO Pay Ratio above represents our reasonable estimate calculated in a manner consistent with SEC rules and applicable guidance. SEC rules and guidance provide significant flexibility in how companies identify the median employee, and each company may use a different methodology and make different assumptions particular to that company. As a result, and as explained by the SEC when it adopted these rules, in considering the pay ratio disclosure, stockholders should keep in mind that the rule was not designed to facilitate comparisons of pay ratios among different companies, even companies within the same industry, but rather to allow stockholders to better understand and assess each particular company’s compensation practices and pay ratio disclosures.

Neither the Compensation Committee nor our management used our CEO Pay Ratio measure in making compensation decisions.

2021 Proxy Statement	107

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information regarding the beneficial ownership of Common Stock as of March 15, 2021, by (i) each of the Company’s directors, (ii) each of the Company’s NEOs, (iii) all directors and executive officers as a group, and (iv) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock. This table is based on information provided to the Company or filed with the SEC by the Company’s directors, NEOs, and principal stockholders. Except as otherwise indicated, the Company believes, based on such information, that the beneficial owners of the Common Stock listed below have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

	Number of Shares Beneficially Owned(2)

Name and Address of Beneficial Owner(1)	Number	Percent
Named Executive Officers and Directors
Joel S. Marcus(3)	345,682	*
Stephen A. Richardson	201,163	*
Peter M. Moglia	204,787	*
Dean A. Shigenaga	149,222	*
Daniel J. Ryan	131,504	*
John H. Cunningham	53,775	*
Vincent R. Ciruzzi	50,940	*
Steven R. Hash(4)	7,617	*
John L. Atkins, III	21,554	*
James P. Cain(5)	2,140	*
Maria C. Freire, Ph.D.	4,573	*
Jennifer Friel Goldstein	1,921	*
Richard H. Klein	12,174	*
James H. Richardson(6)	44,000	*
Michael A. Woronoff(7)	1,400	*
Executive officers and directors as a group (23 persons)	1,551,755	1.12%
Five Percent Stockholders
The Vanguard Group, Inc.(8)	20,271,807	14.62%
BlackRock, Inc.(9)	13,087,609	9.44%
Norges Bank (The Central Bank of Norway)(10)	11,657,971	8.41%
State Street Corporation(11)	7,100,064	5.12%

*less than 1%.
(1)Unless otherwise indicated, the business address of each beneficial owner is c/o Alexandria Real Estate Equities, Inc., 26 North Euclid Avenue, Pasadena, California 91101.
(2)Beneficial ownership of shares is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power, or of which a person has the right to acquire ownership within 60 days after March 15, 2021. Percentage ownership is based on 138,611,731 shares of Common Stock outstanding on March 15, 2021.
(3)All shares are held by the Joel and Barbara Marcus Family Trust, of which Mr. Marcus is the trustee.
(4)As of March 15, 2021, Mr. Hash also held 6,322 phantom stock units of the Company’s Deferred Compensation Plan for Directors, which did not give the right to acquire beneficial ownership of the Company's Common Stock within 60 days after March 15, 2021, and therefore were not included in the number of shares beneficially owned by Mr. Hash.
(5)As of March 15, 2021, Mr. Cain also held 2,766 phantom stock units of the Company’s Deferred Compensation Plan for Directors, which did not give the right to acquire beneficial ownership of the Company’s Common Stock within 60 days after March 15, 2021, and therefore were not included in the number of shares beneficially owned by Mr. Cain.
(6)Includes 44,000 shares held by James Harold Richardson IV and Kimberly Paulson Richardson, trustees, or their successors in interest, of the Richardson Family Trust dated June 27, 1991, as may be amended and restated, of which Mr. J. Richardson is a trustee.

2021 Proxy Statement	108

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT (continued)
(7)All 1,400 shares are held by The Michael and Julianne Woronoff Family Trust, of which Mr. Woronoff is the trustee. In addition, as of March 15, 2021, Mr. Woronoff held 6,737 phantom stock units of the Company’s Deferred Compensation Plan for Directors, which did not give the right to acquire beneficial ownership of the Company’s Common Stock within 60 days after March 15, 2021, and therefore were not included in the number of shares beneficially owned by Mr. Woronoff.
(8)Derived solely from information contained in a Schedule 13G/A filed with the SEC on February 10, 2021, by the Vanguard Group, Inc. (“Vanguard”). Address: 100 Vanguard Boulevard, Malvern, Pennsylvania 19355. According to the Schedule 13G/A, Vanguard has shared voting power over 496,493 shares. Vanguard has sole and shared dispositive power over 19,431,111 and 840,696 shares, respectively.
(9)Derived solely from information contained in a Schedule 13G/A filed with the SEC on January 29, 2021, by BlackRock, Inc. Address: 55 East 52nd Street, New York, New York 10055. According to the Schedule 13G/A, BlackRock, Inc. has sole voting power over 11,808,270 shares and sole dispositive power over 13,087,609 shares.
(10)Derived solely from information contained in a Schedule 13G/A filed with the SEC on January 26, 2021, by Norges Bank. Address: Bankplassen 2, P.O. BOX 1179 Sentrum, NO 0107, Oslo, Norway. According to the Schedule 13G/A, State Street Corporation has sole voting power over 11,657,971 shares and sole dispositive power over 11,657,971 shares.
(11)Derived solely from information contained in a Schedule 13G/A filed with the SEC on February 5, 2021, by State Street Corporation. Address: One Lincoln Street, Boston, Massachusetts 02111. According to the Schedule 13G/A, State Street Corporation has shared voting power over 6,146,794 shares and shared dispositive power over 7,092,007 shares.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and officers and beneficial owners of more than 10% of any class of equity securities of the Company to file reports of that ownership, and changes in that ownership, with the SEC, the NYSE, and the Company. Based solely on the Company’s review of copies of such forms received by it and written representations from certain reporting persons, the Company believes that all such SEC filing requirements were timely met, with the exception of two reports on behalf of our executive officer Andres R. Gavinet, disclosing the acquisition of 33 and 34 shares of Common Stock on July 15, 2020, and October 15, 2020, respectively, which were due on July 17, 2020, and October 19, 2020, respectively, but were filed on January 20, 2021.

Alexandria Center® – Long Island City, New York City, New York City

2021 Proxy Statement	109

AUDIT COMMITTEE REPORT

This Audit Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall this information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended, except to the extent that Alexandria Real Estate Equities, Inc., a Maryland corporation (the “Company”), specifically incorporates it by reference into a filing.

The Audit Committee of the Board of Directors of the Company (the “Board of Directors”) comprises three directors and acts under a written charter adopted and approved by the Board of Directors. Each member of the Audit Committee has been determined by the Board of Directors to be an independent director in conformity with the listing standards of the New York Stock Exchange and regulations of the Securities and Exchange Commission.

Management has the primary responsibility for the Company’s financial statements and reporting process. The Company’s independent registered public accountants are responsible for expressing an opinion on the conformity of the Company’s audited financial statements to generally accepted accounting principles. The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors. The limitations inherent in the oversight role of a committee of the Board of Directors, however, do not provide the Audit Committee with a basis independent of management and the Company’s independent registered public accountants to determine that accounting and financial reporting principles and policies have been appropriately applied by management or that the Company’s internal control procedures designed to ensure compliance with accounting standards and applicable laws and regulations have been appropriately implemented.

The Audit Committee reviewed the Company’s audited financial statements and discussed them with management and the independent registered public accountants. The Audit Committee also discussed with the independent registered public accountants the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board; has received the written disclosures and the letter from the independent registered public accountants required by the Public Company Accounting Oversight Board regarding the independent registered public accountants’ communications with the Audit Committee concerning independence; and discussed with the independent registered public accountants their independence from the Company and its management. The Audit Committee further considered whether the independent registered public accountants’ provision of non-audit services to the Company is compatible with the auditors’ independence.

The Audit Committee met with the internal and independent registered public accountants, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. In addition, the Audit Committee met with the Executive Chairman, the
Co-Chief Executive Officers, and the Chief Financial Officer of the Company to discuss the processes that they have undertaken to evaluate the accuracy and fair presentation of the Company’s financial statements and the effectiveness of the Company’s system of disclosure controls and procedures.

In reliance on the reviews and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report filed with the Securities and Exchange Commission on Form 10-K for the year ended December 31, 2020.

AUDIT COMMITTEE
Richard H. Klein, Chair Steven R. Hash Michael A. Woronoff

2021 Proxy Statement	110

PROPOSAL 3 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee has appointed Ernst & Young LLP to be the Company’s independent registered public accountants for the year ending December 31, 2021. Ernst & Young LLP has advised the Company that it does not have any direct or indirect financial interest in the Company. Representatives of Ernst & Young LLP are expected to attend the 2021 Annual Meeting and will be given the opportunity to make a statement if they choose to do so. They will also be available to respond to appropriate questions.

Before appointing Ernst & Young LLP, the Audit Committee carefully considered Ernst & Young LLP’s qualifications, including the firm’s performance as independent registered public accountants for the Company in prior years and its reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee also considered whether Ernst & Young LLP’s provision of non-audit services to the Company was compatible with that firm’s independence from the Company.

Stockholders will be asked at the 2021 Annual Meeting to vote upon the ratification of the appointment of Ernst & Young LLP. If the stockholders ratify the appointment, the Audit Committee may still, in its discretion, appoint a different independent registered public accounting firm at any time during the 2021 fiscal year if it concludes that such a change would be in the best interests of the Company. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider, but not necessarily rescind, the appointment of Ernst & Young LLP.

Fees Billed by Independent Registered Public Accountants

The SEC requires disclosure of the fees billed by the Company’s independent registered public accountants for certain services. All audit and non-audit services were preapproved by the Audit Committee. The following table sets forth the aggregate fees billed by Ernst & Young LLP for services related to fiscal years 2020 and 2019:

Description	2020	2019
Audit Fees	$2,361,750	$2,186,500
Audit-Related Fees	—	—
Tax Fees	979,420	951,430
All Other Fees	3,535	2,000
Total	$3,344,705	$3,139,930

Audit fees include amounts billed to the Company related to the audit of the Company’s consolidated financial statements, the review of the Company’s quarterly financial statements, and other services provided in connection with statutory and regulatory filings, including real estate joint ventures. Audit fees for 2020 also include fees related to our (i) issuance of long-term unsecured senior notes payable aggregating $1.7 billion, (ii) sales of Common Stock under forward equity sales agreements, and (iii) sales of Common Stock under our ATM common stock program. Tax fees in 2020 represent tax return preparation and compliance services. All other fees include amounts related to our subscription to Ernst & Young LLP’s technical research database.

Audit fees for 2019 include fees related to our (i) issuance of long-term unsecured senior notes payable aggregating $2.7 billion, (ii) sales of Common Stock under forward equity sales agreements, and (iii) audit procedures related to upgrade implementation and testing of our accounting software. Tax fees in 2019 represent tax return preparation and compliance services. All other fees include amounts related to our subscription to Ernst & Young LLP’s technical research database.

Audit Committee Preapproval Policy

The Audit Committee approves, prior to engagement, all audit and non-audit services provided by Ernst & Young LLP and all fees to be paid for such services. All services are considered and approved on an individual basis. In its preapproval and review of non-audit services, the Audit Committee considers, among other factors, the possible effect of the performance of such services on the auditors’ independence.

Required Vote and Board of Directors’ Recommendation

The affirmative vote of a majority of the votes cast on the matter at the 2021 Annual Meeting will be required to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2021.

The Board of Directors unanimously recommends a vote FOR Proposal 3.

2021 Proxy Statement	111

OTHER INFORMATION

Annual Report on Form 10-K and Financial Statements and Committee and Corporate Governance Materials of the Company

Copies of the Company’s Annual Report filed with the SEC on Form 10-K for the fiscal year ended December 31, 2020, including the Company’s consolidated financial statements and schedules, will be mailed to interested stockholders, without charge, upon written request. Exhibits to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, will be provided upon written request and payment to the Company for the cost of preparing and distributing those materials. Written requests should be sent to Alexandria Real Estate Equities, Inc., 26 North Euclid Avenue, Pasadena, California 91101, Attention: Investor Relations. The current charters of the Board of Directors’ Audit, Compensation, and Nominating & Governance Committees, along with the Company’s Corporate Governance Guidelines and Business Integrity Policy and Procedures for Reporting Non-Compliance (“Business Integrity Policy”), are available on the Company’s website at www.are.com.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to Be Held on Tuesday, May 18, 2021

The Notice of Annual Meeting of Stockholders and Proxy Statement, the form of proxy card, the Company’s 2020 Annual Report to Stockholders, and directions on how to attend the annual meeting and vote in person or by proxy are available at https://investor.are.com/financial-information.

Stockholder Proposals and Director Nominations for the Company’s 2022 Annual Meeting

Stockholder Proposals Under SEC Rule 14a-8

Stockholder proposals that are submitted for possible inclusion in the Company’s Proxy Statement for the Company’s 2022 annual meeting of stockholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, must be received by the Secretary of the Company, in writing, no later than 5:00 p.m. Pacific Time on December 17, 2021, in order to be considered for inclusion in the Company’s proxy materials for that annual meeting. Any proposals received after 5:00 p.m. Pacific Time on December 17, 2021, shall be considered untimely and will not be considered for inclusion in the Company’s proxy materials for the next annual meeting.

Proxy Access

If a stockholder (or a group of up to 20 stockholders) that has owned at least three percent of our shares continuously for at least three years and has complied with the other requirements set forth in in our Bylaws wants us to include director nominees in our proxy statement for the 2022 annual meeting of stockholders, the nominations must be received by the Secretary of the Company and must arrive at the Company in a timely manner, between 120 and 150 days prior to the anniversary of this year’s Proxy Statement, or not earlier than November 17, 2021, and not later than 5:00 p.m. Pacific Time on December 17, 2021.

Advance Notice

In addition, if a stockholder wishes to nominate someone for election as director of the Company or propose business at an annual meeting of stockholders that is not to be included in our proxy statement, the stockholder must comply with the advance notice and other requirements set forth in the Company’s current Bylaws for the nomination or business proposal to be eligible to be presented at an annual meeting. These requirements currently include, in part, the requirement that any such nomination or proposal must, with certain exceptions if the date of the 2022 annual meeting of stockholders is advanced or delayed more than 30 days from the first anniversary of the date of this year’s annual meeting, be submitted to the Secretary of the Company at least 120 days and not more than 150 days prior to the first anniversary of the date of this year’s Proxy Statement, or not earlier than November 17, 2021, and not later than 5:00 p.m. Pacific Time on December 17, 2021.

2021 Proxy Statement	112

OTHER INFORMATION (continued)
Communicating with the Board

The Board of Directors has designated Steven R. Hash, the Lead Director of the Board of Directors, as the contact person for communications between the Company’s stockholders and other interested parties, on the one hand, and the Board of Directors or the independent directors as a group, on the other hand. Stockholders and other parties interested in communicating with the Board of Directors or with the independent directors of the Company may do so by writing to Steven R. Hash, Alexandria Real Estate Equities, Inc., 26 North Euclid Avenue, Pasadena, California 91101.

Other Information

Proxy authorizations submitted via telephone or the Internet must be received by 11:59 p.m. Eastern Time on May 17, 2021. To authorize a proxy via telephone or the Internet, please read the instructions on the enclosed proxy card. Costs associated with electronic access, such as from access providers or telephone companies, will be borne by the stockholder. Submission of a proxy, or a failure to submit a proxy by the above deadline, will not prevent you from voting in person at the 2021 Annual Meeting so long as you are a record holder of shares of Common Stock or bring a “legal proxy” with you for shares owned beneficially by you in street name through a broker or other nominee. Obtaining a legal proxy may take several days.

Other Matters

The Board of Directors does not know of any other matter that will be brought before the annual meeting. However, if any other matter properly comes before the annual meeting, or any postponement or adjournment thereof, which may properly be acted upon, the proxies solicited hereby will be voted on such matter in accordance with the discretion of the proxy holders named in the proxy cards.

By Order of the Board of Directors

Jackie B. Clem General Counsel and Secretary

Pasadena, California
April 16, 2021

2021 Proxy Statement	113

ANNUAL MEETING OF STOCKHOLDERS OF

ALEXANDRIA REAL ESTATE EQUITIES, INC.

May 18, 2021

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/telephone until 11:59 PM ET the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

00033333333030000100 9 051821

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" EACH NOMINEE FOR DIRECTOR, AND "FOR" PROPOSALS 2 AND 3. IF THIS PROXY IS PROPERLY EXECUTED, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN ACCORDANCE WITH THE INSTRUCTIONS MADE BY THE UNDERSIGNED AND, IF NO INSTRUCTION IS MADE BY THE UNDERSIGNED, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST "FOR" ALL NOMINEES FOR DIRECTOR AND "FOR" PROPOSALS 2 AND 3. THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE DISCRETION OF THE PROXY HOLDER(S) ON ANY OTHER MATTER THAT PROPERLY COMES BEFORE THE ANNUAL MEETING OR ANY POSTPONEMENT(S) OR ADJOURNMENT(S) THEREOF.

4. To vote and otherwise represent the undersigned on any other matter that may properly come before the Annual Meeting or any postponement(s) or adjournment(s) thereof in the discretion of the proxy holder.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

CHECK HERE IF YOU PLAN TO ATTEND THE MEETING IN PERSON ☐

Signature of Stockholder ____________ Date: ________ Signature of Stockholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on the records of the Company and date. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation or other entity, please sign the full name of the entity by a duly authorized officer, giving full title as such under the signatures(s). If signer is a partnership, please sign in partnership name by an authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF

ALEXANDRIA REAL ESTATE EQUITIES, INC.

May 18, 2021

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy materials, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

00033333333030000100 9   051821

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" EACH NOMINEE FOR DIRECTOR, AND "FOR" PROPOSALS 2 AND 3. IF THIS PROXY IS PROPERLY EXECUTED, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN ACCORDANCE WITH THE INSTRUCTIONS MADE BY THE UNDERSIGNED AND, IF NO INSTRUCTION IS MADE BY THE UNDERSIGNED, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST "FOR" ALL NOMINEES FOR DIRECTOR AND "FOR" PROPOSALS 2 AND 3. THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE DISCRETION OF THE PROXY HOLDER(S) ON ANY OTHER MATTER THAT PROPERLY COMES BEFORE THE ANNUAL MEETING OR ANY POSTPONEMENT(S) OR ADJOURNMENT(S) THEREOF.

4. To vote and otherwise represent the undersigned on any other matter that may properly come before the Annual Meeting or any postponement(s) or adjournment(s) thereof in the discretion of the proxy holder.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

CHECK HERE IF YOU PLAN TO ATTEND THE MEETING IN PERSON ☐

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on the records of the Company and date. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation or other entity, please sign the full name of the entity by a duly authorized officer, giving full title as such under the signatures(s). If signer is a partnership, please sign in partnership name by an authorized person.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Proxy for Annual Meeting of Stockholders

This Proxy is Solicited on Behalf of the Board of Directors

The stockholder of Alexandria Real Estate Equities, Inc., a Maryland corporation (the “Company”), executing the reverse side of this proxy (the “Stockholder”) hereby appoints Joel S. Marcus and Steven R. Hash, and each of them, as proxies for the Stockholder, with full power of substitution in each of them, to attend the Annual Meeting of Stockholders of the Company to be held on Tuesday, May 18, 2021, at 11:00 a.m. Pacific Time, at 26 North Euclid Avenue, Pasadena, CA 91101, and any postponement(s) or adjournment(s) thereof, to cast on behalf of the Stockholder all votes that the Stockholder is entitled to cast at such meeting and otherwise to represent the Stockholder at the meeting, with the same effect as if the Stockholder were present in person. The Stockholder hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement, which are incorporated herein by reference, and revokes any proxy previously given with respect to such meeting.

(Continued and to be signed on reverse side)

1.1 14475

Alexandria®, the Lighthouse Design® logo, Building the Future of Life-Changing Innovation™, Alexandria Center®, Alexandria Summit®, Alexandria Technology Center®, ARE**SAFE**™, GradLabs™, Labspace®, LaunchLabs®, Science Hotel®, That's What's In Our DNA®, and VCSuites® are trademarks of Alexandria Real Estate Equities, Inc. All other company names, trademarks, and logos referenced herein are the property of their respective owners.

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© 2021 Alexandria Real Estate Equities, Inc.

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